                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         UNIVERSAL SELF CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         PROPOSED CASH PAYMENT: $17,000,000 X 1/50 OF 1%
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:
                           $3,400
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           UNIVERSAL SELF CARE, INC.

                            11585 Farmington Road

                           Livonia, Michigan 48150

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 19, 1998

TO THE STOCKHOLDERS OF

UNIVERSAL SELF CARE, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of Universal Self Care, Inc. (the "Company" or the
"Corporation") will be held at the Holiday Inn Livonia-West, 17123 North Laurel Park Drive, Livonia, Michigan 48152 on January 19, 1998 at 10:00 a.m. local time for the following purposes:

    1.  To elect four directors to hold office until the next Annual Meeting;

    2. To ratify the selection of Feldman Radin & Co., P.C. auditors of the Company for the Fiscal Year ending June 30, 1998;

    3. To authorize the sale of all or substantially all of the assets of the Company to a wholly-owned subsidiary of Gainor Medical Management, LLC (the "Gainor Transaction") pursuant to the terms of the Asset Purchase Agreement, dated November 14, 1997, by and among the Company, Gainor Medical Management, LLC and certain other parties (the "Sale Agreement"); and

    4. To authorize and approve the adoption of the Company's 1997 Stock Option Plan for Non-Employee Directors;

    5. To authorize an amendment to the Company's Certificate of Incorporation to change the name of the Company to Tadeo Holdings, Inc., in accordance with the terms of the Sale Agreement, to be effective only upon the closing of the Sale Agreement identified in Proposal 3, above;

    6. To authorize an amendment to the Company's certificate of incorporation to increase the authorized capital of the company by increasing from 40,000,000 shares of common stock, $0001 par value (the "Common Stock") to 100,000,000 shares the Company's authorized Common Stock; to be effective only upon the closing of the Sale Agreement identified in Proposal 3 above; and

    7. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed December 18, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on December 18, 1997 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       BRIAN BOOKMEIER, PRESIDENT

    WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                           UNIVERSAL SELF CARE, INC.

                             11585 Farmington Road

                           Livonia, Michigan 48150

                               PROXY STATEMENT

                 GENERAL INFORMATION CONCERNING SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Self Care, Inc. (hereinafter referred to as the "Company" or the "Corporation"), for its Annual Meeting of Stockholders (the "Meeting") to be held on January 19, 1998, or any adjournments thereof. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. Copies of this proxy statement and the accompanying form of proxy shall be mailed to the stockholders of the Company on or about December 18, 1997, accompanied by a copy of the Company's Annual Report containing financial statements as of and for the two (2) fiscal years ended June 30, 1997, together with other information respecting the operations of the Company. The principal executive offices of the Company are located at the address indicated above.

    If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Meeting will not revoke a proxy received prior to the Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

    All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefore, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expense in forwarding proxies and proxy soliciting material to their principals.

    Under Delaware statutory law stockholders are estopped from bringing any action against a Delaware Corporation with regard to any matter approved or ratified by stockholders, on which matter adequate information has been provided to stockholders, solely for the reason that an interested director is involved in the transaction. By voting to approve any such matter, however, stockholders are not estopped from taking action against the Company on the basis of other objections or under common law principles, such as fraud.

    At the close of business on December 18, 1997, there were outstanding 9,724,579 shares of Common Stock, 580,000 Shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock (all of which Series A and Series B Preferred Stock is collectively referred to as the "Preferred Stock"), which constituted the voting securities of the Company. Each stockholder is entitled to cast one vote for each share of Common Stock and Preferred Stock, which is present at the Meeting either in person or by proxy. Only holders of record of the outstanding shares of Common Stock at the close of business on December 18, 1997 will be entitled to vote at the Meeting.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No.1-11568) pursuant to the Exchange Act are incorporated herein by reference:

         The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997;

         The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997; and

         The Company's Current Report on Form 8-K filed on July 7, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table identifies each person or entity known to the Company to be the beneficial owner of more than five percent of the Company's common stock on December 18, 1997, each director of the Company, each nominee for director, and all the directors and officers of the Company as a group, and sets forth the number of shares of the Company's common stock beneficially owned by each such person and such group and the percentage of the shares of the Company's outstanding common stock owned by each such person and such group. In all cases, the named person has sole voting power and sole investment power of the securities.


  NAME AND ADDRESS OF    NUMBER OF SHARES OF COMMON   PERCENTAGE OF OUTSTANDING
   BENEFICIAL OWNER      STOCK BENEFICIALLY OWNED(1)     COMMON STOCK OWNED
-----------------------  ---------------------------  -------------------------
H. T. Ardinger                    500,000                       5.1%
9040 Governors Row

  NAME AND ADDRESS OF    NUMBER OF SHARES OF COMMON   PERCENTAGE OF OUTSTANDING
   BENEFICIAL OWNER      STOCK BENEFICIALLY OWNED(1)     COMMON STOCK OWNED
-----------------------  ---------------------------  -------------------------
Dallas, TX 75356

Brian D. Bookmeier                579,148                       5.7%
37119 Muirfield
Livonia, MI 48150 (2)

Edward T. Buchholz                601,358                       5.8%
265 Waterside Drive
Moneta, VA 24124 (3)

Matthew B. Gietzen                577,147                       5.7%
23307 Mystic Street
Novi, MI 48375 (2)

Fred Kassner                    1,951,950                      18.6%
59 Spring Street
Ramsey, NJ 07446 (4)

Alan M. Korby                     574,148                       5.6%
24054 Roma Ridge
Novi, MI 48375 (2)

Steven Leichter, M.D.                 -0-                       -0-
70 Benfield Court
Columbus, GA 31907

James Linesch                     136,000                       1.4%
3401 Walnut Avenue
Manhattan Beach, CA 90266

Robert L. Moody, Jr.              607,560                       6.1%
2302 Post Office Street,
Suite 601
Galveston, TX 77550 (4)

Robert M. Rubin                   613,789                       6.2%
6060 Kings Gate Circle
Delray Beach, FL 33484 (4)

  NAME AND ADDRESS OF    NUMBER OF SHARES OF COMMON   PERCENTAGE OF OUTSTANDING
   BENEFICIAL OWNER      STOCK BENEFICIALLY OWNED(1)     COMMON STOCK OWNED
-----------------------  ---------------------------  -------------------------
Damon D. Testaverde               437,372                       4.4%
580 Oakdale Street
Staten Island, NY 10312(5)

Peter W. Rothberg                  10,000                       *-
c/o Greenberg Traurig
Hoffman Lipoff Rosen &
Quentel
153 East 53rd Street
New York, NY 10022(6)

All officers and directors      2,467,801                       22.1%
as a group (6 persons)(2)(3)

------------------------

*   Less than 1%.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Includes (i) 333,334 shares of Common Stock held by Mr. Korby as well as 166,666 shares of Common Stock issuable to Mr. Korby upon conversion of his 333,333 shares of Series B Preferred Stock, (ii) 338,333 shares of Common Stock held by Mr. Bookmeier as well as 166,667 shares of Common Stock issuable to Mr. Bookmeier upon conversion of his 333,334 shares of Series B Preferred Stock and (iii) 336,334 shares of Common Stock held by Mr. Gietzen as well as 166,667 shares of Common Stock issuable to Mr. Gietzen upon conversion of his 333,333 shares of Series B Preferred Stock. Also includes options to purchase 125,000 shares of Common Stock at $1.35 per share, granted to each of Messrs. Korby, Bookmeier and Gietzen in connection with the waiver of certain cash compensation in 1996. 39,179 of the shares of Common Stock issued to each of Messrs. Korby, Bookmeier and Gietzen (117,537 shares in the aggregate), have been pledged to Barbara Milinko to secure a $325,000 note payable to Ms. Milinko by Messrs. Korby, Bookmeier and Gietzen. Does not include any shares of Series A Preferred Stock held by Messrs. Korby (128,889 shares), Bookmeier (128,889 shares) and Geitzen (128,888 shares), which Series A Preferred Stock vote on a one share for one vote basis along with the Common Stock.

(3) Includes shares underlying options to purchase 350,000 shares of common stock granted to Mr. Buchholz under his Employment Agreement, 175,000 at $1.70 per share and 175,000 at $1.25 per share, options to purchase an aggregate of 175,000 shares of Company Common Stock at $1.25 per share granted in connection with the acquisition of Diabetes Self Care, Inc. and options to purchase an aggregate of 41,667 shares of Company Common Stock at $1.35 per share granted in connection with the waiver of certain cash compensation in 1996.

(4) For Mr. Kassner, includes 642,535 shares of Common Stock underlying the Company's publicly-traded Class A Warrants and 100,000 shares of Common Stock underlying Warrants granted in connection with certain financial accommodations granted by Mr. Kassner related to the release of security interests in Company assets. For Mr. Moody, includes Class A warrants to purchase an aggregate of 307,560 shares of Company Common Stock. For Mr. Rubin, includes the shares underlying 100,000 warrants granted in connection with the waiver of defaults under then existing indebtedness.

(5) Includes options to acquire 150,000 shares of the Company's Common Stock granted under the 1992 Stock Option Plan exercisable at $1.50 per share, and warrants to acquire 50,000 shares of the Company's Common Stock exercisable at $1.00 per share granted in connection with the waiver of defaults under then existing indebtedness.

(6) Includes options to acquire 10,000 shares of the Company's Common Stock granted under the 1992 Stock Option Plan exercisable at $1.50 per share.


                     DIRECTORS, NOMINEES FOR DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

                             OFFICERS AND DIRECTORS

    The executive officers, directors and nominees for director of the Company are as follows:

          NAME                 AGE          POSITION WITH THE COMPANY
-----------------------------  ---   ------------------------------------------
Brian D. Bookmeier              39   President of Universal Self Care, Inc.,
                                     Acting Chief Financial Officer,
                                     Chairman of the Board of Directors and
                                     Nominee for Director

Steven Leichter, M.D.           52   Director

Tod J. Robinson                 36   Vice President-National Sales for Diabetes
                                     Self Care, Inc. (formerly Thriftee Group)

          NAME                 AGE          POSITION WITH THE COMPANY
-----------------------------  ---   ------------------------------------------
Edward T. Buchholz              54   President, Healthcare Management
                                     Solutions, Inc., Vice President Universal
                                     Self Care and Vice Chairman of the Board of Directors

Alan M. Korby                   40   President, Diabetes Self Care, Inc.,
                                     Vice President Universal Self Care, Inc.
                                     and Director

Matthew B. Gietzen              34   Vice President of Fulfillment,
                                     Secretary and Director

James Linesch                   43   Director and Nominee for Director

Damon D. Testaverde             49   Nominee for Director

Peter W. Rothberg               45   Nominee for Director

    Set forth below is a brief background of the officers, directors , nominees for director and key employees of the Company, based on information supplied by them.

    BRIAN D. BOOKMEIER. Mr. Bookmeier has served as President, Chief Executive Officer and a director of the Company since July 1995. From September 1989 until its Merger into the Company Mr. Bookmeier served as Executive Vice President and a Director of Patient Care Services, a home medical equipment supply company that specialized in diabetes management, and the sale of related equipment and supplies. He has been a Director of the American Diabetes Association since June 1995.

    EDWARD T. BUCHHOLZ. Since May 14, 1997 Mr. Buchholz has served as Vice Chairman of the Board. Mr. Buchholz has served as a Vice President and a Director of the Company since February 8, 1994. Since December 16, 1996 Mr. Buchholz has served as President and CEO of the Company's managed care program, "Healthcare Management Solutions, Inc.". Prior to this he served as President of Diabetes Self Care, Inc. Mr. Buchholz started his health care career in 1969 with The Hartford Insurance Company and has held numerous executive positions in the industry over the past 25 years. From October 1985 to December 1989, Mr. Buchholz served as President of Shoney's Va/Md Construction Co., Inc., a commercial builder of restaurants and motels in Virginia, Maryland and Delaware. During that same period he also served as President of Eastern Commercial Real Estate Services, Inc., an insurance consulting firm and developer of commercial property.

    ALAN M. KORBY. Mr. Korby has served as a Vice President and a director of the Company since July 1995. Mr. Korby has also served as President of USC-Michigan, Inc., the Company's wholly-owned subsidiary, since July 1995 and the President of Diabetes Self Care, Inc. Since March 8, 1997. From its founding in November 1987 until its Merger into the Company, Mr. Korby served as President and a Director of Patient Care Services, a home medical equipment supply company that specialized in diabetes management, and the sale of related equipment and supplies.

    MATTHEW B. GIETZEN. Mr. Gietzen has been the Secretary and a director of USC since July 1995. Mr. Gietzen has also served as Vice President of USC-Michigan, Inc., the Company's wholly-owned subsidiary, since July 1995. From January 1988 until its Merger into the Company, Mr. Gietzen served as Executive Vice President and a Director of PCS Management, Inc., a home medical equipment supply company that specialized in diabetes management, and the sale of related equipment and supplies.

    TOD J. ROBINSON. Mr. Robinson has served with the Company since April 1996, as the National Vice President of Sales for Diabetes Self Care, Inc. From October 1989 to April 1996, Mr. Robinson held a variety of positions with Home Diagnostics, Inc. (HDI), a medical device manufacturer that specializes in diabetes testing equipment, serving as the Director of New Business Development, National Accounts Manager and finally Sales Manager. From September 1986 to October 1989, Mr. Robinson was Sales Manager and Product Manager for Friden Alcatel in its business products division.

    STEVEN LEICHTER, M.D.. Since February 1997, Dr. Leichter has served as a Director of the Company. Dr. Leichter has been on the faculty at University of California, Davis, from 1976 to 1977, the University of Kentucky from 1977 to 1988, and Eastern Virginia Medical School from 1988 to 1995, where he was Professor of Internal Medicine. In 1995, he moved to Columbus, Georgia to join Dr. Garry August in an endocrinology practice. He is also Co-Director of the West Georgia Center for Metabolic Disorders and President of the Columbus Metabolic Foundation. Dr. Leichter has more than 60 published scientific papers and book chapters. His most recent paper was published in Diabetes Care in September, 1995. He has been a consultant to the World Health Organization and chaired the Committee that wrote the International Plan for Diabetes of the United Nations. He is currently a consultant to 5 national corporations in diabetes, and is on the editorial review for the Archives of Internal Medicine, a journal of the American Medical Association.

    JAMES LINESCH. Since February 1997, Mr. Linesch has served as a Director of the Company. Mr. Linesch is currently the President, Chief Executive Officer and Chief Financial Officer of CompuMed, a public computer company involved with computer assisted diagnosis of medical conditions, which he joined in April 1996 as Vice President and Chief Financial Officer. Mr. Linesch served as a Vice President, Chief Financial Officer and Controller of the Company from August 1991 to April 1996. From may 1988 to August 1991, Mr. Linesch served as the Chief Financial Officer of Science Dynamics Corp., a corporation involved in the development of computer software.

    DAMON D. TESTAVERDE. Mr. Testaverde was President, Chief Executive Officer and a director of the Company from May 1991 through February 1997. Mr. Testaverde has also served as the President and principal stockholder of a R.H. Damon & Company, Inc., a former full service securities broker-dealer which ceased operations in March 1991. From 1986 to 1989, and from March 1991 to March 1994, Mr. Testaverde served as Senior Vice President of F.N. Wolf & Co., Inc., a full service securities broker-dealer. Since March 1994, Mr. Testaverde has been a registered representative with Network One Financial Services, Inc., a full service securities broker-dealer. Mr. Testaverde does not devote his full time and efforts to his duties at Network One Financial Services, Inc.

    Mr. Testaverde is a former director of American Complex Care, Incorporated, a company that provided home healthcare infusion therapies and distributed Medicare Part B products. In April 1995, American Complex Care Incorporated's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings.

    PETER W. ROTHBERG. Mr. Rothberg has practiced law in private practice for more than the last 18 years, and has represented the Company since its 1992 initial public offering. Since February 1996 he has been Counsel to Greenberg Traurig Hoffman Lipoff Rosen & Quentel, New York, New York, the Company's outside general counsel. Prior thereto, from June 1993 to January 1996, he was a member of Solomon, Weiss & Moskowitz, P.C., and prior thereto he was a member of Fink Weinberger P.C., both of which firms were located in New York, New York.

    Directors of the Company, including management directors, each receive annual directors' fees of $25,000 for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance.

Compliance with Section 16(a) Of the Exchange Act.

    To the knowledge of the Company, no officers, directors, beneficial owners of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, which ended June 30, 1997.

      (The remainder of this page has been intentionally left blank)

                             EXECUTIVE COMPENSATION

    The following table sets forth the amount of all compensation paid by the Company for services rendered during each of 1995, 1996, and 1997 to the person serving as the Company's Chief Executive Officer at any time during such periods and to each of the three (3) highest paid Company current executive officers whose total salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                          ------------------------------
                                                     ANNUAL COMPENSATION                              AWARDS
                                      --------------------------------------------------  ------------------------------
                                                                               OTHER        RESTRICTED
              NAME AND                                                        ANNUAL           STOCK         OPTIONS/
             PRINCIPAL                  YEAR      SALARY        BONUS      COMPENSATION       AWARDS          SARS(#)
------------------------------------  ---------  ---------     ------      -------------  ---------------  -------------
Brian Bookmeier President and Chief        1995  $  38,834        0          $   3,250        $   0           $   0
  Executive Office and Director            1996  $ 179,306        0          $  15,000        $   0           $   0
                                           1997  $  51,408        0          $  18,000        $   0           $   0

Edward T. Buchholz President               1995  $  94,808        0          $   7,800        $   0           $   0
  Healthcare Management Solution,          1996  $ 163,900        0          $  13,320        $   0           $   0
  Inc. and Director                        1997  $ 147,321        0          $   6,610        $   0           $   0

Tod J. Robinson V.P. of National                                                              $   0
  Sales for Diabetes Self Care, Inc.       1995          0        0                  0        $   0           $   0
                                           1996  $  26,962        0          $   1,500        $               $   0
                                           1997  $ 122,879        0          $   6,000        $   0           $   0


                                         PAYOUTS
              NAME AND                    LTIP           ALL OTHER
             PRINCIPAL                   PAYOUTS       COMPENSATION
------------------------------------  -------------  -----------------
Brian Bookmeier President and Chief        $   0            $   0
  Executive Office and Director            $   0            $   0
                                           $   0            $   0

Edward T. Buchholz President               $   0            $   0
  Healthcare Management Solution,          $   0            $   0
  Inc. and Director                        $   0            $   0

Tod J. Robinson V.P. of National
  Sales for Diabetes Self Care, Inc.       $   0            $   0
                                           $   0            $   0
                                           $   0            $   0

    Officers and key employees of the Company receive employment benefits (e.g., health insurance, automobile allowances) other than cash compensation and interests in the Company's employee stock option plan in amounts that are not required to be separately reported .

                            STOCK OPTION GRANTS

    The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to each of the executive officers named in the Summery Compensation Table.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                               NUMBER OF
                                              SECURITIES     PERCENT OF TOTAL
                                              UNDERLYING        OPTIONS/SAR
                                             OPTIONS/SARS    GRANTED IN FISCAL   EXERCISE OR BASE       EXPIRATION
                   NAME                       GRANTED (#)          YEAR             PRICE($/SH)            DATE
                    (A)                           (B)               (C)                 (D)                (E)
-------------------------------------------  -------------  -------------------  -----------------  ------------------
Edward T. Buchholz.........................      175,000               100%          $    1.70      December, 2006

    The following table sets forth information concerning the number of unexercised options, and the value of such unexercised options, for each of the executive officers named in the Summary Compensation Table.

                        AGGREGATED OPTION/SAR EXERCISED
                         IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                                                                                                               VALUE OF
                                                                                              NUMBER OF       UNEXERCISED
                                                                                             UNEXERCISED     IN-THE-MONEY
                                                   SHARES ACQUIRED       VALUE REALIZED     OPTIONS/SARS     OPTIONS/SARS
                     NAME                          ON EXERCISE (#)             ($)          AT FY-END(#)     AT FY-END($)
                     (A)                                 (B)                   (C)               (D)              (E)
----------------------------------------------  ---------------------  -------------------  -------------  -----------------
                                                                                            EXERCISABLE/     EXERCISABLE/
                                                                                            UNEXECISABLE     UNEXERCISABLE
Brian D. Bookmeier                                            0                     0          125,000/0   $     187,500

Edward T. Buchholz                                                                                         $     58,334/0
                                                              0                     0           41,667/0   $ 187,500/$75,000
                                                              0                     0       125,000/50,000          0
                                                              0                     0           350,000    $     367,500

Tod J. Robinson                                               0                     0           30,000/0   $  18,750/$18,750

EMPLOYMENT AND CONSULTING AGREEMENTS

    Mr. Edward Buchholz entered into a three year contract on December 16, 1996, effective on January 1, 1997, employment the term of which ends on December 31, 1999. Mr. Buchholz's is the President and Chief Executive Officer of Healthcare Management Solution, Inc., a subsidiary of the Company. Mr. Buchholz's employment agreement provides him with an annual base salary of $ 150,000. In connection with his employment agreement, Mr. Buchholz was granted options to acquire 175,000 shares of common stock at an exercise price of $1.70 per share (fair market value on the date of grant), vested on the date of grant. Upon consummation of the Gainor Transaction, Mr. Buchholz's employment by the Company and his employment agreement will terminate and the Company will negotiate a severance arrangement with Mr. Buchholz with respect to such employment termination.

    In connection with consummation of the 1995 merger of the Company with Patient Care Services, Inc. (the "PCS Merger"), the Company entered into separate employment agreements expiring June 30, 2000 with each of Messrs. Alan Korby, Brian Bookmeier and Matthew B. Gietzen. Under the terms of such agreements, each of Messrs. Korby, Bookmeier and Gietzen serve as the Vice President, President and Chief Executive Officer, and Vice President, respectively, of the Company. Under such employment agreements, they each receive a base salary of $150,000 per annum, plus customary fringe benefits, including medical insurance and the use of an automobile paid for by the Company, the aggregate value of which fringe benefits to each such person is estimated at no more than $18,000.

    On April 25, 1996, each of Messrs. Bookmeier, Korby and Gietzen agreed to waive the payment of installments of their annual compensation from the Company during the annual period commencing May 1, 1996, in the aggregate amount of $150,000 for each such person, and Mr. Buchholz agreed to waive the payment of installments of his annual compensation from the Company during the annual period commencing May 1, 1996 in the aggregate amount of $50,000. In consideration for such waiver of compensation, each of Messrs. Bookmeier, Korby and Gietzen was granted a five-year non-qualified stock option to acquire 125,000 shares of Company Common Stock at an exercise price of $1.35 per share and Mr. Buchholz was granted a five-year non-qualified stock options to acquire 41,667 shares of Company Common Stock at an exercise price of $1.35 per share. All of the options granted to Messrs. Bookmeier, Korby, Gietzen and Buchholz vested in full on May 1, 1996. The closing sale price for a share of Common Stock on April 25, 1996, as reported by Nasdaq, was $2-5/8. On May 1, 1997, each of Messrs. Bookmeier, Korby and Gietzen again began to receive full annual compensation under their employment agreement.

    In March 1996, Mr. Tod Robinson entered into a two-year employment agreement with Diabetes Self Care, Inc., a wholly-owned subsidiary of the Company. Under such agreement, Mr. Robinson is to serve as the National Vice President-Sales for Diabetes Self Care, having responsibility for marketing and sales efforts throughout the United States for such company. Mr. Robinson's employment base salary is $95,000 per annum. He has the opportunity to earn a Performance Bonus of up to $1,000 based upon achieving performance goals to be identified by the Company's management, as well as a Commission of $1,000 for each executed managed care contract covering more than 10,000 lives which he originates. Mr. Robinson's employment contract also provides for certain profit participation, pursuant to which he will earn .5% of the net after-tax profits of Diabetes Self Care for each fiscal year (and prorations thereof) during the term of the employment agreement. In the event that such net after-tax profits exceed $500,000 for any fiscal year, the profit participation shall be increased by $10,000. Mr. Robinson may also receive additional discretionary bonuses, and customary fringe benefits. On March 10, 1996, in connection with commencing his employment, Mr. Robinson was granted options to acquire 30,000 shares of the Company's common stock at an exercise price of $1.50 per share. The closing sale price for a share of common stock on March 8, 1996 (the last business day before the date of such agreement), as reported by Nasdaq, was $2-15/16. Whether or not Mr. Robinson will be employed by Gainor following consummation of the Gainor Transaction, under the terms of such transaction all obligations under Mr. Robinson's employment agreement will be assigned to the Company.

                              CERTAIN TRANSACTIONS

    As of June 30, 1994, the Company had made advances to Edward Buchholz, then President of Diabetes Self Care, Inc., in the amount of $14,929. Payments on this receivable were made in amounts equivalent to 50% of Mr. Buchholz's sales commissions. As of October 22, 1997, the balance of this loan due the Company was approximately $6,347.

    Under the terms of the PCS Merger Agreement, each of Messrs. Robert M. Rubin, and Damon Testaverde, agreed to vote all of the shares of Company Common Stock to be owned by them following the PCS Merger for so long as each of such person(s) shall continue to hold not less than 73% of the percentage of the outstanding shares of Company Common Stock issued to him upon consummation of the PCS Merger, for the election of each of Messrs. Korby, Bookmeier and Gietzen to the Board of Directors of the Company. In addition, any additional nominees to the Company's Board of Directors must be acceptable to Messrs. Rubin and Testaverde and to a majority of Messrs. Korby, Bookmeier and Gietzen to the extent that such persons meet the share ownership criterion set forth above.

    In April 1996, Fred Kassner exchanged $776,482 of indebtedness in consideration for: the exercise of 450,000 Warrants at an exercise price of $1.00 per share to acquire 450,000 shares of common stock; and the exercise of 217,655 Class B Warrants at an exercise price of $1.50 per share, to acquire 217,655 shares of common stock and the acquisition of 217,655 Class A Warrants.

    In June 1997, the Company converted an aggregate of $2,018,829 of Company indebtedness held by Messrs, H.T. Ardinger and Fred Kassner, principal stockholders of the Company, into shares of Common Stock. The Company had previously issued a $500,000 principal note, accruing interest at 10% per annum and maturing on February 21, 1998, to Mr. Ardinger. Mr. Ardinger was paid $71,156.54 in cash with respect to accrued interest on this note, and the $500,000 of unpaid principal was converted by Mr. Ardinger into 250,000 shares of common stock at $2.00 per share. The Company had previously issued a $1,473,518 principal note to Mr. Kassner, accruing interest at a rate of prime plus 2% and maturing on July 14, 1997. The aggregate of $1,518,829 of accrued interest and unpaid principal was converted by Mr. Kassner into 759,415 shares of Common Stock at $2.00 per share. The total amount of indebtedness converted to Common Stock by Messrs. Ardinger and Kassner was $2,018,829, and 1,009,415 shares of Common Stock were issued. In June 1997, the Company also completed an additional private placement of 250,000 shares of Common Stock at $2.00 per share, paid in cash, to Mr. Ardinger. All of such shares received by Messrs. Kassner and Ardinger are subject to "piggyback" registration rights granted by the Company.

    Mr. Testaverde, through Network 1 Financial Services, Inc., acted as a financial adviser to the Company in connection with the debt conversion, as well as in connection with the June 1997 private placement to Mr. Ardinger and the Company's May 1997 private placement to accredited investors of 500,000 shares of Common Stock at $2.00 per share. For such activities in connection with structuring and obtaining investors for the May and June 1997 private placements and debt conversions, Mr. Testaverde, as the designee of Network 1 Financial Services, Inc., received 75,458 shares of Common Stock and a cash payment of $100,000 from the Company.

    See "Employment and Consulting Agreements." on page __.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the next succeeding table as nominees for directors of the Company; (b) for the proposal to authorize the appointment of Feldman Radin & Co., P.C. as the Company's auditors for the current fiscal year ending June 30, 1998; (c) for the proposal to authorize the sale of all or substantially all of the assets of the Company to a wholly-owned subsidiary of Gainor Medical Management, LLC in accordance with the terms of the Sale Agreement; (d) for the proposal to authorize and ratify the 1997 Non-employee Director Stock Option Plan; (e) for the proposal to authorize an amendment to the Company's Certificate of Incorporation to change the name of the Company to Tadeo Holdings, Inc., in accordance with the terms of the Sale Agreement, to be effective only upon the closing of the Sale Agreement identified in Proposal (c ), above; (f) for the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized capital by increasing the authorized number of shares of Common Stock of the Company from 40,000,000 shares of Common Stock, $.0001 par value, to 100,000,000 shares of Common Stock, $.0001 par value, to be effective only upon the closing of the Sale Agreement identified in Proposal
(c) above, and (g) in connection with the transaction of such other business that may be brought before the Annual Meeting, in accordance with the judgment of the persons voting the proxy.

I. Election of Directors

    NOMINEES

    At the Meeting four directors are to be elected, each to hold office until the next Annual Meeting of Stockholders or until his or her successor shall be elected and shall qualify. The names of the nominees for elections as directors, now serve as directors of the Company, and certain information furnished to the Company by such nominees with respect to them, as of December 18, 1997, are set forth below. Unless authority to vote for one or more nominees is withheld, it is intended that share represented by proxies in the accompanying form will be voted for the election of the following nominees. With respect to any such nominee who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.

                                                                                                                    PRINCIPAL
                                                                                                                   OCCUPATION
                                                                                                                   DURING LAST
NAME                                                                                 AGE      DIRECTOR SINCE       FIVE YEARS
-------------------------------------------------------------------------------      ---      ---------------  -------------------
Brian D. Bookmeier.............................................................          39           1995                  *
James Linesch..................................................................          43           1997                  *
Damon D. Testaverde............................................................          49                                 *
Peter W. Rothberg..............................................................          45                                 *

------------------------

* See "Directors, Nominees for Director and Executive Officers of the Company" on pages __ through __.

    COMMITTEES AND MEETINGS OF THE BOARD

    At present the Board of Directors has three committees, the Audit, Compensation and Stock Option Committees which consist of the following individuals, respectively: Messrs. Brian D. Bookmeier, James Linesch, and Steven Leichter (Audit); Edward Buchholz, Brian D. Bookmeier (Compensation); and Brian
D. Bookmeier, Alan M. Korby (Stock Option). During the fiscal year ended June 30, 1997, the Board of Directors met eight times, including four action taken by unanimous written consent of the directors. The Audit, Compensation and Stock Option Committees did not meet, but rather conducted their operations through meetings of the full Board of Directors. All of the nominated directors who served as directors during the fiscal year ended June 30, 1997 attended more than 75% of all the meetings of the Board held during their tenure during such year. See "Directors, Nominees for Director and Executive Officers of the Company" at page __ above for information concerning fees payable to directors.

II. Ratification of Appointment of Independent Auditors for the Fiscal Year Ending June 30, 1998

    At the Meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Feldman Radin & Co., P.C., independent certified public accountants, as the independent auditors of the Company for the fiscal year ending June 30, 1998. Feldman Radin & Co., P.C. has no interest in or any relationship with the Company except as its auditors.

    Management believes the appointment to be in the best interest of the Company and recommends that it be ratified.

    III. Authorization of the Sale of all or Substantially all of the Assets of the Company to the Wholly-Owned Subsidiary of Gainor Medical Management, LLC.

    At the Annual Meeting a vote will be taken on a proposal to authorize the sale of all or substantially all of the assets of the Company to a wholly-owned subsidiary of Gainor Medical Management, LLC. The terms of such sale are discussed below.

    Pursuant to the terms of an Asset Purchase Agreement, dated as of November 14, 1997, as amended by the First Amendment (the "First Amendment") dated as of November 24, 1997 (collectively, the "Sale Agreement"), by and among Gainor Medical Management, LLC, a Georgia limited liability company, ("Gainor"), as Buyer, and the Company and each of its Clinishare Diabetes Centers, Inc., Physician's Support Services, Inc., USC-Michigan, Inc., Diabetes Self Care, Inc., PCS, Inc.-West and USCI Healthcare Management Solutions, Inc. subsidiaries (collectively, the "Seller"), as Seller, and certain shareholders of the Company--Messrs. Brian D. Bookmeier, Alan M. Korby, Matthew B. Gietzen and Edward Buchholz (the "Shareholders"), the Seller agreed to sell all or substantially all of the assets of the Seller (the "Business"), subject to the assumption of certain limited liabilities of the Business, to a subsidiary of Gainor newly-formed for the purpose of acquiring the Business (the "Gainor Transaction"). A copy of the Sale Agreement is annexed hereto as Exhibit A. The assets acquired by Gainor will include all of the outstanding capital stock of the Company's Diabetes Self Care, Inc. ("Diabetes") and USCI Healthcare Management Solutions, Inc.("Healthcare") subsidiaries (collectively, the "Purchased Companies") and substantially all of the assets (the "Purchased Assets") of the other subsidiaries identified above (the "Selling Subsidiaries"). Gainor's principal place of business is located at 2205 Highway 42 North, McDonough, Georgia 30252-0353; telephone number (770) 474-0474. Gainor is a leading supplier of lancets used in daily blood sampling by persons suffering from diabetes, as well as a supplier of other micro-sampling devices, and is a principal vendor of lancets to the Company. Certain financial information with respect to Gainor is included below.

                         Gainor Medical Management LLC
                   Summary of Selected Financial Information

                                                                              UNAUDITED                 AUDITED
                                                                        AS OF OCTOBER 31, 1997   AS OF DECEMBER 31, 1996
                                                                        ----------------------   -----------------------
Balance Sheet

Cash and Cash Equivalents.............................................         5,085,000                 930,000
Current Assets........................................................        17,351,000               8,095,000
Total Assets..........................................................        20,354,000               9,488,000
Current Liabilities...................................................        11,054,000               9,629,000
Long-Term Debt........................................................           565,000                 931,000
Deferred Revenue-Long Term............................................           425,000                  94,000
Member's Capital......................................................         8,310,000              (1,166,000)

                                                                           UNAUDITED                  AUDITED
                                                                       TEN MONTHS ENDED         TWELVE MONTHS ENDED
                                                                          OCTOBER 31,               DECEMBER 31,
                                                                             1997                       1996
                                                                    -----------------------     ------------------------
Income Statement

Revenues...........................................................         34,380,000                25,939,000
Operating Income...................................................          4,937,000                 1,577,000
Net Income*........................................................          4,471,000                   199,000
Depreciation and Amortization......................................            644,000                   434,000

--------------

* Stated on a pre-tax basis because a limited liability company is not subject to federal or state income tax at the entity level.

    Since October 31, 1997, the Company has purchased product from Gainor for which it is currently obligated to pay a balance of approximately $1,920,000 on credit terms, and the Company granted to Gainor a security interest in the inventory purchased.

    Under the terms of the Sale Agreement, the Company and Gainor agreed that as a condition to their respective obligations to close the Gainor Transaction (the "Closing"), the Company would obtain approval and authorization for the Gainor Transaction and the other transactions contemplated by the Sale Agreement at a duly called meeting of Company stockholders.

    FAILURE OF COMPANY STOCKHOLDERS TO AUTHORIZE THE GAINOR TRANSACTION AND THE OTHER TRANSACTIONS CONTEMPLATED THEREIN WILL PREVENT THE EFFECTIVENESS AND PROHIBIT THE CLOSING OF ANY OF THE GAINOR TRANSACTION AND THE TRANSACTIONS CONTEMPLATED THEREBY, NONE OF WHICH HAVE BEEN CONSUMMATED. THE SHAREHOLDERS AND MR. DAMON D. TESTAVERDE, A NOMINEE FOR ELECTION TO THE BOARD OF

DIRECTORS, HAVE AGREED TO VOTE IN FAVOR OF AUTHORIZING THE GAINOR TRANSACTION PURSUANT TO THE TERMS OF THE SALE AGREEMENT. THE SHAREHOLDERS AND MR. TESTAVERDE, COLLECTIVELY, HOLD SECURITIES GIVING THEM THE RIGHT TO CAST 2,302,730 VOTES IN FAVOR OF THE GAINOR TRANSACTION (APPROXIMATELY 22% OF THE VOTES WHICH MAY BE CAST AT THE MEETING).

    RECENT DEVELOPMENTS

    On December 16, 1997 the First Amendment was executed. Negotiation of the First Amendment resulted from Gainor's appraisal of the Company's future operations and its past operating performance for the first five months of the Company's current fiscal year ended November 30, 1997, which past performance was below that internally projected by the Company owing in part to a decline in referrals of potential customers, computer-generated problems in delivering recent Medicare billings and other revenue reductions during the last several months. The First Amendment reduced the purchase price for the assets from $37,000,000 to $34,000,000 (the "Purchase Price"), eliminated upward adjustments to the Purchase Price based upon the value of the Company's inventory and net tangible assets at closing, and reduced the portion of the Purchase Price paid in the form of a convertible subordinated note from $20,000,000 to $17,000,000. Pursuant to the First Amendment, in addition to offsets for customary indemnifications under the Sale Agreement, the principal of the Note is subject to reduction in the event that (i) Gainor does not achieve Post Closing Revenue (as hereinafter defined) during calendar 1998 at a level that is reduced in the First Amendment, and (ii) Gainor is not able to collect at least $6,000,000 from the accounts receivable sold to Gainor as part of the Transaction during the one-year period succeeding the closing (which collection level was increased from $5,000,000 in the First Amendment).

    THE TRANSACTION

    The purchase price for the Business (the "Purchase Price") is a maximum of approximately $34,000,000. Approximately $17,000,000 will paid to the Company in cash at closing, subject to certain adjustments for the cash of the Purchased Companies and certain liabilities assumed based upon a preliminary assessment at closing (the "Net Asset Value"). Management anticipates that such adjustments, based on the Company's September 30, 1997 balance sheet, will reduce the cash portion of the purchase price to approximately $10,500,000. Seventeen Million ($17,000,000) dollars of the Purchase Price will be paid by delivery of a minimum 60-month, maximum 72-month (subject to earlier prepayment), interest bearing convertible subordinated promissory note (7% through December 31, 1998 and 8% thereafter) made payable to the order of the Company by Gainor, with interest paid currently on a quarterly basis and all principal paid at maturity (the "Note"). On or before February 1, 1999, Gainor will deliver to the Company a statement showing its revenue from operation of Diabetes during calendar 1998 (the "Post Closing Revenue"), and principal of the Note will be adjusted to equal the lesser of 75% of the Post Closing Revenue or $17,000,000. The Company's applicable revenue for the fiscal year ended June 30, 1997 (substantially all of which was related to the operations of Diabetes) was approximately $33,500,000, and 75% of such revenue would equal $25,125,000, an amount which is $8,125,000 greater than the required $17,000,000 minimum Post Closing Revenue for Diabetes in calendar 1998. MANAGEMENT DOES NOT ANTICIPATE THAT THE NOTE WILL BE ADJUSTED TO REFLECT POST CLOSING REVENUE BELOW $17,000,000. In addition, principal of the Note will be further adjusted (i) within four months following the closing, either up or down, based upon a final determination of the audited Net Asset Value at closing (the "Final Net Asset Value") and (ii) 12 months following the closing, downward by the amount that Gainor's collections of the trade account receivables shown on the Company's balance sheet at closing are less than $6,000,000. On
September 30, 1997, the Company's net trade account receivables exceeded $8,500,000. MANAGEMENT ANTICIPATES THAT FOLLOWING THE CLOSING GAINOR WILL COLLECT MORE THAN $6,000,000 OF THE COMPANY'S NET TRADE ACCOUNTS RECEIVABLE.

    The Company will be required to pay in full approximately $4,500,000 of its outstanding indebtedness, out of the cash portion of the purchase price, as necessary to release existing liens against the assets to be transferred to Gainor under the Sale Agreement. In addition, as a condition to Gainor's obligation to consummate the Gainor Transaction, the Company must pay its remaining liability for unpaid sales taxes that is owed to the State of California (an obligation that is reserved against in the Company's financial statements), which equaled approximately $441,000 on November 30, 1997 and which must be reduced by approximately $63,000 on the last day of each succeeding month thereafter.

    The Note is fully subordinated to all Senior Indebtedness of Gainor, which is defined as principal and accrued and unpaid interest on all Gainor financing obtained specifically to consummate the Gainor Transaction, as well as all other Gainor indebtedness for borrowed money from institutional lenders or from any existing Gainor equity holder. The Note may be prepaid in whole or in part at any time without penalty or premium. In the event that Gainor registers the sale of any of its equity securities for its own account in a firm commitment underwriting the proposed gross proceeds of which are at least $25,000,000, the Company may elect to convert the Note, in whole or in part, into the type of Gainor equity securities that are offered in the underwritten offering. In the event that the proposed gross offering proceeds are less than $25,000,000, however, Gainor and the underwriter of the proposed Gainor offering may limit the amount outstanding under the Note that can be so converted. The number of Gainor securities to be issued upon conversion (the "Conversion Shares") shall be determined by dividing the aggregate outstanding dollar amount to be converted by the per share offering price of the equity securities actually sold in the underwritten offering. The Company will be granted "piggyback" registration rights, exercisable on two occasions, to include its Conversion Shares in an underwritten offering by Gainor , subject to the Company's entering into an underwriting agreement on customary terms and conditions with the underwriter selected by Gainor for its own offering (which terms may include the underwriter's authority to limit the number of shares which may be offered by the Company in such underwritten offering).

    If prior to the third anniversary of the closing of the Gainor Transaction (the "Third Anniversary") the Company elects to convert an amount outstanding under the Note such that outstanding principal would fall below $10,000,000, or if any conversion at any time would result in outstanding Note principal falling below the aggregate amount of all outstanding, unpaid and unresolved claims for indemnification under the Sale Agreement (the "Claim Amount"), then a number of the Conversion Shares shall be pledged to Gainor to secure the Company's indemnification obligations under the Sale Agreement. The pledge shall operate such that the aggregate of the amount of remaining Note principal and the value of the Conversion Shares pledged shall equal the greater of $10,000,000 or the Claim Amount, if conversion occurs prior to the Third Anniversary; if conversion occurs after the Third Anniversary, then the number of shares pledged shall have a value equal to the Claim Amount.

    At the Closing, Healthcare and Edward Buchholz, a member of the Company's Board of Directors and the Company's Executive Vice President, will enter into a 3-year Employment Agreement pursuant to which Mr. Buchholz will act as President of Healthcare. Mr. Buchholz's compensation under such Employment Agreement will be $150,000 per year, plus an annual bonus equal to a maximum of $35,000 per year based upon Mr. Buchholz meeting certain performance criteria set by Healthcare's board of directors. Mr. Buchholz will also receive. customary employment benefits available to other Gainor executives (e.g., medical, dental , disability and life insurance coverage). Mr. Buchholz's current employment agreement with the Company provides a base salary of $150,000 per year, a discretionary bonus, a maximum $1,000 per month car allowance, a $350,000 life insurance policy and other customary employment benefits. Each of the Company and the Shareholders will enter into a 5-year
Non-

Competition Agreement pursuant to which the Company and such Shareholders will be prohibited from competing with Gainor in its operation of the Business and the existing Gainor business at the time of consummating the Gainor Transaction. Following consummation of the Gainor Transaction all obligations under Mr. Robinson's employment agreement with Diabetes will be assigned to the Company.

    At the time that it negotiated the Purchase Price for the Gainor Transaction, although the Company was actively soliciting the sale of the Business, it was not aware of any other potential purchasers of the Business. Due to the fact that the Purchase Price offered by Gainor was believed to be quite favorable to the Company and its stockholders, the Company did not actively solicit additional potential purchasers for the Business following its receipt of Gainor's proposal. The Company did not seek the report or opinion of any outside party to help in establishing or negotiating the amount of consideration to be received by the Company for sale of the Business in the Gainor Transaction. As a condition to consummation of its purchase, however, the Company sought and obtained an independent opinion to confirm that the previously established and negotiated purchase price was fair to the Company and its stockholders. Such independent opinion was not used to establish the Purchase Price for the business negotiated with Gainor, but merely confirmed the fairness of such consideration.

    In the event that the Gainor Transaction does not close for any reason not attributable to Gainor, and prior to November 14, 1998 either (i) a person other than a Shareholder gains control of more than 15% of the issued and outstanding stock of the Company with the assistance or approval of the Company, its management, members of its Board of Directors or any Shareholder, (ii) the Company merges or effects any other business combination with any person the result of which is that the stockholders of the Company prior to such transaction own less than 80% of the resulting entity, or (iii) the Company sells or leases or otherwise transfers all or 30% or more of its assets taken as a whole to any person, then in such event the Company shall pay to Gainor the sum of $2,000,000 upon the consummation of such transaction.

OPINION OF FINANCIAL ADVISOR

    Valuemetrics, Inc. has acted as a financial advisor to the Company in connection with the Gainor Transaction and has assisted the Board of Directors in its examination of the fairness, from a financial point of view, of the Purchase Price, as hereinafter defined, to be paid to the Company and the Selling Subsidiaries for the Purchased Companies and Purchased Assets. Pursuant to the terms of the Agreement, at the Closing (as defined therein), the Company and the Selling Subsidiaries will receive the Purchase Price.

    On December 16, 1997, Valuemetrics rendered its oral opinion to the Board of Directors that, as of the date of such opinion, the Purchase Price was fair, from a financial point of view, to the Company and the Selling Subsidiaries. Valuemetrics subsequently rendered a written opinion confirming its earlier oral opinion that, as of December 16, 1997, the Purchase Price is fair, from a financial point of view, to the Company and the Selling Subsidiaries.

    Valuemetrics' opinion is for the benefit and use of the Board of Directors of Universal Self Care, Inc. in its consideration of the Gainor Transaction. The opinion does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of Universal Self Care, Inc. to proceed with or effect the Transaction. Furthermore, the opinion does not constitute a recommendation by Valuemetrics to any stockholder to vote in favor of the Gainor Transaction. The summary of the opinion of Valuemetrics set forth herein is qualified in its entirety by reference to the full text of such opinion, which is annexed hereto as Exhibit B.

    FACTORS CONSIDERED. In connection with rendering its oral opinion to the Board of Directors on December 16, 1997, Valuemetrics performed a variety of financial analyses and considered the following material factors: (i) the Company's business and operations and the industry in which the Company operates; (ii) the Company's historical operating results and budget; (iii) the Purchase Price proposed to be paid in connection with the proposed transaction; (iv) the current tangible book value of the Company; (v) the stock price performance of the Company; (vi) the Purchase Price compared to the value implied by the publicly quoted stock price of Universal Self Care, Inc. and by other companies in comparable transactions; and (vii) the recent deterioration in the Company's operating performance. Based upon such analyses and factors, Valuemetrics concluded that the Purchase Price is fair, from a financial point of view, to the Company and the Selling Subsidiaries. The summary set forth below does not purport to be a complete description of the analyses performed by Valuemetrics in this regard.

    The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Valuemetrics did not attribute any particular weight to any one analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor.

    Accordingly, Valuemetrics believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Valuemetrics made numerous assumptions with respect to Universal Self Care, Inc. and Gainor, industry outlook, general business, economic market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

    UNIVERSAL SELF CARE DUE DILIGENCE AND ANALYSIS. Valuemetrics reviewed certain financial and other information of the Company that was publicly available, including SEC filings. In conducting its due diligence of the Company, Valuemetrics reviewed a number of documents, including, but not limited to:

(i) Monthly consolidated budget of Universal Self Care, Inc. and Subsidiaries for the fiscal year ending June 30, 1998 (the "Budget");

(ii)   Forms 8-K filed on September 9, 1996 and July 7, 1997;

(iii)  Prospectus of Universal Self Care, Inc. dated December 10, 1992;

(iv) Form S-3 Registration Statement and Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-3 Registration Statement filed on July 11, 1997;

(v) Certificate of Incorporation of Universal Self Care, Inc. and all amendments thereto;

(vi) Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series A Redeemable Preferred Stock;

(vii) Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock;

(viii) Certificate of Correction to Correct a Certain Error in the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock;

(ix)   Universal Self Care, Inc. 1992 Employee Stock Option Plan;

(x)    Universal Self Care, Inc. Management Non-Qualified Stock Option Plan;

(xi) Loan and Security Agreement by and among Universal Self Care, Inc., Diabetes Self Care, Inc., PCS, Inc.-West, Physicians Support Services, Inc. and Healthpartners Funding L.P. dated August 15, 1996;

(xii) Publicly reported trading activity in the common stock of Universal Self Care, Inc. for the period from November 11, 1994 through October 1, 1997; and

(xiii) Public news releases by Universal Self Care, Inc. for the period from November 5, 1995 through July 28, 1997.

    Valuemetrics also reviewed the annual financial statements of the Company for the fiscal years ended June 30, 1993 through June 30, 1997 as presented in the Forms 10-KSB and/or 10-KSB/A, as well as the quarterly financial statements of the Company for the fiscal quarters ended September 30, December 31, and March 31, 1996 and 1997 as presented in Forms 10-Q and 10-QSB. Valuemetrics also reviewed the internally prepared, unaudited Consolidating Financial Statements of Universal Self Care, Inc. and Subsidiaries for the fiscal year ended June 30, 1997 and the fiscal quarter ended September 30, 1997, portions of the Company's internal financial and operating reports for the months of October and November 1997, and the Company's current and future operating performance as compared to the Budget. In addition, Valuemetrics reviewed available industry and market research concerning: (i) diabetes, (ii) the history and development of the Company,
(iii) industry trends, (iv) competition, and (vii) substitute technology or procedures.

    In rendering its opinion, Valuemetrics conducted on site due diligence and held discussions with the Company's key management and advisors. Material investigation topics included: (i) Company history, (ii) products, (iii) end markets, (iv) competitors, (v) suppliers, (vi) personnel and management,
(vii) general industry trends, (viii) development strategy for the Company,
(ix) operating cost structure, (x) capital spending program, (xi) financial contingency plans, (xii) budgets and financial controls, (xiii) status of discussions with alternative buyers of the Purchased Companies and the Purchased Assets and (xiv) the deterioration in the operating performance of the Company during the first five months of the Company's fiscal year ending June 30, 1998.

    MARKET EFFICIENCY STUDY. In connection with rendering its opinion, Valuemetrics performed a variety of financial analyses including an assessment of the public market valuation of the Company as well as independent valuations of the Company. With respect to such analyses, Valuemetrics conducted a study of the efficiency of the market price of the Company's common stock. This efficiency study was comprised of both qualitative and quantitative analyses, including a statistical analysis of the historical market price of the Company's stock to determine the degree of auto-correlation from trade to trade. During recent times, the Company's stock has been thinly traded. According to Valuemetrics' analysis, the market for Universal Self Care, Inc.'s stock did not exhibit the characteristics of an efficient market.

Therefore, it is Valuemetrics' determination that the per share market value of Universal Self Care, Inc. may not be a reliable indicator of value.

    COMPARABLE TRANSACTIONS ANALYSIS. Valuemetrics performed a Merger & Acquisition Analysis of the multiples paid in selected acquisition transactions. The companies utilized in the Merger & Acquisition Analysis included companies that possessed general business, operating and financial characteristics representative of the companies in the industry in which the Company operates. The specific transactions reviewed included, but were not limited to, the following (target, acquiror, date of announcement): Health Management, Inc. by Counsel Corporation, August 1997; American Medserve Corp. by Omnicare, Inc., August 1997; HMIS, Inc. by American Medserve Corp., June 1997; Health Management, Inc. by Transworld Home Healthcare, Inc. November 1996 and January 1997; Pharmacare, Inc. by Capstone Pharmacy Services, Inc., March 1997; Pennsylvania Prescriptions, Inc. by Capstone Pharmacy Services, Inc., March 1997; TeamCare, Inc. by Vitalink Pharmacy Services, Inc., February 1997; Portaro Pharmacies, Inc. by Capstone Pharmacy Services, Inc., January 1997; Clinical Care-SNF Pharmacy, Inc. Capstone Pharmacy Services, Inc., January 1997; Alger Health Services, Inc. by Capstone Pharmacy Services, Inc., January 1997; Institutional Pharmacy, Inc. by Capstone Pharmacy Services, Inc., December 1996; Happy Harry's, Inc., by Capstone Pharmacy Services, Inc., October 1996; Liberty Medical Supply, Inc. by Polymedica Industries, Inc., August 1996; StatScript Management Services, Inc., by Chronimed, Inc., July 1996; Good Samaritan Supply Services, Inc. by America Medserve Corp, April 1996; Systemed, Inc. by Merck & Co., Inc., April 1996; IMD Corporation by Capstone Pharmacy Services, Inc., February 1996; Geri-Care Systems, inc. and Scripts & Things, Inc. by Capstone Pharmacy Services, Inc., January 1996; Home Pharmacy, a division of Arc Ventures, Inc. by Mednet MPC Corp., September 1995; and Premier Pharmacy, Inc. by Capstone Pharmacy Services, Inc., May 1995.

    In its comparable transaction analysis, Valuemetrics utilized the following ratios: the market capital as a multiple of sales, operating income, EBITDA, and pretax income of the selected acquired companies. The estimated range of values for the Purchased Companies and the Purchased Assets using the Merger & Acquisition Analysis was $6,000,000 to $68,000,000, with a midpoint of $32,300,000 (rounded). Valuemetrics noted that the value of the Purchase Price is approximately $27,900,000, which is within the range of value suggested by the Merger & Acquisition Analysis.

    MARKET COMPARABLES ANALYSIS. In its Market Comparables Analysis, Valuemetrics compared the relevant historical and current operating results of the Purchased Companies and the Purchased Assets with such financial and operating results of selected publicly traded companies in the context of a Comparable Company Analysis. The companies utilized in the Market Comparables Analysis included companies that possessed general business, operating and financial characteristics representative of the companies in the industry in which the Company operates. The specific companies reviewed included: Advance Paradigm, Inc.; Express Scripts, Inc.; MIM Corp.; Vitalink Pharmacy Services, Inc.; Chronimed, Inc.; Transworld Home Healthcare, Inc.; Omnicare, Inc.; Capstone Pharmacy Services, Inc.; and Polymedica Industries, Inc.

    In its Market Comparables Analysis, Valuemetrics utilized the following ratios in its determination of the fair market value of the Purchased Assets and the Purchased Companies: the market capital as a multiple of book capital, sales, historical earnings, historical cash flow, historical earnings before interest and taxes (EBIT), and historical earnings before interest taxes, depreciation, and amortization (EBITDA) of the selected public companies. Valuemetrics also examined the ratios of market capital to future earnings and future cash flow to determine the value of the Purchased Companies and Purchased Assets. The estimated value of the Purchased Companies and Purchased Assets using the historical measures of operating performance from the Market Comparables Analysis was $15,700,000 (rounded). Because of the negative variance of the Company's operating performance during the first five months of the Company's fiscal year ending June 30, 1998 from the Budget, which may cause the Company to incur operating losses for such fiscal year, the future measures of operating performance derived from the Market Comparable Analysis did not produce meaningful estimates of the value of the Purchased Companies and the Purchased Assets. Valuemetrics noted that the value of the Purchase Price of approximately $27,900,000 is greater than the range of value suggested by the Market Comparables Analysis.

    OPTION PRICING ANALYSIS. Valuemetrics performed an Option Pricing Analysis which included an analysis of (i) all options issued and outstanding under the 1992 Stock Option Plan (ii) the Management Non-Qualified Stock Option Plan, (iii) Series B Convertible Preferred Stock and (iv) all other outstanding options and warrants. Valuemetrics used a Black Scholes option valuation methodology to value the outstanding options and warrants. Based upon the Company's current stock price, the specific terms and conditions of the outstanding options and warrants and certain assumptions regarding the future volatility of asset returns, Valuemetrics estimated the value of the outstanding options and warrants to be within the range of approximately $500,000 to $2,300,000 (rounded).

    GAINOR DUE DILIGENCE AND ANALYSIS. Valuemetrics reviewed certain financial and other information concerning Gainor. Among other things, Valuemetrics reviewed: (i) the Operating Agreement of Gainor Medical Management, LLC; (ii) the audited financial statements of Gainor Medical Management, LLC and Affiliated Companies for the fiscal year ending December 31, 1996; (iii) the description of the business and ownership of Gainor Medical Management, LLC, prepared by Gainor; and (iv) the pro forma operating and financial forecast of Gainor and the Purchased Companies and the Purchased Assets for the fiscal years ending December 31, 1998 through 2004. In addition, Valuemetrics reviewed available industry and market research concerning: (i) diabetes, (ii) the history and development of Gainor, (iii) industry trends, (iv) competition, and (v) substitute technology or procedures.

    In rendering its opinion, Valuemetrics conducted due diligence and held discussions with Gainors's management. Among other things, investigation topics included: (i) Gainor's history, (ii) current business strategy, (iii) competitors, (iv) sources of cash and liquidity, (v) personnel and management, (vi) general industry trends, (vi) services and technologies,
(vii) operating cost structure, (viii) capital spending program, (ix) contingency plans, (x) budgets and financial controls, and (xi) investors.

    FORM OF PURCHASE PRICE. As consideration for the Purchased Companies and the Purchased Assets, the Company will receive approximately $10,500,000 in cash ($17,000,000, subject to certain adjustments for the cash of the Purchased Companies and certain liabilities assumed) and a convertible subordinated promissory note with a face value of $17,000,000. The Note, whose issuer will be Gainor, will mature in greater than five years, but less than six years, bear interest at 7.00 percent for the first year and 8.00 percent thereafter and be subordinated to the senior indebtedness of Gainor. If Gainor registers the sale of any of its equity securities for its own account in a public offering under a firm underwriting agreement, the Note will be convertible into the shares of Gainor at fair market value of the shares at the time of the offering at the option of the holder of the Note, subject to the permission of the underwriters of the offering. The face value of the Note is subject to adjustment based on any claims by Gainor or the Company under the indemnification provisions of the Agreement, on any post closing adjustments under the provisions of the Agreement, and on the revenue of Diabetes Self Care, Inc. during the twelve-month period ending December 31, 1998. Based on the operating forecast prepared by the management of the Company, Valuemetrics assumed that a reduction in the face value of the Note would not be expected. Also, based on the operating forecast of Diabetes prepared by Gainor, Valuemetrics assumed that a reduction in the face value of the Note would not be expected.

    Valuemetrics also assessed the value and credit quality of the Note. Based on the terms of the Note, assuming that the Note is not converted into the stock of Gainor prior to its maturity and, further, that the Note is not reduced or increased due to a claim under the indemnification provisions of the Agreement, to a post closing adjustment, or to a shortfall of the revenues derived from Diabetes, Valuemetrics assumed that the present value of the cash flows from the Note is approximately $16,100,000, taking into consideration market rates of interest for similar instruments. Also, based on the same assumptions and the pro forma projections of Gainor, the Purchased Companies, and the Purchased Assets, provided by Gainor, Valuemetrics assumed that Gainor would meet the payment schedule and would comply with the terms of the Note.

    COMPARISON OF PURCHASE PRICE TO PUBLIC MARKET VALUES OF COMPANY COMMON STOCK. Prior to the announcement of the Gainor Transaction, which was disclosed in the Form 10-Q for the fiscal quarter ended September 30, 1997 filed by the Company on November 17, 1997, the publicly quoted price for the common stock of the Company was approximately $2.44 per share. Subsequent to the filing of the Form 10-Q for the fiscal quarter ended September 30, 1997 and its disclosure of the initial proposed terms of the Gainor Transaction, the per share price for the common stock of the Company declined. On
December 16, 1997, one day prior to the announcement of the First Amendment to Asset Purchase Agreement, the publicly quoted per share price for the common stock of the Company was approximately $1.625 per share. The Purchase Price suggests a sale of the Purchased Companies and Purchased Assets below the value of the Purchased Companies and Purchased Assets implied by the publicly quoted stock price of the Company as of November 14, 1997, the trading day immediately prior to the initial announcement of the Gainor Transaction and the operating and financial performance of the Company during the fiscal quarter ended September 30, 1997. However, Valuemetrics noted that the Purchase Price of approximately $27,900,000 represents a premium of five percent from the value of the Purchased Companies and the Purchased Assets implied by the publicly quoted stock price as of December 15, 1997, one day prior to public disclosure of the First Amendment to Asset Purchase
Agreement. Given the results of the market efficiency study, the value implied by the public stock price is not necessarily reflective of the value of the Purchased Companies and the Purchased Assets. Also, given some disparity between the value of the Purchased Companies and the Purchased Assets as determined by the Merger & Acquisition and Market Comparables Analyses and as implied by the publicly quoted stock price of Universal Self Care, Inc., Valuemetrics considered the publicly quoted stock price and the value that it implies for the Purchased Companies and the Purchased Assets as less significant in the determination of the fairness of the Gainor Transaction.

    PURCHASE PRICE OF TAX CONSEQUENCES. Valuemetrics' assistance provided to the Board of Directors as to the fairness, from a financial point of view, of the Purchase Price to be paid to the Company and the Selling Subsidiaries for the Purchased Companies and Purchased Assets is limited exclusively to the pretax value of the Purchase Price. It is Valuemetrics' understanding that the structure of the Transaction is costly to the Company from a taxation standpoint. As a result of the Transaction, the Company will incur a tax liability of approximately $6,225,000, net of the realization of the Company's net operating loss carryforwards. The payment of the tax liability may cause substantial dilution. However, Valuemetrics is not aware of alternative transaction structures mutually agreeable to both the Company and Gainor. Furthermore, the tax consequences of the Transaction are beyond the purview of Valuemetrics.

    FEES AND EXPENSES. As compensation for its services as financial advisor to the Company, the Company has agreed to pay Valuemetrics a fee of approximately $47,000, plus out of pocket costs. The Company has also agreed to indemnify Valuemetrics against certain liabilities arising out of or in connection with its engagement.

    Valuemetrics, Inc., a nationally recognized financial advisory firm, has regularly been engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, sales and other corporate purposes. The Company selected Valuemetrics based on its experience and expertise. Prior to October 23, 1997, the date upon which the Company's Board engaged Valuemetrics to render financial advisory services to the Board, Valuemetrics had not previously provided financial advisory services to the Company, nor did Valuemetrics have any relationship with the Company or any of its Board members.

MANAGEMENT'S APPRAISAL OF THE GAINOR TRANSACTION AND FUTURE STRATEGY

    THE COMPANY'S MANAGEMENT ALSO BELIEVES THAT THE CONSIDERATION TO BE RECEIVED IN THE GAINOR TRANSACTION IS FAIR TO THE COMPANY AND ITS STOCKHOLDERS FOR SEVERAL REASONS.

    First, without regard to income tax considerations, the anticipated cash portion of the Purchase Price alone will be less, by only approximately $13,253,888, than the market value for all the outstanding Company Common
Stock based upon the last reported sale price for a share of Company Common Stock on the Nasdaq Small Cap Market ("Nasdaq") on the trading date immediately preceding the announcement by the Company (November 17, 1997) of the Gainor Transaction ($23,727,972). However, the anticipated cash portion of the Purchase Price will be only $5,328,357 less than such market value on the date preceding the announcement by the Company (December 16, 1997) of the signing of the First Amendment ($15,802,441). When the principal of the Note is added to the cash portion of the Purchase Price, the total Purchase Price exceeds by more than $3,746,000 such market value on the trading date immediately preceding the announcement by the Company of the Gainor Transaction. However, the total Purchase Price exceeds such market value on the date preceding the announcement by the Company of the First Amendment
(December 16, 1997) by more than $11,671,644. On November 17, 1997, the date of the first announcement, the last reported sale price for a share of Company Common Stock was $2.625, for an aggregate market value for all outstanding Company Common Stock as reported on Nasdaq of approximately $25,527,019 on that date. Second, the Business operates in a rapidly developing, heavily regulated industry that is increasingly dominated by large companies having significantly greater financial resources than the Company, and it is believed that without significantly increasing its financial resources the Company will find it difficult to improve upon its operating performance, and even more difficult to become profitable and generate annual income. The Company's past performance in the last two fiscal years has been characterized by a decreasing annual revenue stream that has resulted in increasingly limited cash flow and accelerating financial losses. Third, the Business derives a significant amount of revenues (more than 90%) from payments made by governmental intermediaries, and the future impact of federal and state budget constraints and shifting federal and state health care policies upon governmental programs and reimbursement rates is uncertain to predict. For example, the Company has recently been informed that Medicare reimbursement rates on many of the products that it sells will be reduced by approximately 10% in 1998. Fourth, as an existing vendor to the Company, Gainor is a strategic purchaser of the Business and a purchaser that the Company believes is intent upon entering the businesses in which the Company operates either by purchasing existing operations or by developing competing operations of its own. Gainor is better financed than the Company, in part through relationships with a significant equity holder. The Company believes that should Gainor enter the markets in which the Business operates independently and not through purchase of the Business itself, Gainor would constitute a formidable competitor in the industry to the detriment of the Company's future operations. Fifth, and lastly, insofar as Gainor is a strategic purchaser of the Business, the Company believes that in the event that the Company were to decide to sell the Business at a future time it would not be able to obtain as favorable of a price for that business should another strategic purchaser not be subsequently available.

    The Company has entered into the Gainor Transaction principally as a way to create additional value for its stockholders by obtaining an attractive price for sale of the Business, approximately 35% in cash anticipated at closing. Indeed, the net book value of the assets of the Business to be sold in the Gainor Transaction, based upon the Company's September 30, 1997 unaudited financial statements (approximately $4,770,000), represents approximately 40% of the anticipated cash proceeds to be received at closing ($11,820,000), without any deduction for the estimated taxes to be paid with respect to such cash proceeds (see below).

    Following closing of the Sale Agreement in connection with the Gainor Transaction, the Company's management intends to redirect the Company's business focus through the acquisition of a new business or new businesses, although it is not yet known in which direction the Company will develop its future business operations. At this time the Company has no specific business or businesses which it intends, or is obligated, to purchase.

    Management believes that receipt of the proceeds from sale of the Business will increase stockholder value. The significant amount of cash made available to the Company for its acquisition program will permit the acquisition of businesses which, over the long-term, will be expected to generate higher levels of net income than those historically generated by the Business. Finally, following the Gainor Transaction, the amount of cash resources to be available to the Company should enable the Company to obtain favorable pricing for any future businesses that it decides to acquire.

    As a result of all of the factors recited above with respect to the fairness of the terms of the Gainor Transaction to the Company and its stockholders, as well as the potential for increased stockholder value as a result of the application of proceeds from the Gainor Transaction, Management of the Company believes the Gainor Transaction to be in the best interests of the Company and its stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    For Federal income tax purposes, the sale by the Company will generate a taxable gain, measured by the difference between the amount realized on the sale and the tax basis of the assets sold. This gain can be offset by current year operating losses, and available net operating loss carry forwards.

    It is currently estimated that the Federal income tax on this sale, after taking into account the estimated losses and carry forwards, would be approximately $4,900,000. In addition, the gain would be subject to state income taxes in the approximate amount of $1,325,000.

    To the extent that a portion of the sales price is payable with a note, the Company can elect to report the gain under the installment method, whereby the tax on the portion of the gain, attributable to such note is deferred until the note is collected, pledged or otherwise disposed of. This would operate to defer the entire Federal tax of approximately $4,900,000 and $840,000 of the state taxes.

    The Company will be liable for an interest charge on the deferred Federal tax in the amount of approximately $310,000 per year. Such interest charge will be reduced as the gain is reported.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following pro forma consolidated financial statements have been prepared to show the proposed disposition of all of the Company's (including its subsidiaries') operating assets in the Gainor Transaction.

    The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of the Company at September 30, 1997 as if the proposed sale had occurred on such date. Included are adjustments to record the value of the consideration paid to the Company, the disposition of assets sold and liabilities assumed, the write-off of intangible assets connected with the disposed operations and the settlement of a substantial portion of the remaining liabilities.

    The unaudited pro forma consolidated statements of operations for the year ended June 30, 1997 and three months ended September 30, 1997 reflect the Company in a non-operating mode after the disposition, whereupon certain corporate general and administrative expenses will remain with the Company and the Company's income will consist of interest collected upon the note issued in the sale and on excess cash, as if the sale had occurred on July 1, 1996.

    The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the sale occurred on July 1, 1996, nor may it be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto, which are included in the Company's 1997 Annual Report, which has been delivered along with this Proxy Statement.

                   UNIVERSAL SELF CARE, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                       BALANCE AT
                                                      SEPTEMBER 30,         PRO FORMA ADJUSTMENTS
                                                      -------------    -----------------------------
                                                          1997             DEBIT            CREDIT         TOTAL
                                                      -------------    -------------      -----------   -----------
CURRENT ASSETS
Cash................................................   $   471,658 (1)  $ 10,474,084 (3)  $ 4,241,300    $6,704,442
Accounts receivable, net allowance for doubtful
  accounts of $2,347,967............................     8,552,235                   (1)    8,552,235            --
Inventories.........................................       461,437                   (1)      461,437            --
Prepaid expenses....................................        74,200                   (1)       74,200            --
                                                      -------------    -------------      -----------   -----------
      TOTAL CURRENT ASSETS..........................     9,559,530                                        6,704,442
LONG-TERM NOTES RECEIVABLE, NET OF DISCOUNT.........               (1)    16,100,000                     16,100,000
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $696,729..........................       964,729                   (1)      964,729            --
INTANGIBLE ASSETS, net of accumulated amortization
  of $889,999.......................................     5,762,663                   (2)    5,762,663            --
                                                      -------------    -------------      -----------   -----------
DEPOSITS AND OTHER ASSETS...........................        41,706                   (1)       41,706            --
                                                      -------------    -------------      -----------   -----------
                                                      -------------    -------------      -----------   -----------
                                                       $16,328,628      $26,574,084       $20,098,270   $22,804,442
                                                      -------------    -------------      -----------   -----------
                                                      -------------    -------------      -----------   -----------
                               LIABILITIES
CURRENT LIABILITIES
    Accounts payable................................   $ 3,941,435 (1)  $ 3,941,435       $             $        --
    Notes payable-current portion...................       206,528                                          206,528
    Accrued liabilities.............................     2,533,325 (1)    1,878,637                          89,211
                                                                   (3)      565,477
    State audit reserves............................       700,000                                          700,000
    Payroll taxes payable...........................       550,522 (1)      550,522
    Accrued income tax payable--current portion.....                                 (1)      475,000       475,000
                                                      -------------     -----------       -----------   -----------
      TOTAL CURRENT LIABILITIES.....................     7,931,810                                        1,470,739
LONG-TERM NOTES PAYABLE, net of current portion.....       207,083                                          207,083
REVOLVING CREDIT LOAN...............................     3,675,823 (3)    3,675,823                              --
DEFERRED INCOME TAXES PAYABLE--long term portion....                                 (1)    5,750,000     5,750,000
REDEEMABLE PREFERRED STOCK, Series A................     1,686,324                                        1,686,324
STOCKHOLDERS' EQUITY
    Preferred stock, Series B Cumulative
      Convertible, $.0001 par value, 10,000,000
      shares authorized, 1,580,000 shares issued and
      outstanding...................................       505,000                                          505,000
    Common stock, $.0001 par value 40,000,000 shares
      authorized, 9,724,579 shares issued and
      outstanding as of September 30, 1997..........           972                                              972
    Additional paid-in capital......................    14,045,838                                       14,045,838
    Retained earnings (deficit).....................   (11,724,222) (2)   5,762,663 (1)    16,625,371      (861,514)
                                                      ------------                                       ----------
    TOTAL STOCKHOLDERS' EQUITY......................     2,827,588                                       13,690,296
                                                      ------------      -----------       -----------   -----------
                                                       $16,328,628      $16,374,557       $22,850,371   $22,804,442
                                                      ------------      -----------       -----------   -----------
                                                      ------------     ------------       -----------   -----------

------------------------

See Notes to Pro forma Financial Statements

                   UNIVERSAL SELF CARE, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                    THREE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,        PRO FORMA ADJUSTMENTS        TOTAL
                                                    -------------      --------------------------  ------------
                                                        1997              DEBIT          CREDIT
                                                    -------------      ----------     -----------
REVENUES..........................................    $ 8,258,138 (1)  $8,258,138     $            $         --
                                                                                                   ------------
COST OF GOODS SOLD................................      4,884,197                 (1)  4,884,197             --
                                                    -------------
GROSS PROFIT......................................      3,373,941                                            --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......      3,875,907 (3)     279,250 (1)  3,875,907        279,250
                                                    -------------                                  ------------
OPERATING INCOME (LOSS)...........................       (501,966)                                     (279,250)
                                                    -------------                                  ------------
OTHER INCOME (EXPENSES)
      Interest (expense), net.....................       (143,391)                (1)    133,051        (10,340)
      IRS interest on deferred installment gain...             -- (4)      77,500                       (77,500)
      Interest income.............................             --                 (2)    412,000        412,000
                                                    -------------                                  ------------
TOTAL OTHER INCOME (EXPENSES).....................       (143,391)                                      324,160
                                                    -------------                                  ------------
NET INCOME (LOSS) BEFORE INCOME TAXES.............       (645,357)                                       44,910
PROVISION FOR INCOME TAXES........................             -- (5)      17,964                        17,964
                                                    -------------    ------------   ------------   ------------
NET INCOME (LOSS)                                    $   (645,357)   $  8,632,852     $9,305,155   $     26,946
                                                    -------------    ------------   ------------   ------------
                                                    -------------    ------------   ------------   ------------
NET INCOME (LOSS) PER SHARE                          $      (0.07)                                 $       0.00
                                                    -------------                                  ------------
                                                    -------------                                  ------------
WEIGHTED AVERAGE SHARES...........................      9,724,579                                     9,724,579
                                                    -------------                                  ------------
                                                    -------------                                  ------------

See Notes to Pro Forma Financial Statements

                   UNIVERSAL SELF CARE, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                        YEAR ENDED
                                                         JUNE 30,         PRO FORMA ADJUSTMENTS         TOTAL
                                                       ------------     ----------------------------- ----------
                                                           1997             DEBIT          CREDIT
                                                       ------------     ------------     -----------
REVENUES.............................................  $ 34,001,626 (1) $ 34,001,626     $            $       --
                                                                                                      ----------
COST OF GOODS SOLD...................................    19,981,506                  (1)  19,981,506          --
                                                       ------------
GROSS PROFIT.........................................    14,020,120                                           --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........    15,798,780 (3)    1,117,000 (1)  15,798,780   1,117,000
                                                       ------------                                   ----------
OPERATING INCOME (LOSS)..............................    (1,778,660)                                  (1,117,000)
                                                       ------------                                   ----------
OTHER INCOME (EXPENSES)
        Interest (expense), net......................      (874,572)                 (1)     833,211     (41,361)
        IRS interest on deferred installment gain....            -- (4)      310,000                    (310,000)
        Interest income..............................            --                  (2)   1,645,000   1,645,000
                                                       ------------                                   ----------
        TOTAL OTHER INCOME (EXPENSES)................      (874,572)                                   1,293,639
                                                       ------------                                   ----------
NET INCOME (LOSS) BEFORE INCOME TAXES................    (2,653,232)                                     176,639
PROVISION FOR INCOME TAXES...........................            -- (5)       70,656                      92,503
                                                       ------------     ------------     -----------  ----------
NET INCOME (LOSS)....................................  $ (2,653,232)     $35,499,282     $38,258,497    $105,983
                                                       ------------     ------------     -----------  ----------
                                                       ------------     ------------     -----------  ----------
NET INCOME (LOSS) PER SHARE..........................  $       (.33)                                  $     0.01
                                                       ------------                                   ----------
                                                       ------------                                   ----------
WEIGHTED AVERAGE SHARES..............................     8,084,278                                    8,084,278
                                                       ------------                                   ----------
                                                       ------------                                   ----------

                            See Notes to Pro Forma Financial Statements

                   UNIVERSAL SELF CARE, INC. AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL STATEMENTS

    A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at September 30, 1997:

        (1) To record the sale of all the Company's operating assets with assumption by the buyer of certain accounts payable totaling $3,941,435 and accrued expenses of $1,878,637. The sale price is assumed to be $34 million, constituted as follows: $17 million cash (as decreased for the assumption of accounts payable and accrued expenses totaling $5,212,416) and a $17 million note receivable payable over a minimum of 5 years (subject to prepayment), bearing interest at 7% for the first year and 8% thereafter. The Company has recorded a discount of $900,000 on the note. The estimated gain on sale is $22,534,035. The estimated tax impact to the Company is $6.225 million (after consideration of the Company's net operating loss carry forwards).

        (2) To write off all remaining goodwill and intangible assets related to the Company's operations upon the disposal.

        (3) To utilize a portion of cash receipts from the sale to pay off the revolving credit loan and amount due on the California sales tax audit settlement.

    B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the year ended June 30, 1997 and three months ended September 30, 1997, which have been prepared to reflect the sale as if it had occurred on July 1, 1996:

        (1) To eliminate the operations of the disposed business from the Company's statement of operations.

        (2) To record interest income at an annual rate of 7% on the $17 million note receivable, and 6% on the remaining cash.

        (3) To record estimated general corporation expenses of $1,117,000 on an annual basis.

        (4) To record IRS interest on deferred installment gain.

        (5) To record provision of income tax.

    Following consummation of the Gainor Transaction, the assets comprising the Business that is sold will be accounted for as constituting discontinued operations of the Company.

    The Company is not in arrears with respect to the declaration and payment of dividends on its securities.

    The Company's Common Stock is traded principally on Nasdaq under the trading symbol "USCI". On November 14, 1997, the trading date immediately preceding public announcement of execution of the Sale Agreement, the high and low sale prices of the Company's Common Stock as reported on Nasdaq were $2.625 and $2.5625, respectively.

    The failure by Company stockholders to authorize and approve the Gainor Transaction will prevent the effectiveness and prevent consummation of the Gainor Transaction.

    MANAGEMENT BELIEVES THE SALE OF THE COMPANY'S BUSINESS TO GAINOR MEDICAL MANAGEMENT, LLC IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE AUTHORIZED AND APPROVED.

IV. Authorization and Ratification of the 1997 Stock Option Plan for Non-employee Directors

    The Company established the 1997 Stock Option Plan for Non-Employee Directors (the "Directors Plan") on November 21, 1997. A copy of the Directors Plan is annexed as Exhibit C. The purpose of the Directors Plan is to provide additional incentive to the non-employee directors of the Company who share a significant role in and responsibility for guiding management's planning for the growth of the Company. Under the Directors Plan, which is to be administered by a committee of the Company's Board of Directors the members of which are not eligible to participate in the Directors Plan (the "Committee"), each eligible Non-Employee Director will be granted non-qualified options to acquire 10,000 shares of the Company's Common Stock on the date following approval of the Directors Plan by the Company's stockholders, and on each succeeding July 1 upon which such Non-Employee Director is an existing member of the Company's Board of Directors (or the first succeeding business day thereafter on which the Common Stock is traded on the principal securities exchange on which it is listed). There will be 300,000 shares of Common Stock reserved for issuance pursuant to options granted under the Directors Plan. The exercise price per share of Common Stock for which each option is exercisable shall be the average of the closing bid and asked prices of the stock (or the closing sale price of the stock if traded on a national securities exchange) as generally reported for the principal securities market on which the Company's Common Stock is listed. Each option granted under the Plan shall be fully exercisable on the date of option grant. Each option granted under the Plan shall expire five years from the date of grant, and shall be subject to earlier termination as hereinafter provided. In the event of the termination of service on the Board by the holder of any option granted under the Directors Plan, other than by reason of mandatory retirement, permanent disability or death, the then outstanding options of such holder shall be exercisable only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first. In the event of termination of service by reason of mandatory retirement pursuant to Board policy or permanent disability of the holder of any option, each of such holder's then outstanding options granted under the Directors Plan will continue to become exercisable in accordance with the terms set forth above, but the holder shall be entitled to exercise such options (including any portions that become exercisable after termination) within three years of such termination, but in no event shall any affected option be exercisable after its expiration date. In the event of the death of the holder of any option, each of the then outstanding options of such holder shall become immediately exercisable in full, and shall be exercisable by the holder's legal representative at any time within a period of three years after death, but in no event shall any affected option be exercisable after its expiration date. However, if the holder dies within two years following termination of service on the Board by reason of mandatory retirement or permanent disability, any option granted under the Directors Plan shall be exercisable only until the earlier of (x) the later of (i) one year after the holder's death or (ii) two years after such termination, or (y) the expiration date of the option. The option exercise price shall be paid in cash and the cash price can be paid with the proceeds of a loan from the Company to the participant for such purpose or by the surrender of shares of Common Stock of the Company, valued at their fair market value on the date of exercise, or by any combination of cash and such shares.

    Management believes authorization and approval of the Directors Plan of the Company is in the best interest of the Company and recommends that it be authorized and ratified.

V. Authorization and Approval of A Name Change Amendment to the Company's Certificate of Incorporation.

    Pursuant to the terms of the Sale Agreement, upon consummation of the Gainor Transaction the Company is required to change its corporate name to from "Universal Self Care, Inc. to Tadeo Holdings, Inc. in order to avoid any confusion between the Business acquired from the Company by Gainor and any business operated by the Company in the future. As a result, as a part of the consummation of the Gainor Transaction, Company stockholders must authorize and approve an amendment to the Company's Certificate of Incorporation that effects a change of the Company's name to Tadeo Holdings, Inc. in order for the Gainor Transaction to be consummated. A copy of the Amendment to the Company's Certificate of Incorporation that changes the name of the Corporation to Tadeo Holdings, Inc. (the "Amendment") is annexed as Exhibit
D. The Amendment is only to be effective in the event that the Gainor Transaction is consummated pursuant to the Terms of the Sale Agreement, and management of the Company. is only authorized to execute and file the Amendment with the appropriate regulatory authorities upon such consummation of the Gainor Transaction.

    Management believes authorization and approval of the Amendment as part of then Gainor Transaction is in the best interest of the Company and recommends that it be authorized and ratified.

VI. TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF THE CORPORATION'S AUTHORIZED SHARES BY 60,000,000 SHARES OF COMMON STOCK

    At the Annual Meeting a vote will be taken on a proposal to authorize the amendment of the Company's Certificate of Incorporation to increase the number of shares authorized for issuance thereunder from 40,000,000 authorized shares of Common Stock to 100,000,000 authorized shares of Common Stock, which amendment is to be effective only upon closing the Sale Agreement identified in Proposal III ,above. In reflecting upon the Company's present capital structure, management of the Company believes that the current authorized number of common and preferred shares is inadequate for the Company's purposes following the closing of the Sale Agreement with respect to the sale of the Company's existing business and operating assets to Gainor Medical. Management believes that the Company needs more authorized shares of Common Stock in its capital structure in order either to support its ability to consummate potential future acquisitions of new businesses or to raise additional working capital funds for any such business that it may acquire in the future. The purpose of the proposal to amend the Company's Certificate of Incorporation is to enhance the Company's ability to meet the needs of its post-Closing acquisition program, by providing added flexibility for consummation of potential acquisitions and working capital financing by creating a large pool of unissued shares of Common Stock to be used as consideration for such acquisitions, as well as for capital formation. Management sees the need for the proposed increase in its capital structure at this time despite the absence of current plans for issuance of such shares to raise additional working capital funds, or in connection with any specific acquisitions. Management also believes that, insofar as the Company is seeking stockholder approval at this time for the other proposals identified in this solicitation material, it is more cost effective for the Company concurrently to approach stockholders for approval of such increase in its authorized capital.

    Management believes approval of the amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital by 60,000,000 shares of Common Stock, effective upon the closing of the Sale Agreement with Gainor Medical, is in the best interest of the Company and recommends that such amendment be authorized and ratified.

XIXI.  Other Business

    While management of the Company does not know of any matters which may be brought before the Meeting, other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

    If any stockholder desires to put forth a proposal to be voted on at the 1999 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than August 21, 1998. The Company intends to hold its 1999 Annual Meeting of Stockholders on or before January 31, 1999. Any request for such a proposal, should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of the Company's Common Stock or $1,000 in market value of the Company's common shares and has held such shares for at least one year as required by the Proxy Rules of the Securities and Exchange Commission.

Availability of Form 10-KSB

    The Company will provide, without charge, to any stockholder, upon written request of such stockholder, a copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules required to be filed therewith.

    Any request for a copy of the Form 10-KSB should include a representation that the person making the request was the beneficial owner, as of the record date, of securities entitled to vote at the Annual Meeting of Stockholders. Such requests should be addressed to: Universal Self Care, Inc., 11585 Farmington Road, Livonia, Michigan 48150- Attention: Robert Ortlieb, Investor Relations.

-------------------------------------------------------------------------------
                PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY
                   IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE
-------------------------------------------------------------------------------

                           UNIVERSAL SELF CARE, INC.
                      PROXY-ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 19, 1998

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF UNIVERSAL SELF CARE, INC. TO BE HELD ON JANUARY 19, 1998. ANY STOCKHOLDERS HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A STOCKHOLDER) OTHER THAN ANY PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

    The undersigned, a stockholder of Universal Self Care, Inc., (the "Corporation"), hereby revoking any proxy herein before given, does hereby appoint Brian D. Bookmeier and Alan M. Korby, or either of them, as his proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders to be held on January 19, 1998 at the Holiday Inn Livonia-West, 17123 North Laurel Park Drive, Livonia, Michigan 48152, at 10:00 a.m., local time, and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR ALL PROPOSALS.

1. THE ELECTION OF DIRECTORS

    Election of the following proposed directors to hold office until the next Annual Meeting of Stockholders or until their successors shall be elected and shall qualify: Brian D. Bookmeier, James Linesch. Damon D. Testaverde and Peter W. Rothberg.

FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY) WITHHOLD ALL NOMINEES

        ( )FOR                  ( )AGAINST                   ( )ABSTAIN

    AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

2. Ratify the Appointment of Feldman, Radin & Co., P.C. as independent auditors for the Corporation for the fiscal year ending June 30, 1998.

        ( )FOR                  ( )AGAINST                   ( )ABSTAIN

3. Authorize and approve the sale of all or substantially all of the assets of the Company's Business to a subsidiary of Gainor Medical Management, LLC as part of the Gainor Transaction under the terms of the Sale Agreement, and authorize and approve the terms of the Sale Agreement, all Exhibits thereto, and the transactions contemplated thereby.

        ( ) FOR                 ( ) AGAINST                  ( ) ABSTAIN

4. To authorize and approve the 1997 Stock Option Plan for Non-Employee
   Directors.

        ( ) FOR                 ( ) AGAINST                  ( ) ABSTAIN

5. To authorize an amendment to the Company's Certificate of Incorporation, effective upon consummation of the Gainor Transaction pursuant to the terms of the Sale Agreement, to change the name of the Corporation from "Universal Self Care, Inc." to "Tadeo Holdings, Inc."

        ( ) FOR                 ( ) AGAINST                  ( ) ABSTAIN

6. To authorize an amendment to the Company's Certificate of Incorporation, effective upon consummation of the Gainor Transaction pursuant to the terms of the Sale Agreement, to increase the authorized capital of the Company by increasing the number of authorized shares of Common Stock from 40,000,000 shares, $.0001 par value, to 100,000,000 shares of Common Stock, $.0001 par value.

        ( ) FOR                 ( ) AGAINST                  ( ) ABSTAIN

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        ( )FOR                  ( )AGAINST                   ( )ABSTAIN



Dated: , 1998.                         -----------------------------------
                                       Signature

                                       -----------------------------------
                                       Print Name

                                       -----------------------------------
                                       Signature, if Jointly Held

                                       -----------------------------------
                                       Print Name

                                       PLEASE SIGN EXACTLY AS YOUR NAME
                                       APPEARS HEREIN, if signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, indicate such
                                       capacity. All joint tenants must sign.
                                       If a corporation, please sign in full
                                       corporate name by president or other
                                       authorized officer. If a partnership,
                                       please sign in partnership name by
                                       authorized person.

                                       The Board of Directors request that
                                       you fill in the date and sign the
                                       Proxy and return it in the enclosed
                                       envelope.

                                       IF THE PROXY IS NOT DATED IN THE ABOVE
                                       SPACE, IT IS DEEMED TO BE DATED ON THE
                                       DAY ON WHICH IT WAS MAILED BY THE
                                       CORPORATION.

                                                                       Exhibit A


                              ASSET PURCHASE AGREEMENT

                                       between

                           GAINOR MEDICAL MANAGEMENT, LLC,
                         GAINOR MEDICAL ACQUISITION COMPANY

                                         and

                              UNIVERSAL SELF CARE, INC.,

                                   its Subsidiaries

                          CLINISHARE DIABETES CENTERS, INC.
                          PHYSICIANS SUPPORT SERVICES, INC.
                                  USC-MICHIGAN, INC.
                                   PCS, INC. - WEST
                               DIABETES SELF CARE, INC.
                                         and
                      USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC.

                          and Certain of its Stockholders,

                                  BRIAN D. BOOKMEIER
                                  EDWARD T. BUCHHOLZ
                                  MATTHEW B. GIETZEN
                                         and
                                    ALAN M. KORBY




                                  November 14, 1997

                                ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement"), dated as of November __, 1997, is by and among UNIVERSAL SELF CARE, INC., a Delaware corporation ("Universal"), each of its wholly owned subsidiaries, CLINISHARE DIABETES CENTERS, INC., a California corporation, PHYSICIANS SUPPORT SERVICES, INC., a California corporation, USC-MICHIGAN, INC., a Michigan corporation, its wholly owned subsidiary, PCS, INC. - WEST, a Michigan corporation, DIABETES SELF CARE, INC., a Virginia corporation, USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC., a Delaware corporation, and certain of the stockholders of Universal, BRIAN D. BOOKMEIER, EDWARD T. BUCHHOLZ, MATTHEW B. GIETZEN, and ALAN M. KORBY (individually, each a "Stockholder" and collectively, the "Stockholders"), on the one hand, and GAINOR MEDICAL MANAGEMENT, LLC ("Gainor Management"), a Georgia limited liability company, and its subsidiary GAINOR MEDICAL ACQUISITION COMPANY, a Georgia corporation ("Gainor Acquisition", and collectively with Gainor Management, "Gainor"), on the other hand. The Selling Companies (as herein defined) desire to sell the Transferred Assets (as herein defined) to Gainor, and Gainor desires to buy the Transferred Assets from the Selling Companies, on the terms and subject to the conditions contained herein. Therefore, in consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth in this Agreement, the parties do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

"Accepted Contracts" means the contracts of the Selling Companies listed on Schedule A hereto.

"Accounting Standards" means GAAP and where not inconsistent with GAAP, the prior reasonable accounting practices of the Universal Entities as specified in the Disclosure Memorandum.

 "Affiliates" of a particular Person means other Persons controlled by, controlling, or under common control with, such Person.

"Assigned Contracts" means those contracts of the Purchased Companies listed in Schedule A hereto.

"Beneficiaries" is defined in Section 3.21(a).

"Bill of Sale" means the instrument in the form of Exhibit A attached hereto to be executed and delivered at the Closing pursuant to which certain Transferred Assets will be conveyed to Gainor Acquisition.

"Charter Documents" means the articles or certificate of incorporation and bylaws of each of the Universal Entities.

"Closing" means the consummation of the purchase and sale of the Transferred Assets under the terms of this Agreement.

"Closing Date" means the date on which the Closing occurs.

"Closing Balance Sheets" is defined in Section 2.6(b).

"Closing Net Asset Value" is defined in Section 2.2(a).

"Contract Assignment Agreement" means the instrument in the form of Exhibit B to be executed and delivered at Closing pursuant to which the Purchased Companies will assign certain contracts to Universal, and the Selling Companies will assign certain contracts to the Purchased Companies.

"Designated Official" means Mark J. Gainor, or any other person designated by Gainor as a "Designated Official".

"Disclosure Memorandum" means the memorandum executed and delivered by the Universal Entities and the Stockholders contemporaneously with the execution and delivery of this Agreement containing information required to be disclosed under this Agreement.

"Employees" means the employees of the Universal Entities.

"Employee Benefit" refers to employment related obligations of the Universal Entities, including all actual or contingent liabilities relating to unemployment, health, injury, death and retirement as well as any and all items of a similar nature.

"Employment Agreement" means the instrument in the form of Exhibit C attached hereto to be executed and delivered at the Closing regarding the employment by Gainor Acquisition of Edward T. Buchholz.

"Encumbrance" means any mortgage, charge (whether fixed or floating), security interest, pledge, claim, right of first refusal, lien (including, without limitation any unpaid vendor's lien), option, hypothecation, title retention or conditional sale agreement, lease, option, restriction as to transfer, use or possession, easement, subordination to any right of any other person, and any other encumbrance on the absolute and unfettered use and ownership of any asset or property.

"Environmental Law" includes any statute, law, code, regulation, order, notice, rule, ordinance, or any requirement, restriction, limitation, condition or obligation contained therein, including any and all plans, orders, decrees, judgments, and notices issued, entered, promulgated, or approved thereunder, purporting to regulate the use, misuse, pollution or preservation of land, air and water resources including but not limited to those purporting to regulate building and planning, industrial buildings, plants or equipment, and health or safety, only as such are directly related to environmental matters.

"Excluded Assets" means assets of the Selling Companies specifically identified as Excluded Assets on Schedule A hereto, including without limitation all of the outstanding shares of stock of each of the Selling Companies.

"Excluded Contracts" means all contracts of all Universal Entities other than the Accepted Contracts.

"GAAP" means generally accepted accounting principles consistently applied.

"Gainor Agreements" shall mean, collectively, this Agreement, the Gainor Assumption Agreement, the Employment Agreement and the Note.

"Gainor Assumed Liabilities" means the liabilities of the Selling Companies specifically identified on Schedule A hereto as Gainor Assumed Liabilities and all liabilities incurred in connection with the operation of Universal's Business by Gainor after the Closing.

"Gainor Assumption Agreement" means the instrument in the form of Exhibit D attached hereto to be executed and delivered at the Closing pursuant to which Gainor Acquisition will assume the Gainor Assumed Liabilities.

"Gainor's Business" means the business conducted by Gainor and its Affiliates of the design, assembly and distribution of micro-sampling products and the marketing, sale and distribution of diabetic supplies.

"Gainor Financial Statements" means the audited consolidated balance sheets of Gainor Management as of December 31, 1996 and the related audited consolidated statements of income, cash flows and shareholder's equity for the year then ended and the unaudited consolidated balance sheets of Gainor Management as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the nine months then ended.

"Hazardous Material" means any hazardous substance or any pollutant or contaminant defined or included as such in (or for the purposes of) any Environmental Law.

"Interim Financial Statements" means the unaudited consolidated and consolidating balance sheet of the Universal Entities as of September 30, 1997, and the related unaudited consolidated and consolidating statements of income, cash flow and shareholder's equity for the three-month period then ended, prepared by management of Universal or anyone under the direction of the management of Universal.

"Knowledge of Universal" or "Universal's Knowledge" (or words of similar import) refers, with respect to each Universal Entity, to all those things known after reasonable inquiry by the directors and officers of such Universal Entity about the thing or things in question.

"Knowledge of Stockholders" or "Stockholders' Knowledge" (or words of similar import) refers to all those things known after reasonable inquiry by the Stockholders.

"Material Adverse Effect" means a material adverse effect (i) on the business, assets, financial condition or prospects of either the Selling Companies taken as a consolidated whole, or either of the Purchased Companies, (ii) on the relationship of any Universal Entity with any material customer or supplier,
(iii) on any material Universal Contract, or (iv) on the transactions contemplated herein.

"Note" is defined in Section_2.3(b).

"Permitted Encumbrance" means an Encumbrance identified as a "Permitted Encumbrance" in the Disclosure Memorandum.

"Person" means a corporation, partnership, trust, limited liability company, other business entity or an individual.

"Plans" is defined in Section 3.21(a).

"Post Closing Revenue" is defined in Section 2.7(a).

"Preliminary Balance Sheets" is defined in Section 2.3(a).

"Proxy Statement" means the proxy statement to be used by Universal in connection with the meeting at which the stockholders of Universal will be asked to approve the transactions set forth herein.

"Purchased Companies" means USCI Healthcare Management Solutions, Inc. and Diabetes Self Care, Inc.

"Purchased Shares" means all of the issued and outstanding equity interests of each of the Purchased Companies.

"Rule" means any law, statute, rule, regulation, order, court decision, judgment or decree of any federal, state, territorial, provincial or municipal authority.

"Section 338(h)(10) election" means an election described in Section_338(h)(10) of the Code with respect to Universal's sale of the Purchased Shares to Gainor Acquisition pursuant to this Agreement. Section_338(h)(10) Election shall also include any substantially similar election under a state or local statute corresponding to Federal laws.

"Section 338 forms" means all returns, documents, statements, and other forms that are required to be submitted to any Federal, state, county or other local taxing authority in connection with a Section 338(g) Election or a
Section 338(h)(10) Election. Section 338 forms shall include, without limitation, any "statement of Section 338 election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.3381 or Treas. Reg. Section 1.338(h)(10)1.

"Selling Companies" means collectively Universal and all of the Subsidiaries other than the Purchased Companies.

"Stock Powers" means the stock transfer powers executed by Universal in blank pursuant to which the Purchased Shares will be transferred to Gainor Acquisition.

"Subsidiary" means any corporation, limited liability company, partnership, joint venture or other legal entity, 50% or more of the capital stock or equity of which is owned by Universal or any other Subsidiary of Universal, and shall expressly include, without limitation, each of Clinishare Diabetes Centers, Inc., a California corporation, Physicians Support Services, Inc., a California corporation, USC-Michigan, Inc., a Michigan corporation, PCS, Inc. - West, a Michigan corporation, Diabetes Self Care, Inc., a Virginia corporation, and USCI Healthcare Management Solutions, Inc., a Delaware corporation.

"Tax" or "Taxes" means all forms of levies, taxes, customs and other duties normally deemed to be of a fiscal or customs nature, including but not limited to (a) all taxes levied, imposed or assessed under the Internal Revenue Code of 1986, as amended, or any rule, in the U.S. or elsewhere; (b) taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, undistributed profits tax, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial, provincial or municipal charges or impositions levied, imposed or collected by any governmental body; and (c) any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non-, late, short or incorrect payment of the same or the failure to file any return.

"Trademark Assignments" means the instruments substantially in the form of Exhibit E hereto to be executed and delivered at Closing pursuant to which all trademarks included in the Transferred Assets will be assigned by Universal to Gainor.

"Transferred Accounts" means those bank accounts listed on Schedule A.

"Transferred Assets" means all right, title and interest of the Selling Companies in, to and under all of their respective properties and assets (tangible or intangible, real or personal, fixed or contingent, owned directly or indirectly, including but not limited to all trademarks, the goodwill associated therewith and the right to sue for past infringements thereof), including but not limited to the Purchased Shares, and excluding the Excluded Assets.

"Transferring Employee" means each Employee to whom Gainor makes an offer of employment and who accepts such offer.

"Universal Agreements" means, collectively, this Agreement, the Bill of Sale, the Trademark Assignment, and the Universal Assumption Agreement.

"Universal Assumed Liabilities" means all the liabilities of the Purchased Companies other than (a) liabilities retained by the Purchased Companies on and after the Closing consisting of performance obligations under all contracts of the Purchased Companies other than the Assigned Contracts, and those liabilities of the Purchased Companies shown on the Closing Balance Sheets, and (b) all liabilities that arise in connection with the operation of Universal's Business by Gainor that arise after the Closing and are attributable to acts or omissions occurring after the Closing.

"Universal Assumption Agreement" means the instrument in the form of Exhibit F attached hereto to be executed and delivered at the Closing pursuant to which Universal will assume the Universal Assumed Liabilities.

"Universal Financial Statements" means the audited consolidated and unaudited consolidating balance sheets of the Universal Entities as of June 30, 1996 and 1997, and the related audited consolidated and unaudited consolidating statements of income, cash flows and shareholder's equity for the three years ended June 30, 1995, 1996 and 1997, together with all footnotes, annexes and schedules thereto, accompanied by the audit reports of Feldman Radin & Co., P.C., together with the Interim Financial Statements, and all notes thereto, all of which balance sheets, statements of income and cash flow, reports and notes have been attached to and incorporated into the Disclosure Memorandum.

"Universal Representative" means Brian D. Bookmeier, a Stockholder acting as the representative of each of the Stockholders for purposes of this Agreement.

"Universal Contracts" means all contracts, leases, agreements, indentures, licenses, mortgages, commitments or binding arrangements or relationships pursuant to which any Universal Entity is either a party or a third party beneficiary.

"Universal Entity" means Universal and each Subsidiary; and "Universal Entities" means, collectively, Universal and all Subsidiaries.

"Universal Permits" is defined in Section 3.18.

"Universal Premises" means the real estate (including fixtures, buildings and other improvements thereon) at the addresses listed in the Disclosure Memorandum owned or leased by a Universal Entity, as indicated therein.

"Universal Properties" is defined in Section 3.12(e).

"Universal's Business" means the business currently conducted by all of the Purchased Companies, and any remaining business currently conducted by the Selling Companies, namely the marketing, sale and retail distribution of diabetic supplies, and the services related thereto, and disease management programs and services.

"Warranty" means any representation of warranty of the Universal Entities and Stockholders in this Agreement and in each certificate or other document delivered by them or on their behalf in connection with this Agreement.

                                       ARTICLE 2
                                TERMS OF TRANSACTION

2.1 Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing Gainor Acquisition shall purchase the Transferred Assets from Selling Companies and Selling Companies shall sell, transfer and assign the Transferred Assets to Gainor Acquisition.

2.2 Consideration. In consideration of the sale, transfer and assignment to Gainor Acquisition of the Transferred Assets and Universal's assumption of the Universal Assumed Liabilities, Gainor Acquisition shall:

         (a)   pay the Selling Companies the sum of

               (i)    $17 million; plus

               (ii) an amount equal to 75% of the Post Closing Revenue (as defined in Section 2.5(b)) or $20 million, whichever is less, plus

               (iii) the sum (whether positive or negative) of (1) the cash shown on the Closing Balance Sheets, (2) the lesser of the book value or the net realizable value at Closing of all inventory shown on the Closing Balance Sheets, and (3) the agreed value at Closing (as determined in accordance with Section 2.6(a) below) of all other tangible assets shown on the Closing Balance Sheets (excluding accounts receivable, prepaid expenses, deposits and other like kind assets, intercompany receivables, loan receivables, and Excluded Assets), less (4) the book value at Closing of the Gainor Assumed Liabilities required to be listed in a balance sheet, prepared in accordance with GAAP, less (5) all liabilities of the Purchased Companies shown on the Closing Balance Sheets, and less (6) the amount of the pledge by the Universal Entities to the American Diabetes Association (the aggregate of (1)-(6) being referred to herein as the "Closing Net Asset Value"); and

         (b)   assume the Gainor Assumed Liabilities.

2.3 Payment. The Purchase Price (which is subject to a post-closing adjustment as set forth in Section 2.5 below) shall be paid as follows:

         (a) At the Closing, Gainor Acquisition shall make a cash payment by wire transfer of immediately available funds to the bank account of Universal's choice equal to $17 million plus the Closing Net Asset Value.
For the purpose of the Closing, the Closing Net Asset Value shall be estimated based upon a preliminary unaudited consolidated closing balance sheet for the Selling Companies and separate unaudited closing balance sheets for each of the Purchased Companies, each as of the Closing Date, which shall be prepared by or on behalf of Universal in accordance with the Accounting Standards and delivered to Gainor at the Closing. Such preliminary balance sheets shall show detail sufficient to allow a preliminary determination of the Closing Net Asset Value (the "Preliminary Balance Sheets").

         (b) At the Closing, Gainor Management shall deliver to Universal a subordinated promissory note substantially in the form of Exhibit G hereto (the "Note") in the principal amount of $20 Million, having a term of at least 5 years and 1 day, but no more than 6 years, with interest payable quarterly at the rate of 7% per annum through December 31, 1998, and 8% per annum thereafter, and all principal due and payable on the maturity date. Upon determination of the Post Closing Revenue under Section 2.5(b), the principal amount of the Note shall be reduced to the lessor of (i) $20 million or (ii) 75% of the Post Closing Revenue. Gainor shall have the right to offset against any amount of principal or interest due under the Note any amount to which Gainor is entitled under any claim for indemnification made by Gainor against Universal hereunder, as determined in accordance with
Section 6.9 hereof. The Note shall be convertible into equity securities of Gainor to the extent set forth therein.

1.1      The Closing.

         (c) The Closing shall take place, subject to the satisfaction or waiver of the conditions set forth herein in the offices of Nelson Mullins Riley_& Scarborough, L.L.P., Atlanta, Georgia or in such other place as the parties may agree upon in writing, on a date to be mutually agreed upon by the parties provided, however, that the Closing shall take place not later than ten (10) business days following stockholder approval and ratification of this Agreement and the transactions contemplated hereby at the Universal Stockholders Meeting described in Section 6.16 hereof.

         (d) At the Closing, Universal shall execute and deliver to Gainor, in substantially the forms attached hereto or otherwise in a form reasonably acceptable to Gainor:

               (i) certificates representing all of the Purchased Shares along with the Stock Powers;

               (i)    the Preliminary Balance Sheets;

               (ii)   the Bill of Sale;

               (iii)  the Contract Assignment Agreement;

               (iv)   the Universal Assumption Agreement;

               (v)    the Trademark Assignments;

               (vi) all business and financial files and records of each Selling Company (including but not limited to all customer lists, payment records, financial statements and all other information, files and records) which are required to operate Universal's Business after the Closing as it was run by the Universal Entities prior to the closing;

               (ii) signature cards for bank accounts of each of the Transferred Accounts;

               (i)    releases of all Encumbrances on all Transferred Assets;

               (iii) the resignations of all of the directors and officers of the Purchased Companies, effective as of the Closing Date;

               (iv)   the Purchased Companies' original corporate minute books;

               (vii)  all other corporate records of the Purchased Companies;
         and

               (viii) legal opinions of counsel to each of the Universal Entities concerning, among other things, the organization and authority of the Universal Entities, the Purchased Companies' authorized and outstanding capital stock, the due authorization, execution and delivery of this Agreement and each other agreement and instrument to be delivered by the Stockholders and the Universal Entities hereunder, the transfer of the Purchased Shares, the transfer of the Transferred Assets, the Assumption of the Universal Assumed Liabilities, and other reasonable and customary matters.

         (e) At the Closing, in addition to payment of the Purchase Price as set forth in Section 2.3, Gainor shall execute and deliver to Universal, in substantially the forms attached hereto or otherwise in a form reasonably acceptable to Universal:

               (i)    the Gainor Assumption Agreement;

               (ix)   the Contract Assignment Agreement;

               (ii)   the Note; and

               (iii) legal opinions of counsel to each of Gainor Acquisition and Gainor Management covering, among other things, the organization and authority of each of Gainor Acquisition and Gainor Management, the due authorization, execution, delivery, and enforceability of this Agreement and each other agreement and instrument to be delivered by Gainor hereunder, the Assumption of the Gainor Assumed Liabilities, and other reasonable and customary matters.

         (f) At the Closing, Gainor Acquisition and Edward T. Buchholz shall execute and deliver the Employment Agreement.

         (g) At the Closing, the Purchased Companies shall execute and deliver the Contract Assignment Agreement.

1.2      Post-Closing Adjustment in Purchase Price.

         (a) Within five business days after the final determination of the Closing Net Asset Value under Section 2.6(b) below, if the final Closing Net Value Asset shown in the Closing Balance Sheets is lower than the preliminary Closing Net Asset Value shown in the Preliminary

Balance Sheets, the principal amount of the Note shall be reduced (following the procedure given in Section 2.7) by the amount of such difference, and if the final Closing Net Asset Value shown in the Closing Balance Sheets is greater than the preliminary Closing Net Asset Value shown in the Preliminary Balance Sheets, the principal amount of the Note shall be increased (following the procedure given in Section 2.7) by an amount equal to such difference.

         (b) Upon determination of the Post Closing Revenue (as defined below), the principal amount of the Note shall be adjusted to equal the lesser of (i) $20 million or (ii) 75% of the Post Closing Revenue following the procedure set forth in Section 2.7. "Post Closing Revenue" shall mean the gross revenues of the Purchased Companies for calendar year 1998, less sales taxes, allowable adjustments and other sales adjustments, all determined in accordance with GAAP. In the event that the Purchased Companies are consolidated with other of Gainor's businesses or companies, then the Post Closing Revenue shall exclude revenue from then existing customers of such other businesses and companies, but the revenue of customers of both the Purchased Companies and the consolidated businesses or companies shall be included in Post Closing Revenue. By February 1, 1999, Gainor shall deliver to Universal a statement showing the Post Closing Revenue. Universal shall review such statement and shall, within 10 days of receipt of such statement, notify Gainor in writing of any objections thereto. If Universal fails to give such notice by such time, Universal shall be deemed to have agreed with the statement as delivered. If Universal gives such notice by such time, Gainor and Universal shall then have 10 business days after such notice to agree on the Post Closing Revenue. If Gainor and Universal are not able to agree by such time, such statement will be submitted to Ernst & Young, LLP, Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Post Closing Revenue, under GAAP, within 30 days following such submission. Ernst & Young, LLP's (or any such successor accounting firm's) determination shall be final and binding on Gainor and Universal. The costs of any such determination shall be shared equally by Gainor and Universal.

         (c) Twelve months following the Closing, the principal amount of the Note shall be reduced (following the procedure set forth in Section 2.7) in the event and to the extent that the amount by which collections of the trade accounts receivable shown on the Closing Balance Sheet shall be less than $5 million during that 12 month period.

1.3      Determination of Value of Tangible Assets and Closing Net Asset Value

         (h) Not later than 20 business days prior to the Closing, Gainor and Universal shall agree upon the value of all of the tangible assets of the Universal Entities to be included on the Closing Balance Sheets (excluding the Excluded Assets). If Gainor and Universal are unable to agree by such time, then the parties shall cause an appraisal to be made of such tangible assets by an independent third party appraiser acceptable to both parties. The value so determined shall be reflected on the Preliminary and Final Closing Balance Sheets. The cost of such appraisal shall be shared equally by Gainor and Universal.

         (i) Not later than 20 business days after the Closing, Universal shall prepare or cause to be prepared audited balance sheets as of the Closing Date, in accordance with the Accounting Standards and consistent with prior years' reasonable accounting practices, on a consolidated basis for the Selling Companies and separate balance sheets for each of the Purchased Companies, in detail sufficient to allow the determination of the Closing Net Asset Value (the "Closing Balance Sheets"). All intercompany receivables and payables shall be satisfied and "zeroed out" on the Closing Balance Sheets. Upon completion of the Closing Balance Sheets, Universal shall deliver a copy of the Closing Balance Sheets to Gainor, who shall review the Closing Balance Sheets and notify Universal in writing of any objections thereto within 45 days after receiving them. If Gainor fails to give such notice by such time, Gainor shall be deemed to have agreed with the Closing Balance Sheets as delivered. If Gainor gives such notice by such time, Gainor and Universal shall then have 10 business days after such notice to agree on the Closing Net Asset Value. If Gainor and Universal are not able to agree by such time, the Closing Balance Sheets will be submitted to Ernst & Young, LLP in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Closing Net Asset Value, under the Accounting Standards and consistent with prior years' reasonable accounting policies, within 30 days following such submission. Ernst & Young, LLP's (or any such successor accounting firm's) determination shall be final and binding on Gainor and Universal. The costs of any such determination shall be shared equally by Gainor and Universal.

2.4 Note Adjustment. If any adjustment is required to be made to the Note hereunder, the principal amount of the Note shall be reduced or increased, as the case may be, by (a) the amount of such adjustment, plus (b) the total of all interest paid on the amount of the adjustment through the date of such adjustment, or the total of all interest that would have been paid on the amount of the adjustment from the Closing Date through the date of such adjustment, as the case may be. Upon any reduction of or increase in the Note, Universal shall promptly annotate the Note to reflect such reduction or increase and deliver to Gainor a copy of the Note so annotated. Adjustments may be made separately or with other adjustments, and all adjustments shall be cumulative.

                                      ARTICLE 3A
                            REPRESENTATIONS AND WARRANTIES
                                OF UNIVERSAL ENTITIES

To induce Gainor to execute, deliver and perform this Agreement, and in acknowledgment of Gainor's reliance on the following Warranties, each of the Universal Entities hereby jointly and severally represents and warrants to Gainor as follows as of the date hereof and as of the Closing.

3.1      Organization of Universal Entities.

         (a) Each Universal Entity is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. Except as set forth in the Disclosure Memorandum, or where the failure to properly and timely file would have a Material Adverse Effect, all documents required to be filed with any government entity with respect to each Universal Entity have been properly and timely filed.

         (b) Except as disclosed in the Disclosure Memorandum, no Universal Entity has been, is currently being, or a result of the consummation of the transactions contemplated herein will be

(i) subject to any bankruptcy or insolvency related procedure in respect of part or all of its assets, or (ii) involuntarily liquidated. Except as specified in the Disclosure Memorandum, no Rule and no provision of any Charter Document, or any agreement of any Universal Entity would require any Universal Entity to be wound up or dissolved after the Closing Date whether as a result of capital impairment of the Universal Entity or otherwise.

         (c) The Disclosure Memorandum sets forth (i) the name, address and jurisdiction of organization of each Universal Entity, (ii) every entity in which any Universal Entity owns any of the outstanding equity, directly or indirectly, (iii) the equity interest in such entity that is owned by such Universal Entity, and (iv) each such entity's respective jurisdiction of organization.

         (d) The Disclosure Memorandum includes a true, complete and correct copy of all of the Charter Documents for each of the Purchased Companies and Universal has delivered to Gainor a true, complete and correct copy of each of the Charter Documents and all minutes of shareholders' and directors' meetings or written consents in lieu of such meetings for the Purchased Companies, all as in effect on the date hereof. The minutes of directors' and stockholders' meetings of each Universal Entity that have previously been delivered to Gainor are the complete, true, valid and correct records of directors' and stockholders' meetings through and including the date hereof and, reflect all transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

         (e) The current officers and directors of each Universal Entity are listed in the Disclosure Memorandum.

         (f) Except as set forth in the Disclosure Memorandum, since June 30, 1997, the Selling Companies (other than Universal) have not been engaged in the Universal Business or any other corporate activity.

3.2 Power and Authority of Universal Entities. Other than the approval of Universal's stockholders (which is a condition to Universal's and Gainor's obligations hereunder) and other than as set forth in the Disclosure Memorandum or except where the failure to obtain a consent, approval, authorization or estoppel would not have a Material Adverse Effect, each Universal Entity has obtained all necessary consents, approvals, authorizations or estoppels of any other Person or governmental or regulatory authority required to be obtained to execute and perform under this Agreement and to authorize and permit the Universal Entities to transfer, or cause to be transferred, to Gainor all of the Transferred Assets. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each Universal Entity required to take such action and except as set forth in the Disclosure Memorandum will not without the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of any Charter Document; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which any Universal Entity is a party or by which any Universal Entity or any of its properties may be bound; (iii) violate any Rule the result of which would have a Material Adverse Effect; or (iv) result in the creation or imposition of any material Encumbrance upon any asset of any Universal Entity. This Agreement has been duly and validly executed by each Universal

Entity and constitutes each such parties legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditor's rights generally or by general principals of equity.

1.4 Ownership of the Shares. Universal owns, of record and beneficially, good, valid and marketable title to the Purchased Shares, the Purchased Shares are validly issued and are free and clear of any Encumbrances, with no defects of title whatsoever, and Universal has full and exclusive power, right and authority to vote and transfer the Purchased Shares. Except as disclosed in the Disclosure Memorandum, other than the Purchased Shares, Universal owns no capital shares of any Purchased Company and has no right to acquire any such shares. Except as disclosed in the Disclosure Memorandum, no Person (other than Universal) owns any capital shares of any Purchased Company, no Person has any right to acquire any such shares and there are no Encumbrances on any such shares. Upon consummation of the Closing, Gainor Acquisition shall obtain good, valid and marketable title to the Purchased Shares, free and clear of all Encumbrances, with no defects of title whatsoever, and shall have full and exclusive power, right and authority to vote the Purchased Shares. Universal is not a party to or bound by any agreement affecting or relating to its right or obligation to transfer or vote the Purchased Shares.

3.3      Issued Shares.

         (a) The number of issued and outstanding shares or other equity interests of each Universal Entity are set forth in the Disclosure Memorandum. The number of shares of Universal owned by each Stockholder is set forth in the Disclosure Memorandum. Universal owns all outstanding shares of each of the Subsidiaries, with the exception of PCS, Inc.-West, which is a wholly-owned subsidiary of USC-Michigan, Inc. All of such shares and interests are validly issued. All issuances, transfers or purchases of all such shares and interests have been in compliance with all applicable agreements and all applicable Rules, and all Taxes thereon have been paid. There are no shares or other capital interests held in the treasury of any Universal Entity. Universal has full power, right and authority to vote all of the shares and other interests of each Subsidiary, with the exception of PCS, Inc.-West. USC-Michigan, Inc. has the full power, right and authority to vote all of the shares and other interests of PCS, Inc.-West. All of the shares of each Universal Entity are validly issued and are free and clear of any Encumbrances, with no defects of title whatsoever.

         (b) Except as set forth in the Disclosure Memorandum, no increase in the capital of any Purchased Company has been agreed, resolved or promised, nor is in the process of being effected, and none will be through Closing. No instrument or security whatsoever which may, whether by exchange, subscription, conversion or in any other manner, give right to share capital or voting rights as to any Purchased Company has been issued, resolved or promised.

1.5 Absence of Other Claims. Except as set forth in the Disclosure Memorandum, there is not outstanding, nor is any Purchased Company bound by, any subscriptions, options, preemptive rights, warrants, agreements or rights of any character requiring such Purchased Company to issue or transfer any of its shares or other equity interests, or any of the Purchased Shares, including any right of conversion or exchange under any outstanding security or other instrument. There are no outstanding obligations of any Purchased Company to repurchase, redeem or otherwise acquire any of its outstanding shares or other equity interests.

1.6 Compliance with Law. No Universal Entity has violated any order of any court, governmental authority, arbitration board or tribunal to which it is or was subject, nor is any Universal Entity in violation of any Rule the violation of which would have a Material Adverse Effect. Except as set forth in the Disclosure Memorandum, (i) since June 30, 1992 no Universal Entity has been the subject of an audit, investigation, or other enforcement action by Medicare, any Medicaid agency of any state, MediCal, any intermediary or agent of any state or local governmental entity, or other healthcare regulatory bodies, and (ii) since June 30, 1994, no fines, assessments, penalties or other amounts have been paid by any Universal Entity to or withheld by Medicare, any Medicaid agency of any state, MediCal, any intermediary or agent of any state or local governmental entity or other healthcare regulatory bodies because of a violation of a Rule promulgated by any such body.

1.7 Financial Matters. The Universal Financial Statements, as provided to Gainor, including the footnotes thereto are complete, have been prepared in accordance with the Accounting Standards, consistently applied, and fairly present the financial position of the Universal Entities as of the dates thereof and the results of their operations for the respective periods thereof. The Universal Financial Statements contain all disclosures required under the Accounting Standards as of the dates of, and for the periods covered by, the Universal Financial Statements. Since June 30, 1992, the books and records of each Universal Entity have been maintained in accordance with the Accounting Standards.

1.8 Indebtedness. The Disclosure Memorandum sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of each Universal Entity, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit, and all conditional sales contracts, pledges and other security arrangements with respect to personal property used or owned by such Universal Entity. Except as expressly set forth in the Disclosure Memorandum, no Universal Entity is in material default with respect to any indebtedness aggregating $30,000 or more or, to the knowledge of Universal, any other indebtedness.

1.9 No Undisclosed Liabilities. Except as and to the extent reflected and adequately reserved against on the Interim Balance Sheets or as shown in the Disclosure Memorandum, no Universal Entity has any liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, in excess of $20,000.

3.4      Tax Matters.

         (c) Tax Reserves. The amount of the Universal Entities' liabilities for unpaid Taxes for all periods ending on or before the date of this Agreement do not, in the aggregate, materially exceed the amount of the current liability accruals for Taxes with respect to each Universal Entity, as such accruals are reflected in the Interim Balance Sheets; and the amount of any Universal Entity's liability for unpaid Taxes for all periods ending on or before the Closing does not, in the aggregate, exceed the amount of the current liability accruals for Taxes as shown on the Interim Balance Sheet for each respective Universal Entity.

         (d) Tax and Employee Benefit Returns. Except as set forth in the Disclosure Memorandum, any and all the Universal Entities have correctly and timely (i) filed all Tax and Employee Benefit returns required to be filed in the manner required by Tax and Employee Benefit authorities, (ii) responded to information requested by said authorities and (iii) made all Tax and Employee Benefit payments at due dates, including but not limited to federal and state payroll taxes. All such payments that are due and unpaid, as well as all penalties and interest on delinquencies, have been accrued as liabilities of the Universal Entities.

         (e) Other Matters. The Purchased Companies are not a party to any tax sharing agreement with any other Person. Except as set forth in the Disclosure Memorandum: (i) no Universal Entity is subject to income tax in countries other than the U.S.; (ii) none of the Universal Entities has entered into any transaction which could be disregarded or recharacterized for Tax or Employee Benefit purposes on the grounds that it aimed at the avoidance of Tax or Employee Benefit obligations; and (iii) none of the Universal Entities is the subject matter of any inquiry, investigation or audit relating to Tax or Employee Benefit matters and have not been informed of any proposed audit.

         (f) Tax and Employee Benefit Audits. The Disclosure Memorandum sets forth the conclusions of any Tax or Employee Benefit audit or reassessment made during the period not yet completely time barred by applicable statutes of limitation.

         (g) Returns Furnished. The Universal Entities have furnished Gainor with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of each Universal Entity relating to Taxes, and (ii) all tax returns for each Universal Entity for all periods since July 1, 1994.

Litigation. Except as set forth in the Disclosure Memorandum, there is no action, suit, investigation or proceeding pending or, to Universal's Knowledge, threatened against or affecting a Universal Entity, Universal's Business or the assets of a Universal Entity before any court or by or before any governmental body or arbitration board or tribunal, nor is there any internal investigation at any Universal Entity as to any circumstances that would adversely affect Universal's Business or the Transferred Assets, nor is there a basis for any such action, suit, investigation or

3.6 proceeding. No action, suit, investigation or proceeding listed on the Disclosure Memorandum will have a Material Adverse Effect on Universal's Business prior to or following the Closing.

3.7      Assets.

         (a) Description. The Disclosure Memorandum sets forth a description, the location, the historical cost and the net book value of all personal property and leasehold improvements included in the Transferred Assets and in the assets of the Purchased Companies with a net book value in excess of $500.00.

         (a) Title. Each Universal Entity has good, valid and marketable title to all of its assets, free and clear of any and all Encumbrances other than the Permitted Encumbrances. The

Universal Entities own all the real and personal property reflected on the Interim Financial Statements. Upon the Closing, Gainor shall have good, valid and marketable title to all of the Transferred Assets free and clear of any and all Encumbrances, other than the Permitted Encumbrances.

         (b) Possession. Except as set forth in the Disclosure Memorandum, each material tangible asset of the Universal Entities and materially all of the tangible assets of each Universal Entity in the aggregate are on Universal Premises, in their possession and control and no one else has any right, title or interest in any property or asset of the Universal Entities or used in Universal's Business.

         (c) All Assets. The assets of the Universal Entities reflected on the Interim Financial Statements are all the assets used to conduct Universal's Business as of the date of the Interim Financial Statements, and other than those transferred or consumed in the ordinary course of business, all such assets are in the possession of the Universal Entities.

         (d) Condition. The assets of the Universal Entities that constitute tangible personal property (collectively, the "Universal Properties") are in good condition and repair, in satisfactory working order (ordinary wear and tear excepted), have been maintained in accordance with reasonable procedures and are suitable for their respective intended uses in connection with the operation of Universal's Business. The properties leased or used by each Universal Entity do not have any known material defects.

         (e) Compliance. Universal Properties and the existing and prior uses thereof by the Universal Entitles are in substantial compliance in all respects with all applicable Rules. The Universal Entities have delivered to Gainor all material reports and documents generated by the Universal Entities or any third party at the direction of the Universal Entities about the condition of Universal Properties or about such compliance.

         (f) Inventory. Except as set forth in the Disclosure Memorandum, all of the Universal Entities' inventory included in the Interim Financial Statements is of a quality usable and saleable in the ordinary and usual course of Universal's Business, and the quantities of each type of inventory are not excessive, but are reasonable, adequate and appropriate in the Universal Entities' present circumstances. All of such inventory is valued for the purposes of the Interim Financial Statements at the lower of cost or net realizable market value.

         (g) Accounts Receivable. Each Universal Entity has provided Gainor with a current, complete and accurate aging report of its accounts receivable, a copy of the most recent of which is included in the Disclosure Memorandum.

         (i)   [intentionally omitted]

         (j) Interests in Other Persons. Other than the shares of the Subsidiaries owned by Universal and USC-Michigan, Inc. set forth in the Disclosure Memorandum, no Universal Entity owns, either legally or beneficially, directly or indirectly any participating interest in any partnership, limited liability company, trust, joint venture, association or other non-corporate business enterprise.

         (k) Bank Accounts. The Disclosure Memorandum contains a list of all the checking, depository or other bank accounts and any safe deposit boxes of or relating to the assets, operations or business of the Universal Entities, together with the authorized signers.

3.8      Suppliers and Customers.

         (a) The Disclosure Memorandum contains a list of: each supplier of goods or services to each Universal Entity to whom such Universal Entity paid in the aggregate more than $25,000 during the 12-month period ended September 30, 1997, together with the amount paid during such period; and each customer or third-party payor of each Universal Entity to whom such Universal Entity billed in the aggregate more than $50,000 during the 12-month period ended September 30, 1997, together with the amount billed during this period. Except as set forth in the Disclosure Memorandum, there has been no change in the reimbursement rates for any such third-party payor during such 12-month period in excess of 2%, nor does any Universal Entity have any knowledge of any such proposed change.

        (b) The Universal Entities have agreements with the managed care providers listed in the Disclosure Memorandum (identified by provider and the applicable Universal Entity) covering approximately 8,300 patients (the "Managed Care Customers"); true, correct, and complete copies of such agreements are contained in the Disclosure Memorandum, and except as set forth in the Disclosure Memorandum, all such agreements will remain in full force and effect after the Closing; except as set forth in the Disclosure Memorandum, no such agreement requires assignment, and no such agreement may be terminated due to the transfer of the Purchased Shares to Gainor Acquisition; and to Universal's Knowledge, each such provider will do business with Gainor following the Closing substantially to the same extent they did business with Universal prior to Closing.

         (c) At least 50,691 customers have ordered from the Universal Entities within the last 365 days; at least 35,507 customers have ordered from the Universal Entities within the last 120 days; and the Universal Entities have made monthly shipments of at least 18,291 packages in each of the three full calendar months prior to date of this Agreement. The Disclosure Memorandum sets forth, for each month between December 31, 1996 and

September 30, 1997, the number of patient referrals, the number of packages shipped and the net revenue of each Universal Entity.

         (d) Except as set forth in the Disclosure Memorandum, there are no material disputes between any Universal Entity (or to Universal's Knowledge, any of the Universal Entities' employees or representatives) and any of the Universal Entities' significant suppliers, customers or others doing business with any Universal Entity. Except as set forth in the Disclosure Memorandum, neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder will have any material adverse effect on the business relationship of any Universal Entity with any significant supplier or customer.

3.9 Trade Secret and Employment Claims. Except as set forth in the Disclosure Memorandum, Universal has not received notice that any third party has claimed that any Universal Entity, any Stockholder, or any director, officer, manager, employee or agent of any Universal Entity, in respect of activities on behalf of any Universal Entity or in respect of the operations of Universal's Business to date, has (i) violated any of the terms or conditions of any employment contract with a third party, (ii) infringed any patent, trademark or copyright of a third party, (iii) disclosed or used any trade secrets or proprietary information or documentation of such third party, or (iv) interfered in the employment relationship between a third party and any of his or its employees; nor does any Universal Entity have any reason to believe that any such violation, disclosure, use or interference has occurred.

3.10     Intellectual Property.

         (a) The Disclosure Memorandum (i) lists all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, all material patent, trademark and service mark licenses, all material copyrights, all material computer software, other than retail shrinkwrap software, and all databases and other intellectual property, that are owned by or registered in the name of the Universal Entities or to which the Universal Entities have any rights as licensee or otherwise, which list specifies which items are owned and to which items the Universal Entities have rights as a licensee or otherwise; and (ii) lists all material contracts, agreements or understandings pursuant to which the Universal Entities have authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clause (i) above.

         (b) The items listed or described in the Disclosure Memorandum pursuant to the preceding subsection (a) constitute or represent all of the material intellectual property used to conduct Universal's Business, and the Universal Entities' ownership and use rights with respect thereto are free and clear of Encumbrances, other than Permitted Encumbrances.

         (c) All federal trademark or service mark registrations, and all applications to register any trademarks or service marks with any trademark register maintained by the United States Patent and Trademark Office or any similar authority of any state or foreign country, filed or in the name of any Universal Entity, are based on truthful affidavits or declarations of use.

         (d) Except as set forth in the Disclosure Memorandum, no Universal Entity has infringed upon any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other Person; and no Universal Entity has agreed to indemnify any Person for or against any infringement of or by the intellectual property set forth in the Disclosure Memorandum. To the knowledge of Universal, no person is infringing upon any of the Universal Entities' patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property which infringement would have a Material Adverse Effect.

         (e) The Universal Entities own or license all computer software and databases that are necessary to conduct Universal's Business as presently conducted by the Universal Entities and all material documentation relating to all such computer software and databases. The computer software performs in all material respects in accordance with the documentation related thereto or used in connection therewith and is free of material defects in programming and operation.

3.11     Contracts.

         (a) The Disclosure Memorandum includes a list of all Universal Contracts with a value, expected payments or expected benefits in excess of $25,000, identified by Universal Entity, and all other Universal Contracts that are material to Universal's Business, true, correct and complete copies of which are contained in the Disclosure Memorandum, including without limitation the following:

               (i) all agreements and participation agreements between a Universal Entity and any provider or pharmacy which serves Medicare or Medicaid patients;

               (ii) all managed care contracts or approvals in a managed care plan or third-party program;

               (iii)  all third-party payor contracts;

               (iv) all bank accounts associated with Universal's participation in each Medicare/Medicaid or other third party payor program; and

               (v) all agreements with Medicare, MediCal, and any state Medicaid or any fiscal intermediary for Medicare, MediCal, or any Medicaid agency.

               (vi) all agreements with billing agencies and financial or fiscal intermediaries; and

               (vii) all contracts or other documents regarding arrangements with referral sources and marketing agents.

         (b) True and correct copies of each of the following documents received by any Universal Entity since January 1, 1995 have been delivered to Gainor, and each such document which could reasonably be expected to have a Material Adverse Effect has been listed on the Disclosure Memorandum:

               (i) all notices or other correspondence with any third party payor terminating a contract or relationship and the reason for such termination or alleging any breach of any such contract;

               (ii) all notices or other correspondence with any managed care plan terminating a contract or relationship and the reason for such termination or alleging any breach of any such contract;

               (iii) all notices, if any, to terminate a provider or participation agreement with any Universal Entity or alleging a breach of any such agreement; and

               (iv)   all discount pricing policies.

         (c)   Except as set forth in the Disclosure Memorandum:

               (i) Each contract required to be listed in Section 3.16(a) is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable against the other party or parties to such contracts in accordance with its terms; no such contract has been canceled or otherwise terminated, and to the knowledge of Universal there is no threat to do so.

               (ii) There are no existing defaults or events of default, real or claimed, or events (including the sale of the Purchased Shares) which with notice or lapse of time or both would constitute material defaults under any Universal Contract.

               (iii) There are no Universal Contracts relating to Universal's Business or the assets of a Universal Entity with any director or officer of any Universal Entity, any Stockholder, or any person with a greater than 5% ownership interest in Universal's Common Stock, or with any person related to any such person or with any company or other organization in which any director, officer of any Universal Entity, any Stockholder, or any person with a greater than 5% ownership interest in Universal's Common Stock or anyone related to any such person, has a direct or indirect financial interest, excluding less than a 5% interest in any Company listed on a national or regional stock exchange or on the NASDAQ market.

               (iv) No Universal Entity is subject to any contract or agreement: (i) that contains covenants limiting the freedom of any Universal Entity to compete in any line of business in any geographic area; (ii) that requires any Universal Entity to share any profits, or requiring any payments or other distributions based on profits, revenues cash flows or referrals; (iii) pursuant to which third parties have been provided with products that can be returned to any Universal Entity in the event they are not sold; or (iv) that otherwise has had or would reasonably forseeably have a Material Adverse Effect.

               (v) There are and have been no referral agreements, discounts, rebates, kickbacks, or referral payments or fees made or paid by any Universal Entity in violation of any Rule.

3.12     Leases.

         (a) Real Property. No Universal Entity owns any real property. Except as set forth in the Disclosure Memorandum, no Universal Entity leases any real property. Universal has delivered to Gainor true, correct, and complete copies of the following with respect to each parcel of real property listed or described in the Disclosure Memorandum: each lease and option to purchase (if any) with respect to such property to which a Universal Entity is a party and any surveys in

Universal's possession with respect to such property. Except for Permitted Encumbrances and other matters set forth in the Disclosure Memorandum, to the knowledge of Universal no real property leased or used by any Universal Entity is subject to (i) any governmental decree or order (or threatened or proposed order known to such Universal Entity) to be sold, condemned or otherwise taken by public authority; or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record which would have a material adverse effect on Gainor's use of such property. All such leases shall be transferred and assigned as required herein, and shall remain in full force and effect immediately following such transfers and assignments; provided, however, that the Universal Entities make no representations with respect to the effect any conduct by Gainor may have on the effectiveness of any such lease.

         (b) Other Property. The Disclosure Memorandum contains a complete and accurate list of all leases (including any capital leases) and lease-purchase arrangements with a total annual lease payment in excess of $10,000 pursuant to which any Universal Entity leases any property (other than real property) from others. Except as set forth in the Disclosure Memorandum, the Universal Entities' possession of such property has not been disturbed, nor has any claim been asserted against the Universal Entities adverse to its rights in such leasehold interests. All such leases that are required to be capitalized by the Accounting Standards have been so accounted for in the Universal Financial Statements, and such leases are identified as capital leases in the Disclosure Memorandum. Except as set forth in the Disclosure Memorandum, all such leases to which a Selling Company is a party are fully assignable to Gainor and shall be assigned to Gainor at the Closing and all of such leases to which a Purchased Company is a party will remain in full force and effect after Closing. No lease will be adversely affected by its assignment to Gainor, the transfer of the Purchased Shares or otherwise by the consummation of the transaction contemplated herein.

3.13     Permits.  Except as set forth in the Disclosure Memorandum:

         (a) The Universal Entities and their employees (as applicable), hold all permits, licenses, franchises and authorizations from governmental and regulatory authorities as are necessary to conduct Universal's Business in the manner in which it has been and is being conducted (the "Universal Permits"), true, complete and correct copies of which Universal Permits are contained in the Disclosure Memorandum, including but not limited to the following:

               (i) a list of all states from, in or to which any Universal Entity mails prescription drugs, a description of any governmental permits or licenses held by any Universal Entity required to do so or regarding the use of the mails in any of these states, and a statement as to where such mailings are made;

               (ii) all medical, healthcare, and pharmacy related permits, licenses, franchises and authorizations from governmental and regulatory authorities, including DEA numbers and/or approvals, and Medicare, MediCal, and any Medicaid agency supplier or provider numbers and the Universal Entity which uses such number(s);

               (iii) all approvals, certifications, or licenses granted by the FDA (including 510(k)'s), with a description of the device or procedure so approved; and

         (a) all approvals by or participation in private accrediting agency programs, evidence of which has been provided to Gainor.

         (b) True, correct and complete copies of all correspondence regarding any material adverse information concerning any of the Universal Permits, all material notices concerning any of the Universal Permits, and other material information concerning the Universal Permits are contained in the Disclosure Memorandum, including but not limited to the following:

               (iv) all material documents relating to any governmental agency surveys, investigations and inspections regarding any Universal Entity or Universal's Business, the Universal Entity's response to any deficiency or other problem noted, and copies of all documents regarding any such problem or deficiency;

               (v) all material correspondence with the Health Care Financing Administration, any state Medicaid agency or any fiscal intermediary relating to the filing or auditing of any Medicare and Medicaid cost reports or any actions or claims relating to recoupment, penalties, offsets or other material adverse actions relating to reimbursement;

               (vi) all current marketing materials and other material communications with referral sources or patients.

               (vii) all pricing and billing policies and procedures and documentation permitting an audit of a sample of claims made to Medicare, MediCal, and any Medicaid agency programs.

               (viii) all correspondence with any licensing or permitting agency in any state or the federal government referencing any noncompliance (whether because of an action or an omission) with any licensure or permitting requirement, any claims or charges past or pending against any Universal Entity, its officers, directors, employees, or, to Universal's knowledge, its agents, contractors or affiliates, alleging violations of applicable regulatory requirements including physician ownership or referral requirements of state or federal law;

               (ix) all court or agency orders, rulings, judgments or settlement agreements or evidence of other regulatory sanctions against any Universal Entity, its officers, directors or employees that relate to Universal's Business which would have a Material Adverse Effect;

               (x) all documents relating to investigations or material inquiries, including subpoenas or other material requests for information by governmental agencies and Universal's response;

               (xi) each of Universal's compliance programs or policies and documents relating to complaints, inquiries and internal investigations relating to possible regulatory compliance issues including physician ownership or referral requirements of state or federal law.

         (c) Except as set forth in the Disclosure Memorandum: all of the Universal Permits of the Selling Companies are fully transferable to Gainor, and none of the Universal Permits of the Purchased Companies will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated herein. With respect to the Universal Permits of the Purchased Companies which will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated herein, if any, all standards and conditions to be met by Universal necessary for the reissuance of such Universal Permits have been satisfied or obtained and will continue until the Closing to be satisfied by the operation of the Universal Entities.
No event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Universal Permit or would result in any other impairment of the rights of the holder of any Universal Permit.


         (d) The Disclosure Memorandum lists all physicians who had a direct or indirect ownership interest in Universal prior to the initial public offering of stock of Universal, which ownership interest would raise any issue under Stark II, and all physicians having any compensation or any referral arrangement with any Universal Entity. No Universal Entity is in or has committed any violation of any state or federal physician self referral law, including Stark II or the federal anti-kickback statute.

         (e) Each Universal Entity has all necessary certificates of medical need and benefit assignments as required to receive reimbursement from Medicare, Medicaid and MediCal and other third party payors for each of its customers who rely on third party payors for payment.

3.14     Labor Matters.

         (a) The Universal Entities are in substantial compliance with all Rules respecting employment and employment practices, terms and conditions of employment, wages and hours.

         (b) No Universal Entity is nor has been engaged in any unfair labor practice, and no unfair labor practice complaints against the Universal Entities are pending before the National Labor Relations Board or similar authority. There are no labor strikes or other labor trouble actually pending, or to the Knowledge of Universal being threatened against or affecting the Universal Entities; relations between management and labor are generally amicable; and there have not been, nor are there presently, to the knowledge of Universal, any attempts or plans to organize the Universal Entities' employees.

         (c) There is no agreement, arrangement or understanding between the Universal Entities and any trade union, any representative of any trade union or any bargaining agent in respect of any of the Employees.

         (d) No Universal Entity has done, nor omitted to, do any act or thing the doing or omissions of which is or could be a material breach of any term contained or implied in any agreement between the Universal Entities and any of the Employees, or of any provision of any arrangement, practice, custom or understanding (whether or not legally enforceable) between any trade union and the Universal Entities, which act or thing, or the omission thereof, would foreseeably result in any collective bargaining obligation.

3.15      Employees.

         (a) The Disclosure Memorandum sets forth as to each Employee: his or her name, the Universal Entity he or she works for, the location of employment, the date on which he or she was hired, the basic weekly or hourly rate of pay (separately listing any bonus), a true and correct estimate of each of the Employee's accrued sick leave entitlement up to the Closing Date, a true and correct estimate of each of the Employee's accrued vacation up to the Closing Date, and a true and correct estimate of all other benefits actually or continently accruing to any Employee as of the Closing Date. Except as set forth in the Disclosure Memorandum, no Universal Entity has any obligation to pay severance to any Employee under any circumstances, contingent or otherwise.

         (b) The Disclosure Memorandum sets forth as to each officer or other manager of any Universal Entity, the information described in subsection (a) above, as well as the current compensation rate (salary, bonus, commission or other) for each such person.

         (c)   All the items described in the preceding subsections (a) and
(b) which remain unpaid will have been accrued as liabilities of the Universal Entities as of the Closing Date and reflected on the Closing Balance Sheets.

         (d) Except as set forth in the Disclosure Memorandum, no Universal Entity has entered into any written employment agreement or any other material agreement with any Employee, for a fixed term or otherwise.

         (e) Since June 30, 1997, no Employee has received a raise out of the ordinary course of business, and no raises have been withheld in contemplation of the sale of Universal's business.

         (f) Except as set forth in the Disclosure Memorandum, during the last five years no significant accident or injury to an Employee has occurred at Universal Premises.

         (g) No Universal Entity or Stockholder has any reason to believe that any key Employee of any Purchased Company will voluntarily leave such Purchased Company in connection with the sale of the Transferred Assets to Gainor hereunder, other than due to the termination of a significant number of employees in connection herewith.

         (h) The Universal Entities have made available to Gainor all employment records for each Employee.

         (i) To Universal's knowledge, no Transferring Employee is under any obligation which would prevent or limit such employee from performing any duty in furtherance of Universal's or Gainor's Business, including without limitation any no-compete, no-hire, or non-solicitation obligation pursuant to any employment or other agreement with any party.

         (j) The Disclosure Memorandum contains a list of all licensed pharmacists, pharmacy assistants and physicians employed or engaged by or contracted with or by any Universal Entity, specifying the Universal Entity which employs such person, the type of license, all states or other governmental entities which have licensed such individual, the license number (if any), any employed physicians' DEA number and a list of all correspondence known to Universal relating to any adverse actions against any such persons, true, correct and complete copies of which are contained in the Disclosure Memorandum. All such persons are properly licensed by all applicable governmental and regulatory agencies with respect to their activities on behalf of the Universal Entities, and Universal has no Knowledge of any material problems or adverse actions regarding any such license. No Universal Entity or Stockholder has any reason to believe that any such licensed pharmacists, pharmacy assistants or physicians of any Purchased Company will voluntarily terminate his or her employed, engagement or contracted with or by such Purchased Company in connection with the sale of the Transferred Assets to Gainor hereunder, for any reason other than due to the termination of a significant number of employees in connection herewith.

3.16    Employee Benefit Plans and Arrangements.

         (k) List of Plans and Obligations. The Disclosure Memorandum sets forth a complete and accurate list and description of all plans, arrangements, agreements, commitments, promises and other obligations of all the Universal Entities, including but not limited to pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, sick leave without compensation, bonus and other incentive plans, every medical, vision, dental and other health plan, every life insurance plan and every other written or unwritten employee program, arrangement, agreement or understanding, commitment or method of contribution or compensation, whether formal or informal, whether funded or unfunded and other obligations under which the Universal Entities have been, are or will be obligated to provide benefits to any current or former Employee, retiree, director, independent contractor, shareholder, officer, consultant or other beneficiary, or dependent, spouse or other family member or beneficiary of such Employee, retiree, director, independent contractor, shareholder, officer, consultant or other beneficiary, of such Universal Entity whether during their employment with such Universal Entity or after the termination of such employment (the "Plans" and the "Beneficiaries", respectively).

         (l) Compliance. All of the Plans have been maintained, funded and administered in substantial compliance with all Rules, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended and all final regulations and rulings related thereto. There are no penalties, fines, interest or Taxes related to the Plans due to any federal or state authority.

         (m) No Liabilities or Obligations. Except as reflected on the Interim Financial Statements, or as otherwise set forth on the Disclosure Memorandum, the Universal Entities have no liabilities or obligations to any Beneficiaries, governmental authorities or any other parties arising out of or relating to the Plans.

         (n) No Payments. Except as set forth in the Disclosure Memorandum, the consummation of the transactions contemplated by this Agreement will not
(i) entitle any Beneficiary to any severance pay, unemployment compensation or any other payment contingent upon a change in control or ownership of any Universal Entity or its assets or (ii) accelerate the time of payment or vesting or increase the amount of any compensation or benefit due to any Beneficiary.

         (o) No Multi-Employer Plans. Except as set forth in the Disclosure Memorandum, none of the Plans is a multi-employer plan, as defined in Section 3(37) of ERISA.

3.17 Environmental Matters.

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

         (p) No Universal Entity has been at any time in, and no condition or event has occurred in relation to Universal's Business which with notice or the passage of time or both would constitute a material violation or contravention of any Environmental Law or any licenses, approvals, consents, permissions or permits issued under any Environmental Law.

         (q) Universal Premises are not contaminated nor are they in such condition as to justify or lead any government or semi-government body to issue any notice, direction or order requiring clean-up, decontamination, remedial action or making good under any Environmental Law.

         (r) There are no circumstances whatsoever affecting Universal Premises or Universal's Business or operations conducted by or on behalf of the Universal Entities in connection with Universal's Business which may give rise to a claim by any third party arising from property damage or personal injury or death caused by any Hazardous Material of whatever nature caused or contributed to in whole or in part by the Universal Entities or Universal Premises, operations or business of the Universal Entities.

         (s) Except as set forth in the Disclosure Memorandum: (i) there are no Hazardous Materials in, on or under Universal Premises; (ii) there are no current and there have not been any past releases of Hazardous Materials from or onto Universal Premises that are or were subject to regulation under any Environmental Law, or that may make the Universal Entities or Gainor subject to an action under any Rule, or liable in tort or under a common law public or private nuisance action; and (iii) Universal Premises and all activities conducted thereon have complied with all applicable Environmental Laws. Neither the Universal Entities nor, to the knowledge of the Universal Entities, anyone related to the Universal Entities, directly or indirectly, has indemnified any other party with respect to transportation, storage or use of Hazardous Materials.

         (t) The Universal Entities have obtained from all governmental, local and other relevant authorities or agencies all necessary licenses or other authorizations required under the Environmental Laws in relation to the carrying on of Universal's Business. Except as set forth in the Disclosure Memorandum, all such licenses and authorizations have been granted on the basis that they are unconditional and do or did not require the undertaking or performance by the Universal Entities of any obligation of any nature (including, without limitation, any obligation to make any payment of any nature to any person), remain in full force and effect and permit the carrying on by the Universal Entities of the Universal Entities' Business and all activities related thereto on the basis disclosed to Gainor, and at least at the same level of activity as has existed in relation thereto over the period of one year prior to the date hereof. No Universal Entity has any knowledge that any such permit, license or authorization is in the process of being terminated or revoked or knows of any reason why any such license, permit or authorization should or could be terminated or revoked.

         (u) No Universal Premises has and no Universal Entity has or has ever had responsibility for or control of any underground storage tank or other underground storage facilities.

         (v) Except as set forth in the Disclosure Memorandum, no building or other improvement on Universal Premises contains any asbestoscontaining materials.

         (w) Except as set forth in the Disclosure Memorandum, Universal Premises do not contain any PCBs in any form.

3.18 Insurance Policies. The Disclosure Memorandum sets forth a complete and accurate list and description of all insurance policies in force naming any Universal Entity, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which any Universal Entity has paid or is obligated to pay all or part of the premiums. Except as set forth in the Disclosure Memorandum, the Universal Entities have not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Universal Entities are in compliance with all material conditions contained therein. Except as set forth in the Disclosure Memorandum, there have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth in the Disclosure Memorandum.

3.19 Events After June 30, 1997. Except as set forth in the Disclosure Memorandum, since June 30, 1997, each Universal Entity has conducted its business only in the ordinary course, consistent with reasonable past practices, and has not:

         (x) suffered any material property or casualty loss, or aived any material right;

         (y) made any changes in officer, director or employee compensation, or paid any other bonus, except in the ordinary course of business and consistent with reasonable past practice;

         (z) lost a major customer or vendor or received a notice of nonrenewal from a major customer or vender, suffered a material deterioration in any relationship with any third-party payor or any other significant relationship or experienced any other Material Adverse Effect;

         (aa) made any change in any method, practice or principle of financial or tax accounting;

         (bb) made any sales on terms (including but not limited to discounts, extended payment terms and other incentives) inconsistent with reasonable prior practices;

         (cc) entered into any commitment or transaction resulting in a Material Adverse Effect ;

         (dd) realized a material asset (or material group of assets) or reduced a material liability (or material group of liabilities) related to a transaction with a customer or supplier that was not authorized by the customer or supplier;

         (ee) failed to maintain the Universal Financial Statements and its books of account in accordance with the Accounting Standards;

         (ff) sold, assigned, transferred or encumbered any of its assets or affected the carrying value of any its liabilities, including without limitation any commercial agreements, or entered into any arrangement to purchase assets and/or assume liabilities (except in each case as required in the ordinary course of business);

         (gg) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the ordinary course of business and consistent with reasonable past practice;

         (hh) made any distribution or declared or paid any dividends to any stockholders, received any capital contribution, or redeemed, purchased or otherwise acquired any shares;

         (ii) made any payment of cash or any transfer of other assets, to any shareholder or affiliate thereof, or paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits;

         (jj) failed to perform in all material respects its obligations under the Universal Contracts;

         (kk) failed to manage working capital components (including cash, receivables, other current assets, trade payables and other current liabilities) in a fashion consistent with reasonable past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

         (ll) failed to use commercially reasonable efforts to increase its sales in a profitable manner, enhance its financial position, address market changes, preserve its business, keep available the services of its present employees, and preserve the goodwill of its customers, suppliers and others having business relations with it; or

         (mm)  agreed to take any action described in this Section 3.24.

3.20 Copies Provided to Gainor. Universal has delivered to Gainor true, correct and complete copies of each of the contracts, agreements, instruments, other documents, material notices and correspondence listed in the Disclosure Memorandum.

3.21 Brokers. No broker or finder has acted on behalf of any Universal Entity or Stockholders in connection with this Agreement and the transactions contemplated hereby, and neither the Universal Entities nor any Stockholder has made any other agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement.

3.22 Public Filings. All registration statements, periodic reports, and other material filed by Universal with the Securities and Exchange Commission (the "SEC"), and all press releases issued by Universal, as of the respective dates thereof were true and correct in all material respects in light of the circumstances in which they were made, and accurately portrayed the then current business and status of Universal, and all financial statements filed with the SEC as of the respective dates thereof were true and correct in all material respects, were prepared in accordance with generally accepted accounting practices, and fairly presented Universal's financial position as of the dates thereof and the results of Universal's operations for the periods covered thereby. Except as set forth in the Disclosure Memorandum, no changes have occurred which would make any such materials filed with the SEC, press releases or financial statement untrue or misleading in any material respect.

3.23 Proxy Statement. The Proxy Statement (including any amendments and supplements thereto) will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and shall not when filed with the SEC or mailed to the stockholders of Universal contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that Universal makes no representation with respect to disclosures concerning Gainor based on information provided by Gainor for inclusion in the Proxy Statement.

3.24 Adverse Information. No Universal Entity, nor any Stockholder, has withheld information about any conditions, facts or circumstances that have had or reasonably could be expected to have a Material Adverse Effect.

3.25 Other Information. No representation, warranty or statement made by any Universal Entity or Stockholders in this Agreement, the Disclosure Memorandum or any other document or instrument furnished to Gainor in connection with the transactions contemplated herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein in light of the circumstance in which they were made not misleading.

                                      ARTICLE 1B
                            REPRESENTATIONS AND WARRANTIES
                                    OF STOCKHOLDERS

To induce Gainor to execute, deliver and perform this Agreement, and in acknowledgment of Gainor's reliance on the following Warranties, each of the Stockholders hereby severally represents and warrants to Gainor as follows as of the date hereof and as of the Closing.

3B.1 Power and Authority of Stockholders. Each Stockholder has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such of the Stockholders and constitutes each Stockholder's legal, valid and binding obligation, enforceable in accordance with its terms except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement by each Stockholder, the consummation of the transactions contemplated herein by such Stockholder, and the performance of the covenants and agreements of the Stockholders, will not, with or without the giving of notice or the lapse of time, or both, (i) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, lease, license, permit, instrument, trust document, or other agreement, document or instrument to which such Stockholder is a party or by which the Stockholders or any of their properties may be bound; (ii) violate any Rule, the result of which would have a Material Adverse Effect.

3B.2 Warranties of the Universal Entities. To Stockholder's Knowledge, of the Stockholders, the Warranties of the Universal Entities in Article 3A hereof are true and correct in all material respects and none of such Warranties omits to state a material fact necessary to be stated therein in order to make any such Warranty in light of the circumstances in which they were made not misleading.

                               ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF GAINOR

4.26 To induce Universal, the Universal Entities and the Stockholders to execute, deliver and perform this Agreement, and in acknowledgment of each of their reliance on the following representations and warranties, each of Gainor Acquisition and Gainor Management hereby jointly and severally represent and warrant to each of the Universal Entities and each of the Stockholders as follows as of the date hereof and as of the Closing:

             (a) Gainor Acquisition is a corporation duly organized and validly existing under the laws of Georgia and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

             (b) Gainor Management is a limited liability company duly organized and validly existing under the laws of Georgia and has all requisite power and authority, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

             (c) Each of Gainor Acquisition and Gainor Management has obtained all necessary consents, approvals, authorizations or estoppels of any other Person or governmental or regulatory authority required to be obtained to execute and perform under this Agreement and to authorize and permit Gainor Acquisition to purchase all of the Transferred Assets. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Gainor Acquisition and Gainor Management have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Gainor Acquisition and Gainor Management required to take such action and will not, without the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of the Articles of Incorporation, bylaws or other governing documents of Gainor Acquisition or Gainor Management; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Gainor Acquisition or Gainor Management is a party or by which it or any of their respective properties may be bound; (iii) violate any Rule.

             (d) This Agreement has been duly and validly executed by each of Gainor Management and Gainor Acquisition and constitutes each such party's legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors rights generally or by general principles of equity.

4.27 Proxy Statement. None of the information relating to Gainor to be supplied by Gainor for use in the Proxy Statement, at the time the Proxy Statement is filed with the SEC and when mailed to the stockholders of Universal, will contain any untrue statement of a material fact or will omit to state a material fact necessary to be stated therein in order to make the statements contained therein in light of the circumstances in which they were made not misleading. If at any time prior to the Closing Date, an event or circumstance relating to Gainor or any of their officers, directors or stockholders occurs that should be set forth in an amendment or supplement to the Proxy Statement, Gainor shall promptly inform Universal.

1.10 Financial Matters. The Gainor Financial Statements, as provided to Universal, including the footnotes thereto are complete, have been prepared in accordance with the Accounting Standards, consistently applied, and fairly present the financial position of Gainor Management as of the dates thereof and the results of its operations for the respective periods thereof.

                                    ARTICLE 5
                        CONDUCT OF BUSINESS PRIOR TO CLOSING

Pending the Closing or earlier termination of this Agreement in accordance with its terms, each Universal Entity will operate and conduct its Business diligently and only in accordance with reasonable prior practices and will not make or institute any material changes in its methods of purchase, sale,
management, distribution, marketing, accounting or operation.   Pursuant
thereto and not in limitation of the foregoing:

5.1 Financial Statements; Financial Position. Each Universal Entity shall maintain its financial statements in accordance with the Accounting Standards, use reasonable efforts to maintain each Universal Entity's financial position, and use commercially reasonable efforts to maintain each Universal Entity's revenues in a profitable manner.

5.2 Working Capital. Each Universal Entity shall manage its working capital, including cash, receivables, other current assets, trade payables and other current liabilities, in a profitable manner consistent with reasonable past practices, including by maintaining adequate reserves of inventory to fulfill customer orders, and paying outstanding obligations, trade accounts and other indebtedness as they come due in accordance with reasonable and prudent past practices.

5.3 Maintenance of Assets, Permits Business. Each Universal Entity shall maintain its assets in their present state of repair (ordinary wear and tear excepted), and shall use its reasonable best efforts to keep available the services of its employees, to continue to perform in material compliance with its obligations under the Universal Contracts and to preserve the goodwill, if any, of its business and relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations. Each Universal Entity shall maintain all Universal Permits and shall obtain any permit or license required to conduct any of Universal's Business prior to the Closing.

5.4 Notice of Disputes. Universal shall promptly advise the Designated Official of the details of any material disputes, claims, actions, suits or proceedings pertaining to or otherwise materially adversely affecting Universal's Business, affairs, assets or contracts.

5.5 No Action without Consent. No Universal Entity shall take any of the following actions after the date of this Agreement and prior to Closing or termination of this Agreement without the prior written consent of the Designated Official:

             (a) sell, assign, transfer or otherwise dispose of any material Transferred Asset or any material fixed asset of any Purchased Company except in the ordinary course of business consistent with past practice;

             (b) dispose of any other asset of a Universal Entity except in the ordinary course of business consistent with reasonable past practices;

             (c) subject any material asset of any Universal Entity to a material Encumbrance, other than a Permitted Encumbrance;

             (d) materially affect the carrying value of any existing liability or enter into any arrangement to assume liabilities (except as required in the ordinary course of business);

             (e) purchase or commit to purchase any capital asset for a price exceeding $25,000;

             (f) enter into any leasing arrangement for any real or personal property where the annual payments will exceed $25,000;

             (g) enter into or modify any contractual arrangement with directors or officers or any material contract with any manager, employee or consultant;

             (h) increase or announce any increase of any salaries, wages or benefits for directors, officers, managers or employees, or hire, commit to hire or terminate any employee (except in the ordinary course of business, including but not limited to anniversary date salary or wage increases consistent with reasonable past practice);

             (i) amend any of its Charter Documents (other than as set forth in the Proxy Statement or required by law);

             (j) issue, sell or repurchase any of its shares, or make any change in its issued and outstanding shares, or issue any warrant, option or other right to purchase shares or any security convertible into its shares, or redeem, purchase or otherwise acquire any shares, or declare or pay any dividends or make any other distribution with respect to its shares except pursuant to obligations set forth in the Disclosure Memorandum;

             (k) incur, assume or guarantee any material obligation or liability for borrowed money, except for repayments, and reborrowings under Universal's revolving credit facility with Health Partners Funding, L.P., or exchange, refund or renew any outstanding indebtedness in such a manner as to reduce the principal amount of such indebtedness and increase the interest rate or balance outstanding, except in the ordinary course of business consistent with past practice;

             (l) cancel any material debts owed to it, except for consideration deemed fair and reasonable by the Board of Directors of the appropriate Universal Entity;

             (m) amend or terminate any material agreement, including any employee benefit plan or any insurance policy, in force on the date hereof;

             (n) solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, any of its shares;

             (o) make any material changes in accounting methods, principles or practices;

             (p) do any act, omit to do any act or permit any act within its control which will cause a material breach or untruth of any Warranty, or a material breach of any obligation contained in this Agreement or contained in any material contract;

             (q) issue substitute share certificates to replace certificates which have been lost, misplaced, destroyed, stolen or are otherwise irretrievable, unless an adequate bond or indemnity agreement has been duly executed and delivered to the Universal Entity (with the exception of Universal);

                  (r) enter into any material contract or commitment except in the ordinary course of business consistent with reasonable past practice;

                  (a) take any action which would have an adverse effect on any Universal Permit; or

                  (s) Agree to take any of the prohibited actions described in this Section 5.5.

                                     ARTICLE 6
                              COVENANTS OF THE PARTIES

6.1      Cooperation.   The Universal Entities and Stockholders, on the one
hand, and Gainor, on the other hand, shall cooperate fully with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and shall, at any time and from time to time after the Closing, upon the request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required (without incurring unreasonable unreimbursed expense) to satisfy and perform the obligations of such party hereunder, and to allow Gainor to operate Universal's Business after Closing in the manner in which it was operated before the Closing.

6.2      Access.   Prior to the Closing, Universal shall (i) provide Gainor
and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Gainor may from time to time reasonably request with respect to the Universal Entities and the transactions contemplated by this Agreement; (ii) provide Gainor and its designees complete access to the books, records, offices, personnel, counsel, accountants and actuaries of Universal as Gainor or its designees may from time to time reasonably request; and (iii) permit Gainor and its designees to make such inspections of Universal Premises and Universal Properties as Gainor may reasonably request. No such investigation shall limit or modify in any way Universal's Entities or any Stockholder's obligations with respect to any breach, inaccuracy or untruth of its representations, warranties, covenants or agreements contained herein; provided, that if in the course of their investigation, Gainor or its Affiliates shall, prior to the Closing, discover any such breach, inaccuracy or untruth, they shall, in good faith disclose the same to Universal prior to the Closing; provided, further, that the failure of Gainor so to disclose same before Closing shall not limit or modify such obligations of the Universal Entities or Stockholders unless such failure was deliberate and in bad faith. Any information so furnished by Universal or any Stockholder shall be true, correct and complete in all material respects and shall not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein not materially misleading.

6.3      Interim Financials.   As promptly as practicable after each regular
monthly accounting period after September 30, 1997, and prior to the Closing Date, the Universal Entities shall deliver to Gainor periodic financial reports in the form which it customarily prepares for its internal purposes and, if available, consolidated and consolidating unaudited statements of the financial position of the Universal Entities as of the last day of each month and consolidated and consolidating statements of income, cash flow and stockholders' equity of the Universal Entities for each such month.

6.4      Records.   The Stockholders shall provide to Gainor, as soon as is
reasonably practicable after the Closing, copies of any and all files, records or other data in their possession or under their control in respect of or relating to the operation of Universal's Business.

6.5      Use of Universal Name.   From and after the Closing, each Selling
Company, the Stockholders and Universal's directors, officers, employees, agents and representatives shall cease to use the name of any of the Universal Entities (with the exception of Clinishare Diabetes Centers, Inc. and Physicians Support Services, Inc.) or any of the trademarks, service marks, or trade names listed in Section 3.15 of the Disclosure Memorandum (or any variation thereof) for any business purpose, except as employees or agents of Universal or Gainor, for the benefit of Universal or Gainor. Each Selling Company (with the exception of Clinishare Diabetes Centers, Inc. and Physicians Support Services, Inc.) shall within 60 days after Closing either change its name to a name that is not confusing with the current name or dissolve. In the Proxy Statement, Universal shall seek its stockholders' approval to change its name.

6.6      Expenses.   Whether or not the expenses are incurred before or after
the Closing, each of the expenses incurred by Gainor, Universal, any other Universal Entity and any Stockholder in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees, commissions, and expenses of agents, representatives, counsel, accountants, brokers and finders, shall be paid by the party that incurred such expenses. Without limiting the generality of the foregoing, Universal shall be responsible for the payment of any fees, commissions or expenses of any broker or finder engaged by Universal, any other Universal Entity or Stockholders; and any expenses of Universal, or any other Universal Entity, including but not limited to expenses related to agents, representatives, counsel, accountants, brokers or finders.

6.7      Tax Matters.

             (a) Universal shall pay all Taxes arising from or relating to the sale of the Purchased Shares to Gainor Acquisition and the other transactions contemplated by this Agreement.

             (b) Universal shall file and control any returns required to be filed by the Selling Companies after the Closing Date. Gainor shall have the right to review and comment on such returns before they are filed.

             (c) Each of the Selling Companies, on the one hand, and Gainor, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods prior to the Closing. The Selling Companies and Gainor shall cooperate with each other in the conduct of any Tax audit or other proceedings involving any Universal Entity for such periods. In connection with any such audit or other proceeding Gainor, upon Universal's request and at their expense, shall provide Universal copies of all notices, correspondence, demands, assessments and other documents generated in connection with such audit or other proceeding, all of which information shall remain subject to Section 6.12 below. Universal shall also have the right to discuss the status of such audit or other proceeding with Gainor's representatives and, with prior written notice to Gainor, with the applicable taxing authorities involved. All of such activities by Universal shall be conducted in a manner so as not to adversely impact the best interests of Gainor or the Purchased

Companies; provided that notwithstanding the above, Universal shall at all times be permitted to act as required by law and to dealhonestly and accurately with all applicable taxing authorities and in its preparation for submissions to such Authorities without being in violation ofthis subsection (c).

     (a) Universal, on the one hand, and Gainor, on the other hand, agree to furnish or cause to be furnished to each other, upon request, such information and assistance (including access to books and records) relating to the Universal Entities as is reasonably necessary for the preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

     (d)  Section 338(h)(10) Elections and Forms.

          (i)  Universal and Gainor shall jointly make all Section 338(h)
     (10) elections in accordance with applicable Tax Rules on a timely basis and as set forth herein. Universal and Gainor will supply in advance to one another copies of all correspondence filings or communications (or memoranda setting forth the substance thereof) to be sent or made by Universal and Gainor or their respective representatives to be sent or made by Universal or Gainor or their respective representatives to or with the Internal Revenue Service and other taxing authority relating to any Section 338(h)(10) elections. Universal and Gainor agree to report the transfer of the Purchased Shares under this Agreement consistent with any Section 338(h)(10) elections, and shall take no position contrary thereto unless required to do so by applicable Tax Rules pursuant to a "determination" (as described in Section 1313 of the Code).

          (i) Gainor shall be responsible for the preparation and filing of all Section 338 forms in accordance with applicable Tax Rules and the terms of this Agreement and Gainor shall deliver such forms and related documents to Universal at least forty (40) days prior to the date such
     Section 338 forms are required to be filed under applicable Tax Rules for Universal's review and approval (such approval not to be unreasonably withheld). If reasonably acceptable to Universal, Universal shall execute and deliver to Gainor such documents or forms as are reasonably requested by Gainor and are required by any Tax Rules to properly complete the Section 338 forms, no more than twenty (20) days after the date such documents or forms are requested by Gainor.

          (ii) Universal and Gainor will allocate the Purchase Price as computed under applicable Treasury Regulations (or similar state law provisions), among the assets of the Purchased Companies for tax and accounting purposes in accordance with Universal and Gainor's joint reasonable determination before Closing.

     (e) Tax Payments. Universal shall pay or cause to be paid in a timely fashion all Taxes of the Selling Companies for which the Purchased Companies could be liable and for all Taxes of the Purchased Companies incurred prior to and through the Closing, including, without limitation, all Taxes attributable to the Section 338(h)(10) election, provided that with prior written notice to Gainor, Universal may take such extensions to tax filings and make such estimated interim payments as may be permitted under applicable Rules.

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

6.8 Survival of Representations and Warranties. Except as otherwise provided in this Section 6.8, the representations and warranties made by the parties to this Agreement or pursuant hereto shall survive for three years after the Closing.

             (a) The representations and warranties made by the Selling Companies and by the Stockholders in Sections 3.6, 3.10, 3.18, 3.21, or 3.22 shall survive Closing until 60 days following the expiration of all applicable statutes of limitation, and any extensions

              (b) thereof. The representations and warranties made by the Selling Companies in Section 3.11 shall survive the Closing until 60 days after all applicable actions, suits, investigations and proceedings are fully and finally resolved, as determined in accordance with Section 6.9(g)(iii).

              (c) The representations and warranties made by the Selling Companies and the Stockholders in Sections 3.1(a) and 3.2, 3.3, 3.4, and 3.5 related to the Purchased Companies and the Purchased Shares shall survive the Closing indefinitely.

              (d) The representations and warranties made by Gainor in Sections 4.1(a) and (b) shall survive the Closing indefinitely.

              (e) Subject to the two provisos in Section 6.2, the representations and warranties of the parties shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

              (f) The expiration of any representation or warranty shall not affect any parties' right to pursue any claim made prior to such expiration.

              (g) Notwithstanding the foregoing, any party may make a claim at any time based on fraud in connection with any representation or warranty.

6.9     Indemnification.

        (a) By the Selling Companies. From and after the Closing, each of the Selling Companies jointly and severally, shall indemnify, reimburse and hold harmless Gainor, the Purchased Companies, and any of their Affiliates, any successors or assigns for any and all direct or indirect claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses (including all reasonable attorneys' and accountants' fees and expenses) (hereinafter "a Loss" or "Losses"), as a result of or in connection with (i) any breach, inaccuracy or untruth of any Warranty, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; or (ii) any breach of or noncompliance by any Universal Entity or any Stockholder of any covenant or agreement of any Universal Entity or Stockholder contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement; or (iii) any action, enforcement action, charges, litigation, mediation or arbitration before any court, governmental or regulatory agency, mediator or arbitrator involving any Universal Entity, any Stockholder, or Universal's Business, arising from actions taken or facts existing before the Closing or arising out of or related to the transactions contemplated by this Agreement; or (iv) any liability of the Selling Companies other than the Gainor Assumed Liabilities; or (v) any of the Universal Assumed

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

        (b) Liabilities; or (vi) any Loss in connection with the Diabetes Self Care 401(k) Plan or any termination thereof; (vii) any Loss in connection with the trademark infringement claims related to (A) "USCI" (provided that Gainor makes no use of "USCI" after January 31, 1998) or (B) "Healthcare Management Solutions" arising out of the use of such mark prior to the Closing or the use of such mark after the Closing in the same manner and to the same extent it was used prior to the Closing.

         (c) By the Stockholders. From and after the Closing, each of the Stockholders severally shall indemnify, reimburse and hold harmless Gainor, the Purchased Companies, and any of their Affiliates, any successors or assigns for any and all direct or indirect claims, losses, damages, costs (including court costs) and expenses (including all reasonable attorneys' and accounts' fees and expenses), as a result or in connection with (i) any breach, inaccuracy or untruth of any representation or warranty made by the Stockholder in Article 3B hereof; or (ii) any breach of or noncompliance by the Stockholder of any covenant or agreement of the Stockholder contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement.



         (d) By Gainor. From and after the Closing, each of Gainor Management and Gainor Acquisition jointly and severally shall indemnify, reimburse and hold harmless the Selling Companies and the Stockholders, and any of their Affiliates, any successors or assigns for any and all direct or indirect claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses (including all reasonable attorneys' and accountants' fees and expenses) (hereinafter "a Loss" or "Losses"), as a result of or in connection with (i) any breach, inaccuracy or untruth of any warranty of Gainor, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; or (ii) any breach of or noncompliance by Gainor of any covenant or agreement of Gainor contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement; or (iii) any of the Gainor Assumed Liabilities.

          (e) Definitions. A person entitled to make a claim of indemnification hereunder shall be referred to as an "Indemnified Party". A person obligated for indemnification hereunder shall be referred to as an "Indemnifying Party".

          (f) Claim Threshold. Notwithstanding the foregoing, no claim for indemnification under Sections 6.8(a)(i) through (iv) or Sections 6.9(b)(i) and (ii) may be made by an Indemnified Party against an Indemnifying Party unless and until the cumulative total of all Losses suffered by such Indemnified Party exceeds or is reasonably expected to exceed $100,000 (the "Threshold"). Once Losses exceed the Threshold, the Indemnified Party suffering such Losses may recover all Losses. The foregoing limitation shall not apply to any Loss either intentionally caused by the Indemnifying Party or of which the Indemnifying Party had knowledge prior to the Closing.

           (g) Order of Remedies. No claim may be made by a Gainor Indemnified Party under this Section 6.9 against any Stockholder unless and until (i) there is no further amount available under the Note to set off against such claim, and (ii) Gainor has used reasonable efforts to collect such amount from Universal.

           (h)  Procedures.

                (i) The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party; provided, however, the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense, and if the Indemnifying Party does not provide a competent and vigorous defense then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof.

                 (ii) An Indemnified Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.


                 (iii) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of: (A) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (B) the entry of an unappealable judgment or final appellate decision against the Indemnified Party, (C) the settlement of the claim, (D) with respect to indemnities for Tax liabilities, upon the issuance of any final resolution by a taxation authority, or (E) with respect to claims before any administrative or regulatory authority when the Loss is finally determined and not subject to further review or appeal; provided, however, the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expenses reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

           (i) Notice of Claim. To seek indemnification hereunder, an Indemnified Party shall notify the Designated Official or the Universal Representative, as applicable, of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof.

            (j) No Prejudice. Nothing herein shall prevent an Indemnified Party from making a claim for a Loss hereunder notwithstanding its knowledge of the Loss or possibility of the Loss on, prior to, or after the Closing Date.

            (k) Other Rights. The indemnities granted hereunder are in addition to and not in substitution for any other right or remedy an Indemnified Party may now have or may subsequently take or hold, and may be enforced without first recourse to such other right or remedy and without taking any steps or proceedings in connection therewith, and notwithstanding any rule of law or equity or statutory provision to the contrary, provided all claims for indemnification against Universal must first be satisfied by setting off against the Note.

            (l) Note Reduction. If a Loss is realized at any time during which any amount is outstanding under the Note, then an amount sufficient to cover such Loss shall be deducted from the then current outstanding principal balance of the Note as set forth in Section 2.7. Gainor shall give at least 20 business days prior written notice to Universal prior to setting off any amount hereunder. Universal shall have 10 business days to deliver written notice to Gainor of dispute of such claim. If Universal does not deliver such notice within such 10 business day period, then Universal shall be deemed to have agreed with such deduction. If Universal delivers such notice within such 10 business day period, the parties shall attempt to resolve any such dispute in good faith within 10 business days thereafter.

6.10 Casualty. The Universal Entities shall bear the risk of any loss or damage or destruction to any of the assets of a Universal Entity from fire or other casualty or cause at all times prior to the Closing. Upon the occurrence of any loss or damage to any significant portion of such assets as a result of fire, casualty, or other causes prior to the Closing, Universal shall immediately notify Gainor of the same in writing, stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement, and repair of such assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Gainor shall have the option, but not the obligation, exercisable within 15 business days after receipt of such notice from Universal to:

            a) Postpone the Closing until such time as such assets have been completely repaired, replaced, or restored;

            b) Elect to consummate the Closing and accept such assets in their "then" condition, in which event the appropriate Universal Entity shall assign to Gainor all rights under any insurance claim covering the loss and pay over to Gainor any proceeds under any such insurance policy theretofore received by Universal Entity with respect thereto; or

            c) If in the good faith opinion of Gainor the loss or damage materially adversely affects Universal's Business or the assets taken as a whole, terminate this Agreement, whereupon this Agreement shall be of no further force or effect and no party shall have any further rights, duties, or obligations hereunder except under Section 6.11.

6.11      Confidentiality.

          (a) The Universal Entities and the Stockholders shall hold in trust and confidence all Confidential Information, Trade Secrets and Inventions of Gainor and shall not use, divulge or communicate any Confidential Information, Trade Secrets or Inventions of Gainor to any Person other than those officers, employees, or professional advisors of Universal or any Universal Entity who have a need to know such information for the purpose of the completion of the transactions contemplated herein, or as specifically allowed by the Designated Official in writing, or which Universal is required to disclose pursuant to any law, regulation, or court or administrative order. Following the Closing, the foregoing restrictions shall also apply to all Confidential Information, Inventions and Trade Secrets of Universal and each Universal Entity and relating to Universal's Business.

           (b) Notwithstanding anything herein to the contrary, the provisions of Section D.7. of the Letter of Intent dated as of August 15, 1997 from Gainor to Universal shall continue in full force and effect through the Closing, or for a period of five years from any termination of this Agreement in accordance with its terms (and with respect to Trade Secrets, as long as such information remains a Trade Secret under applicable law).

            (c) "Confidential Information" means technical, business, financial and other information relating of Gainor, its Affiliates, Universal, any Universal Entity, or relating to relating to Gainor's Business or Universal's Business, regardless of the form or medium of storage, and whether originated or obtained by, or coming into the possession, custody, control or knowledge of the Universal, the Stockholders, or any of their Affiliates either alone or jointly; provided, however, "Confidential Information" shall not be deemed to include any information that is in the public domain at the time of disclosure, or enters the public domain through no fault of Universal or the Stockholders.

             (d) "Invention" means any invention, drawing, design, model, contrivance, structure, specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution related to the past, current or future business of Gainor, its Affiliates, Universal, or any Universal Entity, however developed, created, made discovered or conceived, and whether or not patented or patentable (whether by renewal or otherwise), protected by copyright, or otherwise protected or capable of protection by law anywhere.

             (e) "Trade Secrets" means any information about or regarding Universal, any Universal Entity, Gainor, any of its Affiliates, or Gainor's Business or Universal's Business, in whatever form, whether written down or not, which (i)derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

6.12      Noncompetition.

             (a) The Selling Companies and Stockholders acknowledge and recognize the highly competitive nature of Gainor's Business and accordingly agree that, to induce Gainor to consummate the transaction contemplated by this Agreement, each of the Selling Companies and the Stockholders shall not, for a period of five (5) years after the Closing Date: (i) engage directly or indirectly in any Competitive Business (as defined below) anywhere in the Restricted Territory (as defined below), whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business; (ii) solicit or accept business from anyone who is or becomes an active or prospective customer of Gainor or its Affiliates or who was an active or prospective customer of Universal or any other Universal Entity at or prior to the Closing Date; (iii) solicit for employment or hire any employee of Universal, any other Universal Entity, Gainor or its Affiliates; or (iv) attempt to do any of the things or assist anyone else in doing any of the things specified in subsections (i), (ii) or (iii) above. Notwithstanding the foregoing, the ownership or control of up to 1% of the outstanding securities of any company which has a class of securities traded on any national or regional stock exchange or on the NASDAQ market shall not be deemed a violation of this Section 6.12.

              (a) As used in this Section 6.12: (1) "Competitive Business" means and includes any business individual, corporation or other entity which is engaged wholly or partly in any business competitive with or in competition with Universal's Business, or Gainor's Business as conducted at the Closing; and (2) "Restricted Territory" means the entire United States.

               (c) Not later than the Closing Universal shall have obtained non-competition agreements from the Stockholders, directors and officers of the Universal Entities, containing terms substantially identical to the terms of this Section 6.12.

6.13 Funds Received After Closing. Any and all funds received by any Stockholder or Selling Company after Closing in respect of the Purchased Companies, the Transferred Assets or otherwise to Universal's Business transferred to Gainor shall be remitted to Gainor immediately upon receipt.

6.14 No Public Announcements. Prior to Closing, without the prior written consent of the other parties, neither Gainor, Stockholders nor any Universal Entity shall make any press release or other public disclosure, or make any statement to any customer, supplier or other person with regard to the transactions contemplated by this Agreement, except as may required by any applicable securities law or regulations; provided, however, that Universal may issue a press release and file such other reports and make such other disclosure as may be required by applicable securities law or the rules or regulations of NASDAQ or the Boston Stock Exchange upon execution of this Agreement. Universal shall provide Gainor with any such press release or other disclosure document prior to its release for Gainor's review and comment. After Closing, without the prior written consent of the Designated Official, neither the Selling Companies nor Stockholders shall make any press release or other public disclosure, or make any statement to any customer, supplier or other person with regard to the transactions contemplated by this Agreement, except as required by applicable securities law or regulations or the rules or regulations of NASDAQ or the Boston Stock Exchange without prior consultation with Gainor.

6.15 Acquisition Proposals. Prior to the Closing or termination of this Agreement, Universal Entities and Stockholders shall not, and shall not permit any officer, director, employee or agent of any Universal Entity or any Affiliate thereof (a) to solicit, initiate or encourage submission of proposals or offers, or accept any offers, from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with, any Universal Entity (an "Acquisition Proposal"), or (b) to participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any other Person.
 The Stockholders and the Universal Entities shall immediately notify Gainor if any Person makes an Acquisition Proposal.

6.16      Preparation Of The Proxy Statement; Company Stockholders Meeting.

          (a) As soon as practicable following the date of this Agreement, Universal, in consultation with Gainor, shall prepare and file with the SEC a preliminary Proxy Statement. All information in the Proxy Statement concerning Gainor shall be submitted to Gainor for its approval prior to filing with the SEC or mailing to stockholders. Universal shall use all reasonable efforts to respond to any comments of the SEC regarding the Proxy Statement. Universal will use commercially reasonable efforts to cause the Proxy Statement to be mailed to Universal's stockholders as promptly as practicable. Universal will notify Gainor promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and Universal will supply Gainor with copies of all correspondence between Universal or any of its representatives and the SEC. The Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Universal shall promptly inform Gainor of such occurrences and shall use commercially reasonable efforts to promptly file with the SEC and/or mail to the stockholders of Universal such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of Universal in favor of the transactions set forth herein. Universal shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the completion of the transaction hereunder and will pay all expenses incident thereto. Notwithstanding the foregoing, Universal shall not be required to mail the Proxy Statement to its Shareholders until (a) Gainor has received a commitment letter for the financing required to complete the transactions contemplated herein or (b) Universal is otherwise reasonably satisfied as to the terms and availability of such financing.

       (b) Universal will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the stockholders of Universal), convene and hold a meeting of its stockholders (the "Universal Stockholders Meeting") for the purpose of obtaining such approval of the transactions set forth herein of Universal's stockholders as may be required by any Rule. Universal will, through its Board of Directors, recommend to its stockholder's approval of this Agreement and the transactions set forth herein and shall use all reasonable efforts to solicit from its stockholders proxies in favor of approval of this Agreement and such transactions and take all other reasonable action necessary or advisable to secure the vote of stockholders to obtain such approvals. Each of the Stockholders shall vote in favor of the transactions set forth herein, and against any proposal that would prevent the consummation of such transactions, at any stockholders meeting at which approval for such transactions is sought, and each Stockholder shall use his best efforts to cause the requisite number of the Universal stockholders to vote in favor of such transactions at any such meeting, and against any proposal that would prevent the consummation of such transactions, so that such transactions may be consummated.


6.17 Closing. Each of the parties shall use all reasonable efforts to close the transactions contemplated herein on or before January 15, 1997.

6.18 Post Closing Corporate Existence. Universal shall maintain its corporate existence and a minimum tangible net worth of $2 million (excluding the value of the Note) for at least five years following the Closing.

6.19 Termination and Break-Up Fee. Either party may terminate this Agreement upon (i) a material breach of the terms or conditions of this Agreement by the other party which breach is not cured within 10 days following written notice thereof to the breaching party or (ii) on or after March 30, 1998, provided, however, that no party may terminate this Agreement who is in material breach of the provisions hereof. In the event that the Closing does not occur for any reason not attributable to Gainor or its Affiliates, and within a year following the date of this Agreement either (a) a Person other than a Stockholder gains control of more than 15% of the issued and outstanding stock of Universal with the help, assistance, or approval of Universal, any Universal Entity, any of their management, any of their Boards of Directors, or any Stockholder, or (b) Universal or the Universal Entities or any of them merge, consolidate, or effect any other business combination with any Person, the result of which is that the current stockholders of Universal own less than 80% of the resulting entity or (c) Universal or the Universal Entities or any of them sell, lease or otherwise transfer all or 30% or more of their assets taken as a whole to any Person or Persons, then Universal shall pay to Gainor the sum of $2 million upon the consummation of any such transaction.

6.20 Collection of Accounts Receivable. Gainor shall use good faith reasonable commercial efforts to collect all trade accounts receivable of Universal purchased by Gainor hereunder, which efforts shall be at least as diligent as those used by Universal prior to the Closing.

6.21 Universal Permits. Each and all of the Universal Entities shall cooperate with and use its best efforts to assist Gainor, both in advance of the Closing and after the Closing, in maintaining or reapplying for any Universal Permits for Gainor's use after the Closing (without incurring any unreasonable expense).

6.22 Two Tiered Pricing Dispute. Notwithstanding anything herein to the contrary or in the terms of the Note, Gainor shall not be required to pay the principal amount of the Note below the amount then alleged to be owed to the State of California or any agency thereof with respect to the two-tiered pricing dispute between Universal and MediCal unless either (i) such claim has been paid in full and released, or (ii) Universal makes provisions acceptable to Gainor for payment of all such amounts or for reimbursement of Gainor in the event Gainor is required to pay such amounts or incurs any cost or expense related thereto. Any settlement of such dispute shall include terms and conditions reasonably acceptable to Gainor.

6.23 Financing. Gainor shall use all reasonable efforts to obtain financing necessary to consummate the transactions contemplated herein.

6.24 Fairness Opinion. Universal shall use all reasonable efforts to obtain a fairness opinion as described in Section 7.6.

6.25 Employees. Prior to the Closing, Universal shall hire, and the Purchased Companies shall terminate, all employees of the Purchased Companies designated by Gainor. Prior to the Closing, Diabetes Self Care, Inc. shall terminate its 401(k) plan and pay in full or discharge all liabilities associated therewith. Universal shall provide all notices and take all other actions required under the WARN act and any state law in connection with such transfers and subsequent termination of employees.

6.26 Permits. Universal consents to Gainor Acquisition making any and all necessary application for new permits, licenses and certifications, as may be required by any Rule and agrees to allow Gainor Acquisition to use and continue to use existing permits, licenses and certifications as may be allowed by

6.27 any Rule. Upon Gainor's request Universal will execute and deliver separate documents containing the consents and agreements given in the preceding sentence.

6.28 Unemployment Taxes. Universal shall reimburse Gainor, or Gainor may, at its option, reduce the amount of the Note (following the procedures set forth in Section 2.7), by the amount of any increase in premiums for unemployment insurance attributable to the termination of any employees in connection with the transactions set forth herein or any termination of former Universal employees by Gainor within 6 months of the Closing.

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

6.29 Accounts Receivable. Notwithstanding anything herein to the contrary, no third party payor accounts receivable of the Selling Companies shall be assigned to Gainor hereunder which may not be assigned under applicable regulations. Gainor shall collect all such accounts receivable on behalf of the Selling Companies, and shall keep such amounts as may be collected. Any accounts receivable received by the Selling Companies after the Closing shall be promptly forwarded to Gainor. Each of the Selling Companies agrees to execute and deliver to Gainor such powers of attorney and other documents as may be reasonably necessary to allow Gainor to collect and otherwise deal with such accounts receivable on the Selling Companies' behalf.

6.30      Managed Care and Third Party Payor Contracts.

             (a) Prior to the Closing, all agreements between any Selling Company and a managed care provider (including those listed in Section 3.13 of the Disclosure Memorandum) shall be assigned or transferred to USCI Healthcare Management Solutions, Inc., and the applicable Selling Companies shall obtain all applicable consents and approvals as may be required under such agreements to effect such assignments or transfers.


              (b) Prior to the Closing, all agreements between any Selling Company and a third party payor shall be assigned, transferred or re-executed with Diabetes Self Care, Inc., and the applicable Selling Companies shall obtain all applicable consents and approvals.

1.1 Customer Transfers. Prior to the Closing, Diabetes Self Care, Inc. shall obtain assignments of benefits for all patients and customers billed under the PCS, Inc. - West provider numbers, and as of the Closing Date, such customers and patients shall be billable under the provider numbers of Diabetes Self Care, Inc.

1.2 State Qualification. Each of the Purchased Companies shall be qualified to do business in all states in which they lease real property or have employees, or are otherwise required to have such qualifications, and each of the Purchased Companies shall pay all applicable taxes in such states, including all applicable late fees and penalties.

1.3 Consents. If any Universal Contract listed in the Disclosure Memorandum pursuant to Section 3.16 (a) hereof to which a Purchased Company is a party will terminate in accordance with its terms or otherwise be materially adversely affected due to the consummation of the transactions contemplated herein, including the transfer of the Purchased Shares, then the Universal Entities shall, prior to Closing, obtain such consents, approvals or waivers as may be required to prevent such termination or material adverse effect.

6.31 Release of Encumbrances. At or before Closing, Universal shall obtain releases of all Encumbrances on the Transferred Assets, and on any of the assets of the Purchased Companies, including UCC-3 termination statements, from HCFP Funding, Inc. and any other Person in whose favor any such Encumbrance exists, such releases to be in form and substance reasonably satisfactory to Gainor.

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

                                     ARTICLE 7
          CONDITIONS TO OBLIGATIONS OF SELLING COMPANIES AND STOCKHOLDERS

The obligations of Selling Companies to consummate the sale of the Transferred Assets hereunder shall be subject to the satisfaction (or waiver by Universal) at or prior to the Closing Date of each of the following conditions:

7.1 Representations, Warranties and Covenants. Each of the representations and warranties of Gainor contained in this Agreement shall be true in all respects as of the time of the Closing with the same force and effect as though made at that time; Gainor shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by it at or before the Closing; and Gainor shall have delivered to Universal a certificate, signed on behalf of each of Gainor Acquisition and Gainor Management by its President to all such effects.

7.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened before any court or governmental agency, which has resulted in the restraint or prohibition of Universal Entities or Stockholders, or in the reasonable opinion of counsel for Universal could result in the obtaining of material damages or other relief from Universal Entities or Stockholders, in connection with this Agreement or the consummation of the transactions contemplated hereby.

7.3 Opinion of Counsel to Gainor. Universal shall have received from counsel to each of Gainor Management and Gainor Acquisition an opinion dated the Closing Date in form and substance reasonably satisfactory to Universal and its counsel.

7.4 Required Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental preacquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers. The stockholders of Universal shall have approved the consummation of the transactions contemplated herein at the meeting of stockholders called for such purpose.

7.5 Execution and Delivery of Documents. Gainor Acquisition and Gainor Management shall have executed and delivered all the documents required herein to be executed and delivered by them; and all other agreements, certificates and other documents delivered by Gainor to Universal hereunder shall be in form and substance reasonably satisfactory to counsel for Universal.

7.6 Fairness Opinion. The Board of Directors of Universal shall have received an opinion, in form and substance reasonably satisfactory to the Board, of an investment bank advisor or other Person acceptable to the Board to the effect that the consideration to be received by the Selling Companies hereunder is fair to Universal and it stockholders, from a financial point of view.

7.7 No Material Adverse Change. Gainor shall not have suffered any material adverse change since September 30, 1997 in its business or financial condition as a whole.

                                  ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF GAINOR

The obligations of Gainor to be performed hereunder shall be subject to the satisfaction (or waiver by Gainor) at or before the Closing of each of the following conditions:

8.1 Representations, Warranties and Covenants. Each of the representations and warranties of the Universal Entities and Stockholders contained in this Agreement shall be true in all respects as of the time of the Closing with the same force and effect as though made at that time; the Universal Entities and Stockholders shall have performed and complied in all respects with the respective covenants and agreements set forth herein to be performed or complied with by it at or before the Closing; and the Universal Entities and each Stockholder shall have delivered to Gainor a certificate, signed on behalf of each Universal Entity by its President, and by each Stockholder to all such effects. Notwithstanding the foregoing, Gainor may not fail to perform hereunder in the event that the Universal Entities fail to comply with their obligations in Section 6.29, 6.30 or 6.32 in any immaterial respect, provided that (a) all agreements required to be assigned under Section 6.29 producing revenue in excess of $30,000 have been assigned,
(b) 90% of the patients and customers required to be transferred under
Section 6.30 have been transferred, (c) all consents required under Section
6.32 for agreements with value in excess of $30,000 have been obtained, and
(d) the Universal Entities and the Stockholders have used their best efforts to comply with such provisions and any request of Gainor with respect to performance under any such provision.

8.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened before any court or governmental agency, which has resulted in the restraint or prohibition of Gainor, or in the reasonable opinion of counsel for Gainor could result in the obtaining of material damages or other relief from Gainor, in connection with this Agreement or the consummation of the transactions contemplated hereby.

8.3 Opinion of Counsel to Universal. Gainor shall have received from counsel to each Universal Entity and Stockholders an opinion dated the Closing Date in form and substance reasonably satisfactory to Gainor and its counsel.

8.4 Execution and Delivery of Documents. The Universal Entities and Stockholders shall have executed and delivered all the documents required herein; and all other agreements, certificates and other documents delivered by the Universal Entities and Stockholders to Gainor hereunder shall be in form and substance reasonably satisfactory to counsel for Gainor. Edward T. Buchholz shall have executed the Employment Agreement and delivered it to Gainor.

8.5 No Material Adverse Change. No Universal Entity shall have suffered any material adverse change since September 30, 1997 in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

8.6 Required Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental preacquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers. The stockholders of Universal shall have approved the consummation of the transactions contemplated herein at the meeting of stockholders called for such purpose.

8.7 Other Necessary Consents and Approvals. Each Universal Entity shall have obtained any approval of its stockholders required by any Rule, all consents, approvals and estoppels required under any material Universal Contract, all consents and approvals listed in the Disclosure Memorandum, and all other consents and approvals, the failure of which to obtain would have a material adverse effect on Universal's Business as conducted by Gainor following the Closing or the Transferred Assets at any time after the Closing. With respect to each such consent, approval and estoppel, Gainor shall have received written evidence, reasonably satisfactory to Gainor, that such consent, approval or estoppel has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

8.8 Encumbrances. All of the Transferred Assets and all of the assets of the Purchased Companies shall be free and clear of all Encumbrances at the Closing other than Permitted Encumbrances, if any.

8.9 Payment of Sales Tax Claim. Universal shall have paid in full all amounts owed to the State of California relating to any claim for sales taxes due, including those referenced by the California State Board of Equalization as SR-AC 402029-010, and Gainor shall have received adequate proof and assurance of such payment.

8.10 Completion of Financing. Gainor Acquisition shall have completed the financing of the purchase of the Transferred Assets on terms satisfactory to Gainor in its sole discretion.

8.11 Permits. Gainor shall be satisfied that it can obtain or that Universal can transfer all permits necessary to the continued conduct of Universal's Business following the Closing.

                                     ARTICLE 9
                                   MISCELLANEOUS

9.1 Notices. All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or express mail service or by postage pre-paid certified or registered mail, return receipt requested (the return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication), by personal delivery, or by fax with confirmation of receipt to the following address or such other address of which a party subsequently may give notice to all the other parties:

To a Universal Entity
or Stockholders:  Universal Self Care, Inc.
                  11585 Farmington Road
                  Livonia, Michigan 48150
                  Attention:  Brian D. Bookmeier
                  Fax:  (313) 261-6511

                  And

                  Greenberg Trauig, Hoffman, Lipoff
                  Rosen & Quentel
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Stephen A. Weiss
                  Fax:  (212) 223-7161

To Gainor or Gainor Acquisition:   Gainor Medical Management, LLC
                  2205 Highway 42 North
                  McDonough, Georgia 30252-0353
                  Attention:  Mark J. Gainor
                  Fax:  (770) 474-1600

                  And

                  Nelson Mullins Riley & Scarborough, L.L.P.
                  First Union Building
                  Suite 1400
                  999 Peachtree Street
                  Atlanta, Georgia 30309
                  Attention: Philip H. Moise
                  Fax:  (404) 817-6050

9.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Gainor, neither Stockholders nor the Universal Entities may assign their rights, duties or obligations hereunder or any part thereof to any other Person. Gainor may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more Affiliates, provided that Gainor Management may not assign its obligations relating to the Guarantee, nor the confidentiality nor indemnification provisions without the prior written consent of Universal.

9.3 Entire Agreement. This Agreement, the Disclosure Memorandum and all other certificates, schedules and other documents delivered pursuant thereto constitute the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede and are in full substitution of any and all prior agreements and understandings written or oral between the arties relating to such transactions.

9.4 Descriptive Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.6 Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

9.7 Governing Law, Jurisdiction and Venue. This Agreement is executed by the parties in, and shall be construed in accordance with and governed by the laws of the State of Georgia, and any dispute in relation hereto will be submitted to the Superior Court of Henry County, Georgia, or the U.S. federal District Court for the Northern District of Georgia.

9.8 No ThirdParty Beneficiaries. With the exception of the parties to this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights accruing by virtue of this Agreement.

9.9 Gender and Number. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

Each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

GAINOR:
GAINOR MEDICAL MANAGEMENT, LLC        GAINOR MEDICAL ACQUISITION COMPANY


By:                                   By:
  _________________________________     ______________________________



  ________________________              ______________________________
  Print Name                            Print Name


  _________________________________     ______________________________
  Print Title                           Print Title


UNIVERSAL:
UNIVERSAL SELF CARE, INC.             CLINISHARE DIABETES CENTERS, INC.


By:                                   By:
  _________________________________     ______________________________



  _________________________________     ______________________________
  Print Name                            Print Name


  _________________________________     ______________________________
  Print Title                           Print Title

PHYSICIANS SUPPORT SERVICES, INC.          USC-MICHIGAN, INC.


By:                                   By:
  _________________________________     ______________________________



  _________________________________     ______________________________
  Print Name                            Print Name


  _________________________________     ______________________________
  Print Title                           Print Title


PCS, INC. - WEST                      DIABETES SELF CARE, INC.


By:                                   By:
  _________________________________     ______________________________



  _________________________________     ______________________________
  Print Name                            Print Name


  _________________________________     ______________________________
  Print Title                           Print Title




 USCI HEALTHCARE MANAGEMENT
 SOLUTIONS, INC.


 By:
  _________________________________

  _________________________________
  Print Name

  _________________________________
  Print Title

STOCKHOLDERS:



  _________________________________     ______________________________
  BRIAN D. BOOKMEIER                    EDWARD T. BUCHHOLZ



  _________________________________     ______________________________
  MATTHEW B. GIETZEN                    ALAN M. KORBY

                                   SCHEDULE A

Accepted Contracts

The lease for real property at 5946 Kester Avenue, Van Nuys, CA shall be assigned to Diabetes Self Care, Inc.

The lease for personal property with Target Equipment Leasing, Inc. dated February 27, 1996 shall be assigned to Diabetes Self Care, Inc.

The lease for personal property with Target Equipment Leasing, Inc. dated March 12, 1996 shall be assigned to Diabetes Self Care, Inc.

All agreements of the Selling Companies listed in Schedule 3.16(a).

Assigned Contracts

The leases for real property in North Hollywood, CA and 990 Highland Drive, Solana Beach, California shall be assigned to one of the Selling Companies.

The employment agreement between USCI Healthcare Management Solutions, Inc., and Edward Buchholz shall be assigned to Universal Self Care, Inc.

The employment agreement between Diabetes Self Care, Inc. and Tod Robinson shall be assigned to Universal Self Care, Inc.


Excluded Assets

Stock of the Selling Companies

All leases other than the leases for real property at 5946 Kester Avenue, Van Nuys, CA 91411

Intercompany receivables

Prepaid loan fees

Prepaid expenses

Deposits and other like kind assets

Goodwill and other intangible assets


Gainor Assumed Liabilities

Trade accounts payable and obligations under Accepted Contracts.

Transferred Accounts.

All bank accounts of the Selling Companies.

                                  Exhibit List

Exhibit A    Bill of Sale

Exhibit B    Contract Assignment Agreement

Exhibit C    Employment Agreement

Exhibit D    Gainor Assumption Agreement

Exhibit E    Trademark Assignments

Exhibit F    Universal Assumption Agreement

Exhibit G    Promissory Note

                                    Exhibit G


THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS, OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION.

THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF GAINOR (AS DEFINED BELOW) AND EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AND OTHER PROVISIONS HEREOF.

THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED, EXCEPT IN ACCORDANCE WITH THE TERMS OF SECTION 9 HEREOF.


                        CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$20,000,000.00                                              ____________, 1997
Simple Interest 7.00%-8.00% Per Annum

    FOR VALUE RECEIVED, the undersigned, GAINOR MEDICAL MANAGEMENT, LLC, a Georgia corporation (together with its permitted successors and assigns, "Gainor"), promises to pay to the order of UNIVERSAL SELF CARE, INC., a Delaware corporation (together with its permitted successors and assigns, "Holder"), the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), plus interest as provided herein, on and subject to the terms set forth herein. This
Note is made in accordance with Section 2.3(c) of the Asset Purchase Agreement dated November ___, 1997 by and among Gainor and Gainor Medical Acquisition Company, on the one hand, and Holder, Clinishare Diabetes Centers, Inc., Physicians Support Services, Inc., USC-Michigan, Inc., PCS, Inc. - West, Diabetes Self Care, Inc., USCI Healthcare Management Solutions, Inc., and certain of the shareholders of Holder on the other hand (the "Purchase Agreement").

    1.    Payment.

Subject to Section 3 below, the principal amount of this Note shall be paid in a single payment with all accrued and unpaid interest thereon no later than __________________ (the "Maturity Date"). Beginning on the date hereof, interest at a simple rate of 7.00% per annum through December 31, 1998 and 8.00% per annum thereafter shall accrue on the unpaid principal balance of this Note outstanding from time to time. On the first business day in each calendar quarter, commencing on January 2, 1998, Gainor shall pay to Holder the interest accrued hereunder in arrears. Interest shall be calculated based on a 365(6)-day year, for actual days elapsed. The principal amount of this Note may be adjusted as set forth in Sections 2.3, 2.5 and 2.7 of the Purchase Agreement, which adjustments may be made separately or with another adjustment, and all such adjustments shall be cumulative.

     2.   Default.

          For purposes of this Note, a "Default" shall occur whenever:

          (a) Gainor fails to pay any amount of principal of or interest on this Note when due hereunder and fails to cure its non-payment within 10 days after receiving notice from Holder of such failure.

          (b) Gainor shall commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); file a petition seeking to take advantage as against its creditors of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; consent to or fail to contest in a timely and appropriate manner any petition filed against Gainor in an involuntary case under such bankruptcy laws or other laws; apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of the property of Gainor; admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors; or take any company action for the purpose of authorizing any of the foregoing.

          (c) A case or other proceeding shall be commenced against Gainor in any court of competent jurisdiction seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustments of debts, or the appointment of a trustee, receiver, custodian, liquidator or the like of Gainor or of all or any substantial part of the assets, domestic or foreign, of Gainor, and such case, proceeding or appointment shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

Subject to Section 3 below, upon the occurrence and continuance of a Default, Holder may declare any or all of the unpaid principal balance and accrued interest under this Note to be immediately due and payable.


     3.   Subordination.

          (a) Notwithstanding any other provision in this Note to the contrary, Holder hereby agrees, to the extent so provided in this Section 3, that the indebtedness represented by this Note shall be subordinated and subject in all respects, including in right of payment to the prior indefeasible payment in full in cash or immediately available funds of all Senior Indebtedness. As used herein, the term "Senior Indebtedness" shall mean (i) the principal of, accrued and unpaid interest on and all fees and other amounts owing in connection with all indebtedness of Gainor for borrowed money in connection with its term loan or line of credit with ______________________, and (ii) all or any other indebtedness of Gainor for borrowed money from any bank, commercial finance company, factor, insurance company, SBIC or other institutional lender, or from a currently existing equity holder of Gainor.

          (b) No payment on account of principal, interest or other amount owing on this Note shall be made if, at the time of such payment or immediately after giving effect thereto, there shall have occurred and be continuing a default, with respect to any particular Senior Indebtedness, which default shall not have been cured or waived.

          (c) Upon any distribution of assets of Gainor, whether in cash, properties or securities, or any payment by Gainor or any liquidating trustee or to creditors in connection with any dissolution or winding up or assignment for the benefit of creditors or any total or partial liquidation or reorganization of Gainor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or other similar proceedings, (i) all amounts then due upon all Senior Indebtedness (including all interest accruing thereon after the commencement of such proceeding, whether or not allowed or allowable as a claim therein) shall first be indefeasibly paid in full in cash, before any payment or distribution is made on account of this Note, (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the obligations owing under this Note, shall be paid or delivered directly to the holders of the Senior Indebtedness until all Senior Indebtedness is indefeasably paid in full in cash; (iii) Holder agrees not to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness; and (iv) Holder agrees to execute, verify, deliver and file any proofs of claim in respect of the obligations owing under this Note in connection with any such proceeding and hereby irrevocably authorizes, empowers and appoints the holders of the Senior Indebtedness as its agent and attorney-in-fact to (A) execute, verify, deliver and file such proofs of claim upon the failure of Holder promptly to do so (and, in any event, prior to 10 days before the expiration of the time to file any such proof of claim) and (B) vote such claim in any such proceeding upon the failure of Holder to do so prior to 10 days before the expiration of the time to vote any such claim; provided, however, that the holders of the Senior Indebtedness shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Section 3 shall continue to govern the relative rights and priorities of the holders of the Senior Indebtedness and Holder even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such proceeding and the provisions of this Section 3 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder. In the event that, notwithstanding the foregoing, any payment or distribution of assets prohibited by the foregoing or by subsection (b) above shall be received by Holder before all Senior Indebtedness is indefeasibly paid in full in cash, such payment or distribution shall be received and held in trust for, and shall be promptly paid over or delivered to the holders of Senior Indebtedness or their representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to indefeasibly pay all Senior Indebtedness in full in cash.

          (d) The rights of Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payment or distributions of cash, property or securities of Gainor applicable to the Senior Indebtedness, provided, however, that no payment or distribution to the holders of the Senior Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any rights of subrogation in respect thereof until the Senior Indebtedness shall have indefeasibly been paid in full in cash.

          (e) Until the Senior Indebtedness is indefeasibly paid in full in cash, Holder shall not take any collection or enforcement action with respect to amounts due hereunder (including (i) to demand, sue for or set-off any moneys, (ii) to initiate or participate with others in any such enforcement action, including the bringing of any proceeding described in Section 3(c) above and (iii) to accelerate this Note), except (i) with the express prior written consent of the holders of the Senior Indebtedness or (ii) after giving 180 days' prior written notice to the holders of the Senior Indebtedness that a default under this Note has occurred and is continuing, Holder may accelerate this Note and take such collection or enforcement action.

          (f) Gainor shall be permitted to modify the Senior Indebtedness, including increasing principal amounts owing and interest rate chargeable thereunder and changing the manner, amount and time for payments thereunder, and to incur additional indebtedness on a senior and/or secured basis at any time, without notice to Holder, provided, however that Gainor shall not extend the final maturity date of any Senior Indebtedness beyond the Maturity Date.

          (g) Holder hereby agrees to promptly notify the holders of the Senior Indebtedness in writing of each default by Gainor hereunder, and the cure thereof.

          (h) Holder agrees to execute an intercreditor or subordination agreement with terms and conditions consistent with the subordination provisions of this Note or otherwise reasonable under the circumstances, if required by the holders of the Senior Indebtedness, and to take all such other reasonable action as the holders of the Senior Indebtedness may request in order to enable such holders to enforce their rights hereunder.

          (i) The holders of the Senior Indebtedness may foreclose on their security interests securing payment of the Senior Indebtedness in any manner that they, in their sole discretion, may elect even though a higher price might have been obtained had such security interests been foreclosed upon in another manner. Holder waives any requirement that the holders of the Senior Indebtedness protest, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Gainor. The right of any present or future holder of Senior Indebtedness to enforce subordination of this Note pursuant to the provisions of this Section 3 shall not at any time be prejudiced or impaired by any act or failure to act on the part of Gainor or any such holder of Senior Indebtedness, including but not limited to any application of any sums by whomsoever paid or however realized to the Senior Indebtedness, or any amendment of the amount, manner, place or terms of payment of the Senior Indebtedness, or any extension of the time of payment of or renewal of the Senior Indebtedness, or any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Indebtedness or by noncompliance by Gainor with the terms of such subordination regardless of any knowledge thereof with which such holders may have or otherwise be charged.

          (j) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of the subordination provisions contained in this Note at any time when Holder shall have failed to comply with any of the subordination provisions contained in this Note applicable to it. Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          (k) Each current and future holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Indebtedness in reliance on the subordination provisions contained in this Note, which are made for the benefit of all such holders and their successors, assigns and participants, and in this regard all such holders shall be third party beneficiaries of this Note.

          (l) This Note shall not at any time be secured by the assets or properties of Gainor.

     4. Right of Set Off. Payment (and prepayment, if applicable) of all amounts due under this Note, including principal and interest, is subject to
(i) Gainor's right to setoff, against
principal and interest and all other amounts due hereunder, any amounts due to Gainor from Holder and/or another Selling Company (as defined in the Purchase Agreement) under their respective indemnification and other obligations under the Purchase Agreement, (ii) the provisions of Sections 2.3 and 2.5 of the Purchase Agreement concerning the adjustment in the principal amount of this Note under certain circumstances, (iii) the provisions of
Section 6.22 of the Purchase Agreement concerning Holder's potential liability in California for alleged two-tiered pricing practices, and (iv) the last sentence of this Section 4. This Note is subject to such rights and such other terms and conditions of the Purchase Agreement as may be applicable. Notwithstanding any other provision of this Note, Gainor shall not be obligated to make any payment hereunder that would reduce the principal outstanding hereunder below the aggregate amount of all outstanding, unpaid and unresolved claims for indemnification made by Gainor under Section 6.9 of the Purchase Agreement.

     5. Prepayment; Escrow. Gainor may prepay the principal hereof and interest hereunder in whole or in part at any time and from time to time without penalty or premium. If any such prepayment is made prior to the end of the three year period following the date hereof and would result in the principal amount outstanding under the Note to fall below $10 million, then part of such prepayment shall be placed in escrow to secure Holder's indemnification and other obligations under the Purchase Agreement, such that the amount of principal remaining outstanding under this Note and the amount in escrow total $10 million at all times. The amounts to be placed in escrow shall be placed with SunTrust Bank, Atlanta or another escrow agent acceptable to both Holder and Gainor pursuant to an escrow agreement with terms and conditions reasonably acceptable to each of Holder and Gainor. If Gainor elects to make such a prepayment and any amounts are so required to be placed in escrow, the parties shall negotiate in good faith to agree upon the terms and conditions of such escrow agreement as soon as possible following such election. All amounts remaining in escrow at the end of such three year period shall be released to Holder, except such amounts as may be required to cover outstanding claims by Gainor against amounts held in escrow.

     6.   Conversion of Note.

          (a) Conversion at Option of Holder. If Gainor shall at any time determine in its sole discretion to register the sale of any of its equity securities for its own account in a public offering on a firm commitment underwritten basis through one or more underwriters pursuant to an underwriting agreement between Gainor and such underwriters (an "Underwritten Public Offering"), then Gainor shall notify Holder in writing (the "Offering Notice") as soon as practicable but no less than 20 days prior to filing a registration statement for such Underwritten Public Offering, which Offering Notice shall include the most recent financial statements of Gainor and the most recent description of Gainor's business proposed to be included in the registration statement, and a copy of such other information available to Gainor and reasonably requested by Holder concerning the terms of the proposed Underwritten Public Offering. Within 10 business days after receipt of the Offering Notice, Holder may elect to convert this Note, in whole or in part, into the equity securities of Gainor offered pursuant to such Underwritten Public Offering (the "Conversion Shares"), contingent upon the closing of such offering. The number of Conversion Shares shall be determined by dividing the aggregate amount of this Note to be converted by the per share offering price of the equity securities actually offered in such Underwritten Public Offering. Notwithstanding the above: if the aggregate offering price of the securities offered in the Underwritten Public Offering is less than $25 million, and if the managing underwriter or underwriters determine that marketing or other factors so require, the underwriter and Gainor may limit the amount of this Note that may be converted under this
Section 6; and the conversion rights
of this Section 6 are subject to the provisions of Section 9 hereof concerning the sale, transfer or assignment hereof by Holder.

     (b) Conversion Procedures. Such conversion shall be made by delivery to Gainor of a written notice of Holder's election to convert this Note within 10 business days after receipt of the Offering Notice. Such conversion shall be deemed to have been made at the close of business on the date immediately prior to the commencement of such Underwritten Public Offering. No fractional shares of Common Stock shall be issued upon conversion of this Note, and in lieu thereof, Gainor shall pay to Holder the amount of outstanding principal that is not so converted. Upon the conversion of this Note, Holder shall surrender the Note, duly endorsed, at the principal office of Gainor. At its expense, Gainor shall, upon the closing of the Underwritten Public Offering, issue and deliver to Holder a certificate or certificates for Conversion Shares (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Gainor), together with a check payable to Holder for any cash amount payable for fractional shares. Upon conversion of this Note, Gainor shall be forever released from all its obligations and liabilities under this Note, provided, however, that the obligations of Gainor set forth in Section 7 shall remain in effect.

          (c) Security Pledge. If any conversion hereunder is made prior to the end of the three year period following the date hereof and would result in the principal amount outstanding under the Note to fall below $10 million, or if any conversion hereunder is made at any time and would result in the principal amount outstanding under the Note to fall below the aggregate amount of all outstanding, unpaid and unresolved claims for indemnification made by Gainor under Section 6.9 of the Purchase Agreement, then a number of the Conversion Shares shall be pledged to Gainor to secure Holder's and/or the other Selling Companies' indemnification and other obligations under the Purchase Agreement, such that the amount of principal remaining under this Note and the value of the Conversion Shares so pledged (valued at the offering price) shall total the greater of $10 million or the aggregate amount of all such claims if conversion occurs during such three-year period, or the aggregate amount of all such claims if conversion occurs after such three-year period. Such shares shall be pledged pursuant to a pledge agreement with terms and conditions reasonably acceptable to each of Holder and Gainor, in any event providing that obligations of Holder to Gainor may be satisfied by Gainor's reacquisition of an appropriate number of the Conversion Shares, valued at the average of the closing market price for such shares during the five trading days prior thereto. The parties shall negotiate in good faith to agree upon the terms and conditions of such pledge agreement as soon as possible following the conversion election. All shares remaining under pledge at the end of such three year period shall be released to Holder, except such shares as may be required to cover outstanding claims by Gainor under the indemnification provisions of the Purchase Agreement.

     7.   Registration Rights.

          (a) Piggyback Registration. Not more than two times after the date of this Note, if Gainor determines to effect an Underwritten Public Offering and Holder has elected to acquire Conversion Shares through the conversion of all or any portion of this Note, Gainor will:

               (i) promptly give to Holder written notice of such Underwritten Public Offering (which shall include, to the extent available, a list of the jurisdictions in which Gainor intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws); and

               (ii) use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Public Offering involved therein, all the Conversion Shares specified in a written request by Holder received by Gainor within ten days after such written notice is given. Any such request from Holder shall (i) specify the number of Conversion Shares requested to be included in such registration and
                     (ii) include an undertaking to provide all information and materials concerning Holder, to comply with all requirements hereunder concerning such Underwritten Public Offering, and to take any other actions reasonably requested by Gainor to enable Gainor to comply with the Securities Act, any applicable state securities law, and the applicable rules and regulations thereunder

           (b) Underwriting. The registration rights of Holder shall be conditioned upon Holder's participation in the Underwritten Public Offering, the inclusion of the Conversion Shares in the Underwritten Public Offering to the extent provided herein, and Holder's entering into an underwriting agreement in customary form with the underwriter or underwriters selected by Gainor for such Underwritten Public Offering.

          (c) Termination of Registration by Gainor. Notwithstanding any other provision herein, at any time before or after the filing of a registration statement in connection with such Underwritten Public Offering, Gainor may, in its sole discretion, abandon or terminate such registration without the consent of Holder.

          (d) Limitations on Rights. Gainor shall not be required to include the Conversion Shares in the securities covered by a registration statement on any form which limits the amount of securities that may be registered by the issuer or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable. In addition, the registration rights under this Section 7 are subject to the provisions of Section 9 hereof concerning the sale, transfer or assignment hereof by Holder.

          (e) Reduction of Rights. Notwithstanding any other provision herein, if the managing underwriter or underwriters determine that marketing or other factors require a limitation of the amount of securities to be offered in the Underwritten Public Offering, the underwriter and Gainor may limit the number of Conversion Shares to be included in any registration and Underwritten Public Offering.

          (f) Prohibition on Selling Stock During Underwritten Public Offering. In the event of an Underwritten Public Offering, Holder shall not sell any of the Conversion Shares, except to the underwriters in connection with such offering, during the period of distribution of the offered securities by the underwriters and the period in which the underwriting syndicate participates in the aftermarket. The securities registered under the terms of this Section 5 shall be subject to such restrictions on sale or lock up periods as may be required by the Underwriters.

          (g) Registration Expenses. Gainor shall pay, on behalf of Holder, all of the expenses in connection with the registration of the Conversion Shares as provided herein, including all registration, filing and NASD fees, and all fees and expenses of complying with securities or blue sky laws, but excluding any underwriting discounts and commissions and transfer taxes, if any, and any fees or disbursements of any counsel to Holder. In any registration, Holder shall pay for its own counsel, underwriting discounts and commissions, and transfer taxes.

          (h) Registration Procedures. In the case of any registration effected by Gainor in which the Conversion Shares are included pursuant to this Section 5, Gainor will, at its expense:

               (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Conversion Shares and use its reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Conversion Shares under the plan of distribution chosen by Gainor for the Underwritten Public Offering;

               (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to correct any statements or omissions if, during the time when the prospectus is required to be delivered under the Securities Act of 1933 (the "Securities Act"), any event shall have occurred as a result of which the prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

               (iii) furnish to Holder a copy of any opinion letters which
                     Gainor shall provide to the underwriters pursuant to the underwriting agreement;

               (iv) furnish to Holder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder may reasonably request in order to facilitate the public offering of the Conversion Shares; and

               (v) use its reasonable efforts to register or qualify the Conversion Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the underwriters and Gainor determine appropriate.

          (i) Indemnification. In the case of a registration effected by Gainor pursuant to this Section 5 in which Conversion Shares are included:

               (i) Gainor agrees to indemnify and hold harmless Holder against any and all losses, claims, damages or liabilities to which Holder may become subject under the Securities Act or any other statute or common law, and to reimburse Holder for any reasonable legal or other expenses incurred by it in connection with the investigation of any claims and defense of any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereto, or in any blue sky application, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnification contained in this subsection shall not (A) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to Gainor by Holder for use in connection with the preparation of the registration statement or any prospectus contained in the registration statement or any such amendment thereof or supplement thereto; or (B) inure to the benefit of any person to the extent such person's claim for indemnification hereunder arises out of or is based on any violation of such person of applicable law.

               (ii) Holder shall be obligated, in the same manner and to the same extent as set forth in subsection (i) of this
                     Section 5(i), to indemnify and hold harmless Gainor and each person, if any, who controls Gainor within the meaning of Section 15 of the Securities Act, and their directors and officers, with respect to any statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or in any blue sky application, if such statement or omission was made in reliance upon and in conformity with information furnished to Gainor by Holder for use in connection with the preparation of such registration statement or any prospectus contained in such registration statement or any such amendment thereof or supplement thereto or blue sky application; provided, however, that the liability of Holder hereunder shall be limited to the proceeds received by Holder from the sale of Conversion Shares covered by such registration statement, amendment, supplement, prospectus or blue sky application, as the case may be.

               (iii) Each person to be indemnified pursuant to this Section 5 shall, promptly after its receipt of written notice of the commencement of any action against such indemnified person in respect of which indemnity may be sought from an indemnifying person under this Section 5, notify the indemnifying person in writing of the commencement thereof. The failure of any indemnified person to so notify an indemnifying person of the commencement of any such action shall relieve the indemnifying person from any liability in respect of such action which it may have to such indemnified person on account of the indemnity contained in this Section 5, but shall not relieve the indemnifying person from any other liability which it may have to such indemnified person. Upon notification of such an action as provided above, the indemnifying person shall be entitled to participate therein and, to the extent it may desire, jointly with any other indemnifying persons similarly notified, to assume the defense thereof, and after notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, the indemnifying person will not be liable to such indemnified person under this Section 5 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof other than reasonable costs of investigation unless
                     (A) the indemnified party shall have employed counsel in an action in which the indemnified party and indemnifying party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, or (B) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     8. Representations, Warranties and Covenants of Holder. Holder hereby represents and warrants to Gainor as follows:

          (a) Restricted Securities. Holder understands that neither the issuance of this Note nor the issuance of the Conversion Shares will be registered under the Securities Act or the securities laws of any, in reliance upon exemptions from registration contained in the Securities Act and such laws, and that Gainor's reliance upon such exemptions is based in part upon the representations, warranties and agreements of Holder contained herein.

          (b) Investment Intent. Holder is acquiring this Note (and will acquire the Conversion Shares) for its own account and not for distribution or resale to others, and agrees that it will not sell or otherwise transfer this Note or the Conversion Shares except pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or exemptions available therefrom.

          (c) Legend Requirement. Holder acknowledges that the certificates representing the Conversion Shares will contain a legend stating that the issuance thereof was not registered under the Securities Act or any state securities laws and referring to the above restrictions on transferability and sale. A notation will also be made in the records of Gainor so that transfers of such Conversion Shares will not be effected in the records of Gainor without compliance with these restrictions.

     9. Assignment. Neither party hereto shall have the right to sell, transfer or assign this Note or any rights or delegate any duties hereunder except with the express prior written consent of the other party, except that
(a) Gainor shall have the right to assign any rights or delegate any duties hereunder to any Affiliate (as that term is defined in the Purchase Agreement) who is a successor in interest to all or substantially all of its business or assets or to any other Affiliate provided that Gainor guarantees the performance of all obligations by such Affiliate hereunder, and (b) Holder may sell, transfer or assign this Note (in whole but not in part) to another person through a direct assignment or through a merger or consolidation with such other person upon at least 10 days prior written notice to Gainor, provided, however, that Holder may not sell, transfer or assign this Note to any person engaged in any business that is competitive with any business conducted by Gainor at the time of such sale, transfer or assignment. Any sale, transfer or assignment by either party, when permitted hereunder, shall be subject to all terms contained herein, and the buyer, transferee or assignee shall agree in writing to all terms and conditions contained herein. Subject to the restrictions on transfer contained herein and the proviso at the end of this sentence, the rights and obligations of Gainor and Holder shall be binding upon and benefit the successors and permitted assigns of such party; provided, however, that upon any sale, transfer or assignment of this Note by Holder, the provisions of Section 6 (Conversion of Note) and 7 (Registration Rights) hereof shall become null and void and the buyer, transferee or assignee shall not be entitled to any of the benefits thereof. This Note shall be deemed to be canceled, and all obligations of Gainor hereunder shall terminate, if, without the prior written consent of Gainor Holder attempts to distribute this Note or any interests therein to its security holders or liquidate.

     10. Amendment. Any provision of this Note may be amended or modified only upon the written agreement of Gainor and Holder.

     11. Notices. All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or express mail service or by postage pre-paid certified or registered mail, return receipt requested (the return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication), by personal delivery, or by fax with confirmation of receipt to the following address or such other address of which a party subsequently may give notice to all the other parties:

To Holder:          Universal Self Care, Inc.
                    1158 Farmington Road
                    Livonia, Michigan 48150
                    Attention:  Brian D. Bookmeier
                    Fax:  (313) 261-6511

To Gainor :         Gainor Medical Management, LLC
                    2205 Highway 42 North
                    McDonough, Georgia 30252-0353
                    Attention:  Mark J. Gainor
                    Fax:  (770) 471-1600

                    And

                    Nelson Mullins Riley & Scarborough, L.L.P.
                    Suite 1400
                    999 Peachtree Street
                    Atlanta, Georgia 30309
                    Attention: Philip H. Moise
                    Fax:  (404) 817-6050

     12. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

     13. Governing Law. The provisions of this Note are to be governed by and construed according to the laws of the State of Georgia.

                             GAINOR MEDICAL MANAGEMENT, LLC


                             By:_______________________________
                                  Mark J. Gainor
                                  President

Consented and Agreed to:

UNIVERSAL SELF CARE, INC.


By: ________________________________
    Brian D. Bookmeier
    President

                   FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT


This First Amendment to the Asset Purchase Agreement (the "AGREEMENT"), dated as of November 24, 1997, is by and among UNIVERSAL SELF CARE, INC., a Delaware corporation ("UNIVERSAL"), each of its wholly owned subsidiaries, CLINISHARE DIABETES CENTERS, INC., a California corporation, PHYSICIANS SUPPORT SERVICES, INC., a California corporation, USC-MICHIGAN, INC., a Michigan corporation, its wholly owned subsidiary, PCS, INC. - WEST, a Michigan corporation, DIABETES SELF CARE, INC., a Virginia corporation, USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC., a Delaware corporation, and certain of the stockholders of Universal, BRIAN D. BOOKMEIER, EDWARD T. BUCHHOLZ, MATTHEW B. GIETZEN, and ALAN M. KORBY (individually, each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"), on the one hand, and GAINOR MEDICAL MANAGEMENT, LLC ("GAINOR MANAGEMENT"), a Georgia limited liability company, and its subsidiary GAINOR MEDICAL ACQUISITION COMPANY, a Georgia corporation ("GAINOR ACQUISITION", and collectively with Gainor Management, "GAINOR"), on the other hand. The parties named above entered into an Asset Purchase Agreement on November 14, 1997 (the "Purchase Agreement"). The Purchase Agreement contained an error with respect to the calculation of the amount to be paid to Universal, using the revenue of the "Purchased Companies" for calculation of the Post Closing Revenue, rather than the revenue of Diabetes Self Care, Inc. only, as agreed by the parties. In order to correct such mistake, and to make additional changes agreed to by the parties, the parties hereby agree as follows:

1. Sections 2.2(a)(ii) and (iii) of the Asset Purchase Agreement are hereby replaced in their entirety with the following:

    (ii) an amount equal to 75% of the Post Closing Revenue (as defined in Section 2.5(b)) or $17 million, whichever is less, plus

    (iii) the sum (whether positive or negative) of (1) the cash shown on the Closing Balance Sheets, less (2) the book value at Closing of the Gainor Assumed Liabilities required to be listed in a balance sheet, prepared in accordance with GAAP, less (3) all liabilities of the Purchased Companies shown on the Closing Balance Sheets, and less (4) the amount of the pledge by the Universal Entities to the American Diabetes Association (the aggregate of (1)-(4) being referred to herein as the "Closing Net Asset Value"); and

2. The second sentence of Section 2.3(b) is hereby replaced in its entirety with the following:

    The Note shall be reduced post closing as set forth in Section 2.5(b)

3. Section 2.5 (b) of the Asset Purchase Agreement is hereby replaced in its entirety with the following:

    (b) Upon determination of the Post Closing Revenue (as defined below), the principal amount of the Note shall be adjusted to equal the lesser of (i) $17 million or (ii) 75% of the Post Closing Revenue following the procedure set forth in Section 2.7. "Post Closing Revenue" shall mean the gross revenues of Diabetes Self Care, Inc. for calendar year 1998, less sales taxes, allowable adjustments and other sales adjustments, all determined in accordance with GAAP. In the event that Diabetes Self Care, Inc. is consolidated with other of Gainor's businesses or companies, then the Post Closing Revenue shall exclude revenue from then existing customers of such other businesses and companies, but the revenue of customers of both Diabetes Self Care, Inc. and the consolidated businesses or companies shall be included in Post Closing Revenue. By February 1, 1999, Gainor shall deliver to Universal a statement showing the Post Closing Revenue. Universal shall review such statement and shall, within 10 days of receipt of such statement, notify Gainor in writing of any objections thereto. If Universal fails to give such notice by such time, Universal shall be deemed to have agreed with the statement as delivered. If Universal gives such notice by such time, Gainor and Universal shall then have 10 business days after such notice to agree on the Post Closing Revenue. If Gainor and Universal are not able to agree by such time, such statement will be submitted to Ernst & Young, LLP, Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Post Closing Revenue, under GAAP, within 30 days following such submission. Ernst & Young, LLP's (or any such successor accounting firm's) determination shall be final and binding on Gainor and Universal. The costs of any such determination shall be shared equally by Gainor and Universal.

4. Section 2.5(c) of the Asset Purchase Agreement is hereby replaced in its entirety with the following:

    (c) Twelve months following the Closing, the principal amount of the Note shall be reduced (following the procedure set forth in Section 2.7) in the event and to the extent that the amount by which collections of the trade accounts receivable shown on the Closing Balance Sheet shall be less than $6 million during that 12 month period.

5.  Section 2.6(a) shall be replaced in its entirety with the word "Omitted".

6. Section 6.6 of Exhibit C to the Asset Purchase Agreement entitled "Employment Agreement" shall have a new Section 6.6 as follows:

    6.6 For a period of three years from the date hereof, Employee shall not directly or indirectly work for Universal Self Care, Inc. or any of its subsidiaries, affiliates or successors in interest to its business or assets, whether as an officer, director, key employee, partner, consultant, holder of an equity or debt investment, lender or in any other management, sales, consulting or business development capacity, except in accordance with the written authorization of HMS.

Each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.


GAINOR:
GAINOR MEDICAL MANAGEMENT, LLC              GAINOR MEDICAL ACQUISITION COMPANY


By:/s/ Mark J. Gainor                       By:/s/ Mark J. Gainor
   -------------------------------------       --------------------------------


Mark J. Gainor                              Mark J. Gainor
----------------------------------------    -----------------------------------
Print Name                                  Print Name


Pres./CEO/Mgr Part.                         Pres/CEO
----------------------------------------    -----------------------------------
Print Title                                 Print Title


UNIVERSAL:
UNIVERSAL SELF CARE, INC.                   CLINISHARE DIABETES CENTERS, INC.


By:/s/ Brian D. Bookmeier                   By:/s/Brian D. Bookmeier
   -------------------------------------       --------------------------------


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
----------------------------------------    -----------------------------------
Print Title                                 Print Title

PHYSICIANS SUPPORT SERVICES, INC.           USC-MICHIGAN, INC.


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
----------------------------------------    -----------------------------------
Print Title                                 Print Title


PCS, INC. - WEST                            DIABETES SELF CARE, INC.


By:/s/ Brian D. Bookmeier                   By:/s/ Brian D. Bookmeier
   -------------------------------------       --------------------------------


Brian D. Bookmeier                          Brian D. Bookmeier
----------------------------------------    -----------------------------------
Print Name                                  Print Name


President                                   President
----------------------------------------    -----------------------------------
Print Title                                 Print Title


USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC.


By:/s/ Brian D. Bookmeier
   -------------------------------------


Brian D. Bookmeier
----------------------------------------
Print Name


President
----------------------------------------
Print Title

STOCKHOLDERS:


/s/ Brian D. Bookmeier                      /s/ Edward T. Buchholz
----------------------------------------    -----------------------------------
BRIAN D. BOOKMEIER                          EDWARD T. BUCHHOLZ



/s/ Matthew B. Gietzen                      /s/ Alan M. Korby
----------------------------------------    -----------------------------------
MATTHEW B. GIETZEN                          ALAN M. KORBY

                                                                       Exhibit B

                                       December 16, 1997



The Board of Directors of Universal Self Care, Inc.
Universal Self Care, Inc.
11585 Farmington Road
Livonia, MI 48150

Board of Directors:

     We understand that Universal Self Care Inc. (the "Company"), its subsidiaries, Clinishare Diabetes Centers, Inc., Physicians Support Services, Inc., USC-Michigan, Inc., PCS, Inc.-West, Diabetes Self Care, Inc., ("DSC") and USCI Healthcare Management Solutions, Inc. ("HMS"), (together, the "Subsidiaries"), and Certain of its Stockholders, Brian D. Bookmeier, Edward
T. Buchholtz, Matthew B. Gietzen, and Alan M. Korby (together, the "Stockholders") and Gainor Medical Management, LLC, and Gainor Medical Acquisition Company (together, "Gainor") have entered into an Asset Purchase Agreement, as amended, (the "Agreement"), whereby, among other things, the Company will sell DSC and HMS (the "Purchased Companies"), and the Subsidiaries, excluding DSC and HMS (the "Selling Subsidiaries"), will sell substantially all of their assets (the "Purchased Assets") to Gainor (the "Transaction"). As consideration for the Purchased Companies and the Purchased Assets, the Company and the Selling Subsidiaries will receive (i) cash in the amount of $17,000,000, net of certain adjustments, including the cash of the Purchased Companies and certain liabilities of the Company and the Subsidiaries to be assumed (the "Cash Consideration"), (ii) a convertible subordinated promissory note in the face value of $17,000,000 (the "Note"), and Gainor will assume certain liabilities of the Subsidiaries (the Gainor Assumed Liabilities" and together with the Cash Consideration and the Note, the "Consideration"). The Note, whose maker will be Gainor, will mature in greater than five years, but less than six years, bear interest at 7.00 percent for the first year and 8.00 percent thereafter, will be convertible at fair market value into the shares of Gainor at the time of the closing of an underwritten public offering of any equity securities of Gainor, subject to certain conditions, including, but not limited to, the registration of the equity securities of Gainor for an underwritten public offering, and will be subordinated to the senior indebtedness of Gainor. Furthermore, the face value of the Note will be subject to adjustment based on any claims by Gainor or the Company under the indemnification provisions of the Agreement, on any post closing adjustments under

Universal Self Care, Inc.
December 16, 1997
Page 2

the provisions of the Agreement, and on the revenue of DSC during the twelve-month period ending December 31, 1998.

     You have requested our opinion, as financial advisors, as to the fairness, from a financial point of view, to the Company and to the Selling Subsidiaries of the Consideration to be paid for the Purchased Companies and the Purchased Assets in the Transaction.

     In conducting our analysis of the Company and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company that was publicly available; including filings made with the Securities and Exchange Commission (the "SEC"). The documents reviewed by Valuemetrics include, but are not limited to:

(i) Monthly consolidated budget of Universal Self Care, Inc. and Subsidiaries for the fiscal year ending June 30, 1998 (the "Budget");

(ii)    Forms 8-K filed on September 9, 1996 and July 7, 1997;

(iii)   Prospectus of Universal Self Care, Inc. dated December 10, 1992;

(iv) Form S-3 Registration Statement and Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-3 Registration Statement filed on July 11, 1997;

(v) Certificate of Incorporation of Universal Self Care, Inc. and all amendments thereto;

(vi) Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock;

(vii) Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock;

(viii) Certificate of Correction to Correct a Certain Error in the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock;

(ix)    Universal Self Care, Inc. 1992 Employee Stock Option Plan;

(x)     Universal Self Care, Inc. Management Non-Qualified Stock Option Plan;

(xi) Loan and Security Agreement by and among Universal Self Care, Inc., Diabetes Self Care, Inc., PCS, Inc.-West, Physicians Support Services, Inc. and Healthpartners Funding L.P. dated August 15, 1996;

(xii) Publicly reported trading activity in the common stock of Universal Self Care, Inc. for the period from November 11, 1994 through October 1, 1997; and

(xiii) Public news releases by Universal Self Care, Inc. for the period from November 6, 1995 through July 28, 1997.

Valuemetrics also reviewed the annual financial statements of the Company for the fiscal years ended June 30, 1993 through June 30, 1997 as presented in the Forms 10-KSB and/or 10-KSB/A, as well as the quarterly financial statements of the Company for the fiscal quarters ended September 30, December 31, and March 31, 1996 and 1997 as presented in Forms 10-Q and 10-QSB. Valuemetrics also reviewed the internally prepared, unaudited Consolidating Financial Statements of Universal Self Care, Inc. and Subsidiaries for the fiscal year ending June 30, 1997 and the fiscal quarter ending September 30, 1997, portions of the Company's internal financial and operating reports for the months of October and November, 1997, and the Company's current and future operating performance as compared to the Budget. In addition, we have reviewed available industry and market research and publicly available financial and stock performance data of companies that we deemed comparable to the Company.

     In conducting our analysis of Gainor and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company and Gainor. The documents reviewed by Valuemetrics include, but are not limited to:

(i) Letter regarding the Acquisition of Assets of Universal Self Care, Inc. and Subsidiaries from Gainor Medical Management, LLC, dated August 15, 1997;

(ii) Letter regarding the Acquisition of Assets of Universal Self Care, Inc. and Subsidiaries from Gainor Medical Management, LLC, dated November 6, 1997;

(iii)   Asset Purchase Agreement between Gainor Medical Management,
        LLC, Gainor Medical Acquisition Company and Universal Self
        Care, Inc. and its Subsidiaries Clinishare Diabetes Centers,
        Inc., Physicians Support Services, Inc., USC-Michigan, Inc.,
        PCS, Inc.-West, Diabetes Self Care Inc., Medical Accounting Specialists, Inc., and USCI Healthcare Management Solutions,
        Inc., and Certain of its Shareholders, Brian D. Bookmeier,
        Edward T. Buchholz, Matthew B. Gietzen, and Alan M. Korby,
        Dated November 14, 1997 and all Exhibits attached thereto, including, the Bill of Sale, the Contract Assignment Agreement, the Employment Agreement, the Gainor Assumption Agreement, the Trademark Assignment Agreement, the Universal Assumption Agreement, and the Convertible Subordinated Promissory Note;

(iv) the unexecuted First Amendment to the Asset Purchase Agreement, dated as of November 24, 1997;

(v) Letter regarding the Financing Proposal of Gainor Medical Management, LLC from LaSalle National Bank, Dated October 8, 1997;

(vi) Letter regarding the Discussion Draft of Proposed Terms and Conditions for Gainor Medical Management, LLC from U.S. Bank National Association, d/b/a First Bank National Association, Dated October 8, 1997;

(vii)   Operating Agreement of Gainor Medical Management, LLC;

(viii) Unaudited Pro Forma Consolidated Financial Statements of Universal Self Care, Inc. and Subsidiaries as of September 30, 1997, compiled by Feldman Radin & Co., P.C.;

(ix) Audited Financial Statements of Gainor Medical Management, LLC and Affiliated Companies for the fiscal year ending December 31, 1996;

(x) Description of the business and ownership of Gainor Medical Management, LLC, prepared by Gainor; and

(xi) Pro forma operating and financial forecast of Gainor and the Purchased Companies and the Purchased Assets for the fiscal years ending December 31, 1998 through 2004.

In addition, we have reviewed available industry and market research pertaining to Gainor's operations and various assets.

     In rendering our opinion, we have conducted on site due diligence and held discussions with certain officers, employees and representatives (including counsel and independent auditors) of the Company and Gainor, respectively, concerning the business and operations, assets, present condition and future prospects of the Company and Gainor and undertook such other studies, analyses and investigations as we have deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify such information. With respect to the pro forma projections provided to us by Gainor of the expected future operating and financial performance of the Purchased Companies and the Purchased Assets combined with Gainor, we have assumed that they have been reasonably prepared on the bases reflecting the best currently available estimates and judgement of Gainor's management as to their expected future performance. We have not assumed any responsibility for the independent verification of any such information or projections provided to us and we have further relied upon the assurance of the management of Gainor that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of the Company, its subsidiaries, or Gainor. We have also assumed that the transactions described in the Agreement, as amended, would be consummated on the terms set forth therein, without waiver of any such terms.

     We have assumed, with the consent of the Company and Gainor, that the Transaction will comply with applicable federal and state laws, including, without limitation laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally.

     Our opinion, as expressed herein, is limited exclusively to the pretax value of the Consideration. It is our understanding that the structure of the Transaction is costly to the Company from a taxation standpoint. As a result of the Transaction, the Company will incur a tax liability of approximately $6,225,000, net of the realization of the Company's net operating loss carryforwards. The payment of the tax liability may cause substantial dilution. However, we are not aware of alternative transaction structures mutually agreeable to both the Company and Gainor. Furthermore, the tax consequences of the Transaction are beyond our purview.

Universal Self Care, Inc.
December 16, 1997
Page 5

     As part of our professional services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, leveraged buyouts, sales of unlisted securities, and valuations for estate, corporate and other purposes. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect this opinion, and we disclaim any obligation to update, revise or reaffirm this opinion.

     This letter and our opinion as expressed herein are for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction. The Board of Directors of the Company may rely upon this opinion with respect to the Transaction. This letter does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. In addition, in rendering this opinion, we do not express any view as to the prices at which the Company's securities may trade prior to or following the Transaction. This letter does not constitute a recommendation by our firm to any particular member of the Board of Directors or to any Stockholder as to how such member or stockholder should vote in connection with the Transaction. This letter and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Valuemetrics, Inc., be made, without our prior written consent. We understand that this opinion will be filed with the SEC and distributed to the Company's Shareholders as part of the Proxy Statement related to the proposed Transaction. As you are aware, we will receive a fee for our services to the Board of Directors in connection with rendering this opinion, and the Company has indemnified Valuemetrics for certain liabilities arising out of this engagement including the rendering of this opinion.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid for the Purchased Companies and Purchased Assets is fair, from a financial point of view, to the Company and the Selling Subsidiaries.

                                       Very truly yours,

                                       VALUEMETRICS, INC.

                                                                       Exhibit C


                              UNIVERSAL SELF CARE, INC.
                  1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.  PURPOSES.

    The 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Universal Self Care, Inc.(the "Company") for service as members of the Board of Directors ("Non-Employee Directors") and to provide them with an ownership Interest in the Company's common stock (the "Common Stock"). The Plan will be beneficial to the Company and its stockholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company's common stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

2.  EFFECTIVE DATE.

    The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Company common stock present, or represented, and entitled to vote at the 1998 Annual Meeting of Stockholders. Grants of options may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. In the event such approval is not obtained, any options granted under the Plan shall be null and void.

3.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by a committee appointed by the Board of Directors and consisting of Directors who are not eligible to participate in the Plan (the "Committee"), or by the full Board of Directors in the event that a Committee has not been appointed (in the event that a Committee has not been appointed, any action hereunder to be taken by the Committee shall be taken by the Board of Directors). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; PROVIDED, HOWEVER, that the Committee shall have no discretion with respect to the eligibility or Election of Non-Employee Directors to receive options under the Plan, the number of shares of stock subject to any such options or the Plan, or the purchase price thereunder; and PROVIDED FURTHER, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted options under the Plan. The Chairman of the Board and Chief Executive Officer of the Company, or any other officer of the Company as designated by the Committee, shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

4.  PARTICIPATION IN THE PLAN.

    All active members of the Company's Board of Directors who are not as of the date of any option grant employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan. Directors emeritus shall not be eligible to participate.

5.  NON-QUALIFIED STOCK OPTIONS.

    Only non-qualified stock options ("Options") may be granted under this Plan.

6.  TERMS, CONDITIONS AND FORM OF OPTIONS.

    (A) OPTION GRANT DATES. Options to purchase Ten Thousand (10,000) shares of Common Stock (as adjusted pursuant to Section 8) shall be automatically granted to each eligible Non-Employee Director on the date following approval of the Plan at the 1998 Annual Stockholders Meeting and on an annual basis to each eligible Non-Employee Director on each July 1 thereafter (or the first succeeding business day thereafter of which the Common Stock is traded on the principal securities exchange on which it is listed).

    (B) EXERCISE PRICE. The exercise price per share of Common Stock for which each option is exercisable shall be 100% of the fair market value per share of Common Stock on the date the Option is granted, which shall be the average of the closing bid and asked prices of the stock (or the closing sale price of the stock if traded on a national securities exchange) as generally reported for the principal securities exchange on which the Company's Common Stock is listed.

    (C) EXERCISABILITY AND TERM OF OPTIONS. Each Option granted under the Plan shall become fully exercisable on the date of grant. Each Option granted under the Plan shall expire five years from the date of grant, and shall he subject to earlier termination as hereinafter provided.

    (D) TERMINATION OF SERVICE. In the event of the termination of service on the Board by the holder of any Option, other than by reason of mandatory retirement, permanent disability or death as set forth in paragraph (e) hereof, the then outstanding Options of such holder shall be exercisable only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

    (E) RETIREMENT, DISABILITY OR DEATH. In the event of termination of service by reason of mandatory retirement pursuant to Board policy or permanent disability of the holder of any Option, each of the then outstanding Options of such holder will continue to become exercisable in accordance with Section 6(c) above, but the holder shall be entitled to exercise such Options, including any portions thereof that become exercisable after such termination, within three years of such termination, but in no event, after the expiration date of the Option. In the event of the death of the holder of any Option, each of the then outstanding Options of such holder shall become immediately exercisable in full, and shall be exercisable by the holder's legal representative at any time within a period of three years after death, but in no event after the expiration date of the Option. However, if the holder dies within two years following termination of service on the Board by reason of mandatory retirement or permanent disability, such option shall be exercisable only until (x) the later of (i) one year after the holder's death or (ii) two years after such termination, or (y) the expiration date of the Option, if earlier.

    (F) PAYMENT. The option price shall be paid in cash (whether or not such cash is loaned by the Company to the participant for such purpose) or by the surrender of shares of Common Stock of the Company, valued at their fair market value on the date of exercise, or by any combination of cash and such shares.

7.  SHARES OF STOCK SUBJECT TO THE PLAN.

    The shares that may be purchased pursuant to Options under the Plan shall not exceed an aggregate of 300,000 shares of Company Common Stock (as adjusted pursuant to Section 8). Any shares subject to an Option grant which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

8.  DILUTION AND OTHER ADJUSTMENT.

    In the event of any change in the outstanding shares of Company Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustment shall be made in the Plan and the grants thereunder, including the exercise price of outstanding Options, as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 7 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan.

9.  MISCELLANEOUS PROVISIONS.

    (A) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Company Common Stock with respect to Option grants hereunder, unless and until certificates for shares of such Common Stock are issued to the participant.

    (B) ASSIGNMENT OR TRANSFER. No Options granted under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, Options granted hereunder are exercisable only by, and payable only to, the participant.

    (C) AGREEMENTS. All Options granted under the Plan shall be evidenced by agreements or certificates in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

    (D) COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any Options granted under the Plan, the Company shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction, including the Office of the Secretary of State of the State of Delaware, any requisite authority required in the opinion of counsel for the Company in order to grant Options to purchase Shares of Company Common Stock or to issue such stock pursuant thereto. If in the opinion of counsel for the Company the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Company shall not be obligated to transfer, issue or sell any such shares. In any event, the Company shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act, or the Company receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. The Company's obligation to issue shares upon the exercise of any Option granted under the Plan shall in any case be subject to the Company being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a result of such issuance of shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

    (C) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Option or to any Non-Employee Director receiving an Option.

10. AMENDMENT AND TERMINATION OF THE PLAN.

    (A) AMENDMENT. The Committee may from time to time amend the Plan in whole or in part; PROVIDED, that no such action shall adversely affect any rights or obligations with respect to any Options theretofore granted under the Plan, AND PROVIDED FURTHER, that the provisions of Sections 4 and 6 hereof may not he amended more than once every six months, other than to comport with a change in the Internal Revenue Code or regulations thereunder.

    Unless the holders of at least a majority of the outstanding shares of Company Common Stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in Section 7 of the Plan or the number of shares subject to Options that may be granted pursuant to section 6(a) of the Plan to any one Non-Employee Director or (ii) extend the maximum period during which Options may be granted under the Plan.

    With the consent of the Non-Employee Director affected, the Committee may amend outstanding agreements or certificates evidencing Options under the Plan in a manner not inconsistent with the terms of the Plan.

    (B)  TERMINATION.  The Committee may terminate the Plan (but not any
Options theretofore granted under the Plan) at any time. The Plan (but not any Options theretofore granted under the Plan) shall in any event terminate on, and no Options shall be granted after, September 1, 2006.

11. COMPLIANCE WITH SEC REGULATIONS.

    It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

12. GOVERNING LAW.

    The validity and construction of the Plan and any agreements entered into thereunder shall he governed by the laws of the State of Delaware.

                                                                       Exhibit D

                               CERTIFICATE OF AMENDMENT
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                              UNIVERSAL SELF CARE, INC.

                       Pursuant to Section 242 of the Delaware
                               General Corporation Law


         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of the Corporation, hereby certifies and set forths as follows:

         FIRST:    The name of the Corporation is Universal Self Care, Inc.
(the "Corporation").

         SECOND:   The Certificate of Incorporation of the Corporation was
filed by the Secretary of State on the 12th day of May, 1989.

         THIRD:    The Certificate of Incorporation is hereby amended to change the corporate name and increase the number of authorized shares of the Corporation pursuant to Sections 241 and 242 of the General Corporation Law. Articles "FIRST" and "FOURTH" of the Certificate of Incorporation are hereby amended as follows:

         "FIRST:   The name of the Corporation is Tadeo Holdings, Inc."

         "FOURTH: The aggregate number of shares of capital stock that may be issued by the Corporation is One Hundred (100,000,000) Shares, consisting of 90,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock") and Ten Million (10,000,000) shares of Preferred Stock ("Preferred Stock").

         FOURTH:   The amendment to the Certificate of Incorporation herein
certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Business Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned hereby execute his name and affirm that the statements made herein are true under the penalties of perjury, this __th day of _________, 1998.



                                       ----------------------------------------
                                       Brian Bookmeier, Chief Executive Officer